Exhibit 10.37

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EXHIBITS

Exhibit 1	Lease Data	E1-1
Exhibit 2	Site Plan of the Land and Plan of Initial Premises, Storage Space, First Expansion Premises, Second Expansion Premises, and Expansion Option Premises	E2-1
Exhibit 3	Rentable Area Schedule	E3-1
Exhibit 4	Specifications for Office Cleaning	E4-1
Exhibit 5	Broker Determination of Fair Market Rental Value	E5-1
Exhibit 6	Form of Letter of Credit	E6-1
Exhibit 7-A	Description of Landlord’s Renovation Work	E7-A-1
Exhibit 7-B	Description of Landlord’s Pre-Occupancy Work	E7-B-1
Exhibit 7-C	Description of Base Building Core and Shell	E7-C-1
Exhibit 8	Intentionally Omitted	E8-1
Exhibit 9	Rooftop Plan Showing the Antenna Area	E9-1
Exhibit 10	Rules and Regulations	E10-1
Exhibit 11	Form of SNDA	E11-1
Exhibit 12	Legal Description of Land	E12-1
Exhibit 13	Tenant’s Design Development Plans	E13-1
Exhibit 14-A	Rooftop Terrace Reservation Rules	E14-A-1
Exhibit 14-B	2004 Allocation of Rooftop Terrace Exclusive Rights	E14-B-1
Exhibit 15	Form of Special Non-Disturbance Agreement	E15-1

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Execution Counterpart

     THIS LEASE is made and entered into on the Execution Date as stated in Exhibit 1 and between the Landlord and the Tenant named in Exhibit 1.

Landlord does hereby demise and lease to Tenant, and Tenant does hereby hire and take from Landlord, the Initial Premises, upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease for the term hereinafter stated:

1.	REFERENCE DATA

     Each reference in this Lease to any of the terms and titles contained in any Exhibit attached to this Lease shall be deemed and construed to incorporate the data stated under that term or title in such Exhibit.

2.	DESCRIPTION OF DEMISED PREMISES, BUILDING, STORAGE SPACE, EXPANSION PREMISES AND RIGHTS TO LEASE ADDITIONAL SPACE

     2.1 Demised Premises, Building, and Storage Space.

          (a) The Premises. The Premises shall initially constitute the Initial Premises as described in Exhibit 1 and shown on Exhibit 2 (the “Lease Plan”). The Rentable Area of each floor of the Building, as determined in accordance with the Measurement Method, is set forth on the chart attached hereto as Exhibit 3 (the “Rentable Area Schedule”).

          (b) The Building. By transmittal dated July 23, 2003 from Michael J. Litchman, Esq. to Jeremy B. Fox, Esq., Landlord has delivered to Tenant a copy of Landlord’s owner’s title policy for the Land and Building. Landlord is not aware of any recorded matters encumbering title to the Land or the Building, other than as disclosed on such title policy.

          (c) The Storage Space. Commencing on the date that is forty-five days after notice from Tenant requesting delivery thereof, but in no event later than the date that is two (2) months prior to the Rent Commencement Date (the “Storage Space Commencement Date”), Landlord shall lease to Tenant and Tenant shall lease from Landlord certain space consisting of approximately 1,000 usable square feet on the second lower level of the Building, as shown on Exhibit 2 (the “Storage Space”). Except as otherwise expressly provided in this Article 2.1(c), it is agreed that Tenant is accepting the Storage Space in “as is” condition. Landlord shall deliver the Storage Space to Tenant on the Storage Space Commencement Date with (i) a demising partition constructed of either finished drywall or CMU to secure and separate the Storage Space from other storage space and to create an access corridor, (ii) a solid core wood door or hollow metal door and frame with all necessary hardware including a lockset, and (iii) a light switch located adjacent to the strike side of the door connected to existing lighting fixtures within the Storage Space. Tenant anticipates installing in the Storage Space additional lighting, HVAC and shelving, which work shall be performed subject to and in accordance with this Lease. The Storage Space shall be used for storage purposes ancillary to Tenant’s use of the Premises. Tenant’s rights and obligations with respect to the Storage Space shall be upon and subject to all of the terms and conditions of this Lease, and the Storage Space shall be considered part of the Premises for all purposes of this Lease, except as otherwise set forth herein. Commencing on the Rent Commencement Date, Tenant shall pay the Storage Rent with respect to the Storage Space in the amount set forth in Exhibit 1, payable in monthly installments of one twelfth (1/12) each in accordance with the provisions of Article 6, and such amount shall be subject to increase, on the first day of each succeeding Lease Year, pursuant to Article 7 on the same basis as Yearly Rent with respect to the Premises. Landlord shall maintain the Storage Space in a manner consistent with the management of storage areas in other first class buildings in the downtown Washington, DC area, and otherwise in accordance with the terms and conditions of this Lease. The square footage of the Storage Space is not included in the calculation of the Rentable Area of the Premises. Landlord shall have the right to relocate the Storage Space, as a single unit, to another comparable storage space in the Building, so long as such replacement storage space contains comparable improvements and equipment (including any HVAC equipment) as contained in the original Storage Space and has reasonable access to a Building freight elevator. Any such relocation shall be implemented only following reasonable prior notice to Tenant, and shall be at Landlord’s sole cost and expense. Subject to the terms and conditions of this Article 2.1(c), Tenant shall have the right to lease additional storage space in the Building provided that (i) there is then no Event of Default that remains uncured and (ii) the ratio of the total usable area of the Storage Space leased by Tenant from time to time to the total usable area of storage space in the Building does not exceed the ratio of the Rentable Area of office space in the Building leased by Tenant from time to time to the total Rentable Area of the Building (such limit is hereinafter referred to as “Tenant’s Storage Space Limit”). In the event that Landlord has any additional storage space available for lease at any time during the term of this Lease (except that storage space used by a departing tenant shall not be considered available if Landlord desires to lease such storage space to the successor occupant(s) of the space leased by such departing tenant), provided that the Storage Space then leased by Tenant under this Lease, as increased by the usable area of such available storage space, is smaller than Tenant’s Storage Space Limit, Landlord shall notify Tenant of the availability of such storage space, specifying the location and size of such storage space, and Landlord’s estimate of the fair market storage rent at which Landlord is willing to lease such space. Tenant shall have the right to lease such storage space at the then fair market storage rent therefor, by giving written notice to Landlord within ten (10) business days after receipt of such notice from Landlord. If Tenant shall timely elect to lease the additional storage space, such space shall be added to and considered part of the Storage Space under this Lease for all purposes, including, without limitation, the adjustment of the Storage Rent to reflect the addition of such additional storage space. If Tenant shall disagree with Landlord’s determination of the fair market storage rent, and the parties are unable to reach agreement within thirty (30) days after Landlord’s notice, either party may submit such dispute to a Broker Determination as defined in Article 2.7(g) pursuant to Exhibit 5 within thirty (30) days after such initial 30 day period.

     2.2 Appurtenant Rights.

          (a) Common Areas. Tenant shall have, as appurtenant to the Premises, rights to use in common with others entitled thereto, subject to the rules and regulations specified in Exhibit 10, and such other reasonable rules from time to time made by Landlord of which Tenant is given reasonable prior written notice:

(i) the common lobbies, hallways, stairways and elevators of the Building, serving the Premises in common with others,

(ii) common walkways necessary for access to the Building,

(iii) the Building’s fitness facility, as shown on the Lease Plan, Exhibit 2;

(iv) the Building’s “ground floor terrace,” as shown on the Lease Plan, Exhibit 2;

(v) if the Premises includes less than the entire Rentable Area of any floor, the common toilets and other common facilities of such floor;

(vi) the rooftop terrace for the Building, at times other than the times provided for Tenant’s exclusive use thereof in Article 2.2(b) below, and subject to the exclusive rights granted by Landlord to other tenants in accordance with Article 2.2(b) below; and

(vii) the common area panels, equipment rooms, shafts, stacks, pipes, conduits, and ducts in the Building for the installation, operation, maintenance and repair of the wires, cables, panels and equipment of Tenant serving the Premises.

     Landlord shall impose no usage fees in connection with the use by tenants in the Building, and their employees, of the aforesaid fitness facility and “ground floor terrace,” and costs and expenses associated therewith shall be recoverable by Landlord as Operating Costs to the extent permitted under Article 9 below.

          (b) Rooftop Terrace. Landlord maintains and operates, in an area on the roof of the Building, a rooftop terrace that, on terms and conditions set forth in this paragraph (b), shall be made available from time to time during the term for Tenant’s exclusive use. Landlord shall make such rooftop terrace available for Tenant’s exclusive use, without the imposition of a usage fee, not fewer than twenty (20) times during any Lease Year (prorated for partial Lease Years to an amount equal to 20/365 multiplied by the number of days in such partial Lease Year), for private functions and meetings, subject to the reservation procedures specified in Exhibit 14-A and the rules and regulations specified in Exhibit 10, and such other reasonable rules and regulations pertaining to the use of the rooftop terrace of which Tenant is given reasonable prior written notice. The initial allocation of exclusive use of the rooftop terrace for calendar year 2004 is attached hereto and made a part hereof as Exhibit 14-B. Notwithstanding anything contained herein to the contrary, Landlord shall not grant more occasions of exclusive use of the rooftop terrace to other tenants in the Building collectively (and if Landlord desires to grant more occasions of exclusive use to other tenants collectively, Landlord shall increase Tenant’s exclusive use rights in order to comply with the requirements of this sentence). Except as set forth in this Article 2.2(b), Landlord shall operate and maintain the rooftop terrace as a Building common area, in a first class manner, and costs and expenses associated therewith shall be recoverable by Landlord as Operating Costs to the extent permitted under Article 9 below.

          (c) 8th and 9th Floor Terraces. Tenant shall have the exclusive right, throughout the term of this Lease, to the use of the eighth (8th) floor terrace, as shown on Exhibit 2. Such use shall be subject to the rules and regulations specified in Exhibit 10, and such other reasonable rules issued from time to time by Landlord provided that Tenant is given reasonable advance written notice of such rules. Tenant shall maintain such terraces in a neat and tidy condition. Subject to such obligations of Tenant, Landlord shall maintain such terrace to the same first class standard as the common areas of the Building, and the costs of such maintenance shall be included in Operating Costs to the extent permitted under Article 9 below. Upon the expansion of the Premises to include the ninth (9th) floor of the Building, Tenant shall have the exclusive right to the use of the ninth (9th) floor terrace, on the same basis as the 8th floor terrace.

     2.3 Exclusions and Reservations. Except as otherwise expressly provided herein, there shall be excluded from the Premises, and Landlord hereby reserves to itself, the ceiling and floor slabs, and the exterior windows and perimeter walls of the Premises except the inner surfaces thereof, any balconies or terraces (except to the extent the same are shown as part of the Premises on the Lease Plan (Exhibit 2)), and any space located within the perimeter walls of the Premises and serving the Building generally and not exclusively the Premises, including, without limitation, space used for shafts, stacks, pipes, conduits, wires and appurtenant fixtures, fan rooms, ducts, electric or other utilities. Notwithstanding anything to the contrary contained in this Lease, Tenant shall permit Landlord to erect, use and maintain pipes, ducts and conduits in and through the Premises, provided the same do not reduce the floor area of the Premises by more than a de-minimus amount or adversely affect the appearance or Tenant’s use and enjoyment thereof by more than a de-minimus amount.

     2.4 First Expansion Premises.

          (a) Delivery of First Expansion Premises. Landlord shall deliver possession of the First Expansion Premises, as defined in Exhibit 1, to Tenant on the First Expansion Premises Commencement Date (as such date may be adjusted as provided hereinbelow), in broom clean condition, vacant of any tenant or occupant, and free of personal property and otherwise in its then “as is” condition. If Landlord is unable to deliver the First Expansion Premises in such condition as of May 1, 2006, Landlord shall promptly deliver a written notice to Tenant setting forth the revised estimated First Expansion Premises Commencement Date, which estimated First Expansion Premises Commencement Date shall in no event be sooner than fifteen (15) days after the date of such notice from Landlord. If the conditions to occurrence of the First Expansion Premises Commencement Date will not occur on or before the expiration of such fifteen day period, then Landlord may from time to time (but not more than twice) further revise the estimated First Expansion Premises Commencement Date by no more than two (2) business days by giving Tenant at least five (5) business days’ prior notice of such further revised estimated First Expansion Premises Commencement Date. Tenant agrees that a notice received by Tenant directly from the current occupant of the First Expansion Premises, delivered in accordance with the notice provisions set forth in Article 27, shall satisfy Landlord’s notice obligations hereunder. However, the First Expansion Premises Commencement Date shall be deemed to have occurred, notwithstanding anything to the contrary provided above, at such time as Tenant takes possession of the First Expansion Premises. Following any request by Tenant, Landlord shall advise Tenant of any written notice received by Landlord from the existing tenant of the First Expansion Premises to the effect that such space will not be timely surrendered.

          (b) Consequences of Delivery Delay. Notwithstanding any provision contained herein to the contrary, if delivery of possession of the First Expansion Premises is delayed for any reason beyond May 1, 2006, then and in such event Tenant shall be entitled to one day of abatement of Monthly Rent Payments applicable to the First Expansion Premises for each day of delay until the occurrence of the First Expansion Premises Commencement Date. The foregoing right to abate Monthly Rent Payments applicable to the First Expansion Premises shall be Tenant’s sole and exclusive remedy for Landlord’s failure to timely deliver the First Expansion Premises to Tenant, and Tenant shall not otherwise have any claim against Landlord, nor shall Landlord have any liability to Tenant, by reason thereof. However, if the inability to deliver possession of the First Expansion Premises is due to the holding over by the then current occupant thereof, Landlord will diligently pursue the prosecution of an action for possession, in accordance with Landlord’s good faith judgment. The failure to have so timely delivered possession of the First Expansion Premises shall in no way affect the validity of this Lease or the obligations of Tenant hereunder, nor shall the same be construed in any way to extend the term of this Lease.

          (c) Terms and Conditions. On the First Expansion Premises Commencement Date, as determined pursuant to paragraph (a) above, the Premises under this Lease shall be expanded to include the First Expansion Premises. Once incorporated into the Premises, Tenant’s rights and obligations with respect to the First Expansion Premises shall be subject to and with the benefit of all of the terms and conditions of this Lease, except that (i) as of the First Expansion Premises Rent Commencement Date, the Yearly Rent applicable to the First Expansion Premises shall equal the rate of Yearly Rent per square foot then payable with respect to the Initial Premises, and shall escalate thereafter, on the first day of each succeeding Lease Year, in accordance with the provisions of Article 7; (ii) as of the First Expansion Premises Rent Commencement Date, Tenant shall commence payment of such additional amount of Monthly Rent Payments with respect to the First Expansion Premises and Tenant’s Proportionate Share shall be revised to reflect the addition of the First Expansion Premises to the Premises; and (iii) as of the First Expansion Premises Commencement Date, Landlord shall make available the First Expansion Rent Abatement to Tenant, subject to and in accordance with the provisions of paragraph (f) below, and the Life Safety Improvements Allowance, subject to and in accordance with the provisions of Section 4.6 below. Promptly after the First Expansion Premises Commencement Date, Landlord and Tenant agree to enter into an amendment to this Lease memorializing the addition of the First Expansion Premises to this Lease and the amendment of the applicable defined terms hereunder, including, without limitation, Rentable Area of the Premises, Yearly Rent, and Tenant’s Proportionate Share, but failure of the parties to execute such an amendment shall have no effect on the effectiveness of the expansion of the Premises to include the First Expansion Premises, and the economic terms associated therewith, as set forth above.

          (d) Landlord’s Pre-Occupancy Work; Consequences of Landlord Delay. Any delay in the conduct by Tenant or Tenant’s contractors of Tenant’s Work as a result of any act or omission of Landlord or its contractors, including without limitation, any delay caused by Landlord’s performance of Landlord’s Pre-Occupancy Work, shall be deemed “Landlord Delay” if and to the extent that, as a result thereof,

(i) Tenant otherwise would have substantially completed Tenant’s Work in the First Expansion Premises and commenced occupancy of the First Expansion Premises for the conduct of business on or before the scheduled First Expansion Premises Rent Commencement Date as defined in Exhibit 1 (i.e., 4 months following the First Expansion Premises Commencement Date), but Tenant is actually delayed, beyond such scheduled First Expansion Premises Rent Commencement Date, from so substantially completing Tenant’s Work and from commencing occupancy of the First Expansion Premises for the conduct of business or

(ii) even though Tenant would not otherwise have completed Tenant’s Work in the First Expansion Premises and commenced occupancy of the First Expansion Premises for the conduct of business by such scheduled First Expansion Premises Rent Commencement Date, Tenant is further delayed from substantially completing Tenant’s Work in the First Expansion Premises and commencing occupancy of the First Expansion Premises for the conduct of business.

Any delay in the conduct of such work, which is associated with the need to fulfill the responsibilities set forth in Article 4.4(a), shall not in any event be deemed “Landlord Delay.” In addition, without limiting the foregoing, if Landlord fails to substantially complete Landlord’s Pre-Occupancy Work in the First Expansion Premises by the scheduled First Expansion Premises Rent Commencement Date as defined in Exhibit 1 (i.e., 4 months following the First Expansion Premises Commencement Date), then if and to the extent that as a result thereof, Tenant is actually delayed, beyond such scheduled First Expansion Premises Rent Commencement Date, from commencing occupancy of the First Expansion Premises for the conduct of business, such delay shall be deemed “Landlord Delay.” In the event of Landlord Delay, defined as aforesaid, the First Expansion Premises Rent Commencement Date shall be extended one (1) day for each day of such Landlord Delay.

          (e) First Expansion Work. Tenant anticipates the need to perform certain leasehold improvements to the First Expansion Premises commencing upon the First Expansion Premises Commencement Date (the “First Expansion Work”). The First Expansion Work shall be performed by Tenant subject to and in accordance with all of the terms and conditions of this Lease, including, without limitation, Articles 4, 12 and 13. The First Expansion Work shall be performed in a good and workmanlike manner, using only new first-class materials. Tenant covenants that the hard costs of the First Expansion Work shall at least equal $40.00 per square foot of Rentable Area of the First Expansion Premises. Promptly after request by Landlord, Tenant shall deliver to Landlord invoices for the First Expansion Work evidencing the costs for the First Expansion Work.

          (f) First Expansion Rent Abatement. Commencing on the First Expansion Commencement Date, Landlord shall provide rental abatement to Tenant in the amount of One Million Two Hundred Ninety Eight Thousand Three Hundred Fifty Dollars ($1,298,350), based upon Fifty Dollars ($50) per square foot of the Rentable Area of the First Expansion Premises (the “First Expansion Rental Abatement”). The First Expansion Rent Abatement shall be offset and applied against the Monthly Rent Payments next due with respect to the Initial Premises and the First Expansion Premises.

     2.5 Second Expansion Premises.

          (a) Delivery of Second Expansion Premises. Landlord shall deliver possession of the Second Expansion Premises, as defined in Exhibit 1, to Tenant on the Second Expansion Premises Commencement Date (as such date may be adjusted as provided hereinbelow), in broom clean condition, vacant of any tenant or occupant, and free of personal property and otherwise in its then “as is” condition. If Landlord is unable to deliver the Second Expansion Premises in such condition as of May 1, 2007, Landlord shall promptly deliver a written notice to Tenant setting forth the revised estimated Second

Expansion Premises Commencement Date, which estimated Second Expansion Premises Commencement Date shall in no event be sooner than fifteen (15) days after the date of such notice from Landlord. If the conditions to occurrence of the Second Expansion Premises Commencement Date will not occur on or before the expiration of such fifteen day period, then Landlord may from time to time (but not more than twice) further revise the estimated Second Expansion Premises Commencement Date by no more than two (2) business days by giving Tenant at least five (5) business days’ prior notice of such further revised estimated Second Expansion Premises Commencement Date. Tenant agrees that a notice received by Tenant directly from the current occupant of the Second Expansion Premises, delivered in accordance with the notice provisions set forth in Article 27, shall satisfy Landlord’s notice obligations hereunder. However, the Second Expansion Premises Commencement Date shall be deemed to have occurred, notwithstanding anything to the contrary provided above, at such time as Tenant takes possession of the Second Expansion Premises. Following any request by Tenant, Landlord shall advise Tenant of any written notice received by Landlord from the existing tenant of the Second Expansion Premises to the effect that such space will not be timely surrendered.

          (b) Consequences of Delivery Delay. Notwithstanding any provision contained herein to the contrary, if delivery of possession of the Second Expansion Premises is delayed for any reason beyond May 1, 2007, then and in such event Tenant shall be entitled to one day of abatement of Monthly Rent Payments applicable to the Second Expansion Premises for each day of delay until the occurrence of the Second Expansion Premises Commencement Date. The foregoing right to abate Monthly Rent Payments applicable to the Second Expansion Premises shall be Tenant’s sole and exclusive remedy for Landlord’s failure to timely deliver the Second Expansion Premises to Tenant, and Tenant shall not otherwise have any claim against Landlord, nor shall Landlord have any liability to Tenant, by reason thereof. However, if the inability to deliver possession of the Second Expansion Premises is due to the holding over by the then current occupant thereof, Landlord will diligently pursue the prosecution of an action for possession, in accordance with Landlord’s good faith judgment. The failure to have so timely delivered possession of the Second Expansion Premises shall in no way affect the validity of this Lease or the obligations of Tenant hereunder, nor shall the same be construed in any way to extend the term of this Lease.

          (c) Terms and Conditions. On the Second Expansion Premises Commencement Date, as determined pursuant to paragraph (a) above, the Premises under this Lease shall be expanded to include the Second Expansion Premises. Once incorporated into the Premises, Tenant’s rights and obligations with respect to the Second Expansion Premises shall be subject to and with the benefit of all of the terms and conditions of this Lease, except that (i) as of the Second Expansion Premises Rent Commencement Date, the Yearly Rent applicable to the Second Expansion Premises shall initially equal $28.00 per square foot of the Second Expansion Premises, and shall escalate thereafter, on the first day of each succeeding Lease Year, in accordance with the provisions of Article 7; (ii) as of the Second Expansion Premises Rent Commencement Date, Tenant shall commence payment of such additional amount of Monthly Rent Payments with respect to the Second Expansion Premises and Tenant’s Proportionate Share shall be revised to reflect the addition of the Second Expansion Premises to the Premises; and (iii) as of the Second Expansion Premises Commencement Date, Landlord shall make available the Second Expansion Rent Abatement to Tenant, subject to and in accordance with the provisions of paragraph (f) below, and the Life Safety Improvements Allowance, subject to and in accordance with the provisions of Section 4.6 below. Promptly after the Second Expansion Premises Commencement Date, Landlord and Tenant agree to enter into an amendment to this Lease memorializing the addition of the Second Expansion Premises to this Lease and the amendment of the applicable defined terms hereunder, including, without limitation, Rentable Area of the Premises, Yearly Rent, and Tenant’s Proportionate Share, but failure of the parties to execute such an amendment shall have no effect on the effectiveness of the expansion of the Premises to include the Second Expansion Premises, and the economic terms associated therewith, as set forth above.

          (d) Landlord’s Pre-Occupancy Work; Consequences of Landlord Delay. Any delay in the conduct by Tenant or Tenant’s contractors of Tenant’s Work as a result of any act or omission of Landlord or its contractors, including without limitation, any delay caused by Landlord’s performance of

Landlord’s Pre-Occupancy Work, shall be deemed “Landlord Delay” if and to the extent that, as a result thereof,

(i) Tenant otherwise would have substantially completed Tenant’s Work in the Second Expansion Premises and commenced occupancy of the Second Expansion Premises for the conduct of business on or before the scheduled Second Expansion Premises Rent Commencement Date as defined in Exhibit 1 (i.e., 4 months following the Second Expansion Premises Commencement Date), but Tenant is actually delayed, beyond such scheduled Second Expansion Premises Rent Commencement Date, from so substantially completing Tenant’s Work and from commencing occupancy of the Second Expansion Premises for the conduct of business or

(ii) even though Tenant would not otherwise have completed Tenant’s Work in the Second Expansion Premises and commenced occupancy of the Second Expansion Premises for the conduct of business by such scheduled Second Expansion Premises Rent Commencement Date, Tenant is further delayed from substantially completing Tenant’s Work in the Second Expansion Premises and commencing occupancy of the Second Expansion Premises for the conduct of business.

Any delay in the conduct of such work, which is associated with the need to fulfill the responsibilities set forth in Article 4.4(a), shall not in any event be deemed “Landlord Delay.” In addition, without limiting the foregoing, if Landlord fails to substantially complete Landlord’s Pre-Occupancy Work in the Second Expansion Premises by the scheduled Second Expansion Premises Rent Commencement Date as defined in Exhibit 1 (i.e., 4 months following the Second Expansion Premises Commencement Date), then if and to the extent that as a result thereof, Tenant is actually delayed, beyond such scheduled Second Expansion Premises Rent Commencement Date, from commencing occupancy of the Second Expansion Premises for the conduct of business, such delay shall be deemed “Landlord Delay.” In the event of Landlord Delay, defined as aforesaid, the Second Expansion Premises Rent Commencement Date shall be extended one (1) day for each day of such Landlord Delay.

          (e) Second Expansion Work. Tenant anticipates the need to perform certain leasehold improvements to the Second Expansion Premises commencing upon the Second Expansion Premises Commencement Date (the “Second Expansion Work”). The Second Expansion Work shall be performed by Tenant subject to and in accordance with all of the terms and conditions of this Lease, including, without limitation, Articles 4, 12 and 13. The Second Expansion Work shall be performed in a good and workmanlike manner, using only new first-class materials. Tenant covenants that the hard costs of the Second Expansion Work shall at least equal $32.00 per square foot of Rentable Area of the First Expansion Premises. Promptly after request by Landlord, Tenant shall deliver to Landlord invoices for the Second Expansion Work evidencing the costs for the Second Expansion Work and the satisfaction of the foregoing covenant of Tenant.

          (f) Second Expansion Rent Abatement. Commencing on the Second Expansion Commencement Date, Landlord shall provide rental abatement to Tenant in the amount of Four Hundred Ninety-Nine Thousand Five Hundred Ninety Dollars ($499,590.00), based upon Forty-Five Dollars ($45.00) per square foot of the Rentable Area of the Second Expansion Premises (the “Second Expansion Rental Abatement”). The Second Expansion Rent Abatement shall be offset and applied against the Monthly Rent Payments next due with respect to the Initial Premises, the First Expansion Premises and the Second Expansion Premises.

     2.6 Intentionally Omitted.

     2.7 Expansion Option Premises.

          (a) Expansion Option. Subject to the terms and conditions of this Article 2.7, provided that there is not then an Event of Default as of the date Tenant exercises such right or as of the Expansion Option Premises Commencement Date, Tenant shall have the right to expand the Premises to include the Expansion Option Premises, as defined in Exhibit 1. If Tenant shall give Landlord written notice electing to expand the Premises on or before the later to occur of (i) April 1, 2007, or (ii) the date that is ten (10) business days after a written reminder notice from Landlord, which notice from Landlord shall be given no sooner than October 1, 2006, then, subject to Tenant’s rescission right contained in paragraph (g) below, Landlord shall deliver possession of the Expansion Option Premises to Tenant on the Expansion Option Premises Commencement Date in broom clean condition, vacant of any tenant or occupant, and free of personal property and otherwise in its then “as is” condition. If Tenant shall fail to timely deliver such notice electing to so expand the Premises, Tenant shall be deemed to have waived such right, and Landlord shall thereafter be free to lease all or any portion of the Expansion Option Premises to such parties and on such terms as Landlord shall determine in its sole discretion.

          (b) Delivery of Expansion Option Premises. If Landlord is unable to deliver the Expansion Option Premises in the condition set forth in paragraph (a) above as of May 1, 2008, Landlord shall promptly deliver a written notice to Tenant setting forth the revised estimated Expansion Option Premises Commencement Date, which estimated Expansion Option Premises Commencement Date shall in no event be sooner than fifteen (15) days after the date of such notice from Landlord. If the conditions to occurrence of the Expansion Option Premises Commencement Date will not occur on or before the expiration of such fifteen day period, then Landlord may from time to time (but not more than twice) further revise the estimated Expansion Option Premises Commencement Date by no more than two (2) business days by giving Tenant at least five (5) business days’ prior notice of such further revised estimated Expansion Option Premises Commencement Date. Tenant agrees that a notice received by Tenant directly from the current occupant of the Expansion Option Premises shall satisfy Landlord’s notice obligations hereunder. However, the Expansion Option Premises Commencement Date shall be deemed to have occurred, notwithstanding anything to the contrary provided above, at such time as Tenant takes possession of the Expansion Option Premises. Following any request by Tenant, Landlord shall advise Tenant of any written notice received by Landlord from the current tenant of the Expansion Option Premises to the effect that such space will not be timely surrendered.

          (c) Consequences of Delivery Delay. Notwithstanding any provision contained herein to the contrary, if delivery of possession of the Expansion Option Premises is delayed for any reason beyond May 1, 2008, then and in such event Tenant shall be entitled to one day of abatement of Monthly Rent Payments applicable to the Expansion Option Premises for each day of delay until the occurrence of the Expansion Option Premises Commencement Date. The foregoing right to abate Monthly Rent Payments applicable to the Expansion Option Premises shall be Tenant’s sole and exclusive remedy for Landlord’s failure to timely deliver the Expansion Option Premises to Tenant, and Tenant shall not otherwise have any claim against Landlord, nor shall Landlord have any liability to Tenant, by reason thereof. However, if the inability to deliver possession of the Expansion Option Premises is due to the holding over by the then current occupant thereof, Landlord will diligently pursue the prosecution of an action for possession, in accordance with Landlord’s good faith judgment. The failure to have so timely delivered possession of the Expansion Option Premises shall in no way affect the validity of this Lease or the obligations of Tenant hereunder, nor shall the same be construed in any way to extend the term of this Lease.

          (d) Landlord’s Pre-Occupancy Work; Consequences of Landlord Delay. Any delay in the conduct by Tenant or Tenant’s contractors of Tenant’s Work as a result of any act or omission of Landlord or its contractors, including without limitation, any delay caused by Landlord’s performance of Landlord’s Pre-Occupancy Work, shall be deemed “Landlord Delay” if and to the extent that, as a result thereof,

(i) Tenant otherwise would have substantially completed Tenant’s Work in the Expansion Option Premises and commenced occupancy of the Expansion Option Premises for the conduct of business on or before the scheduled Expansion Option Premises Rent Commencement Date as defined in Exhibit 1 (i.e., 4 months following the Expansion Option Premises Commencement Date), but Tenant is actually delayed, beyond such scheduled Expansion Option Premises Rent Commencement Date, from so substantially completing Tenant’s Work and from commencing occupancy of the Expansion Option Premises for the conduct of business or

(ii) even though Tenant would not otherwise have completed Tenant’s Work in the Expansion Option Premises and commenced occupancy of the Expansion Option Premises for the conduct of business by such scheduled Expansion Option Premises Rent Commencement Date, Tenant is further delayed from substantially completing Tenant’s Work in the Expansion Option Premises and commencing occupancy of the Expansion Option Premises for the conduct of business.

Any delay in the conduct of such work, which is associated with the need to fulfill the responsibilities set forth in Article 4.4(a), shall not in any event be deemed “Landlord Delay.” In addition, without limiting the foregoing, if Landlord fails to substantially complete Landlord’s Pre-Occupancy Work in the Expansion Option Premises by the scheduled Expansion Option Premises Rent Commencement Date as defined in Exhibit 1 (i.e., 4 months following the Expansion Option Premises Commencement Date), then if and to the extent that as a result thereof, Tenant is actually delayed, beyond such scheduled Expansion Option Premises Rent Commencement Date, from commencing occupancy of the Expansion Option Premises for the conduct of business, such delay shall be deemed “Landlord Delay.” In the event of Landlord Delay, defined as aforesaid, the Expansion Option Premises Rent Commencement Date shall be extended one (1) day for each day of such Landlord Delay.

          (e) Expansion Option Premises Work. Tenant anticipates the need to perform certain leasehold improvements to the Expansion Option Premises commencing upon the Expansion Option Premises Commencement Date (the “Expansion Option Premises Work”). The Expansion Option Premises Work shall be performed by Tenant subject to and in accordance with all of the terms and conditions of this Lease, including, without limitation, Articles 4, 12 and 13. The Expansion Option Work shall be performed in a good and workmanlike manner, using only new first-class materials.

          (f) Terms and Conditions. On the Expansion Option Premises Commencement Date, as determined pursuant to this Article 2.7, the Premises under this Lease shall be expanded to include the Expansion Option Premises. Once incorporated into the Premises, Tenant’s rights and obligations with respect to the Expansion Option Premises shall be subject to and with the benefit of all of the terms and conditions of this Lease, except that (i) as of the Expansion Option Premises Rent Commencement Date, the Yearly Rent applicable to the Expansion Option Premises shall equal the fair market rental value thereof considering the terms of this Lease applicable thereto, which shall be determined pursuant to paragraph (g) below; (ii) as of the Expansion Option Premises Rent Commencement Date, Tenant shall commence payment of such additional amount of Yearly Rent with respect to the Expansion Option Premises and Tenant’s Proportionate Share shall be revised to reflect the addition of the Expansion Option Premises to the Premises; and (iii) Landlord shall make available to Tenant the Life Safety Improvements Allowance, subject to and in accordance with the provisions of Section 4.6 below. Promptly after the Expansion Option Premises Commencement Date, Landlord and Tenant agree to enter into an amendment to this Lease memorializing the addition of the Expansion Option Premises to this Lease and the amendment to the applicable defined terms hereunder, including, without limitation, Rentable Area of the Premises, Yearly Rent and Tenant’s Proportionate Share, but failure of the parties to execute such an amendment shall have no effect on the effectiveness of the expansion of the Premises to include the Expansion Option Premises, and the economic terms associated therewith, as set forth above.

          (g) Determination of Yearly Rent. Promptly after receiving Tenant’s notice electing to exercise its right to expand the Premises to include the Expansion Option Premises, but not in any event sooner than April 1, 2007, Landlord shall provide Tenant with written notice of Landlord’s good faith determination of the fair market rental value of the Expansion Option Premises taking into account the factors, and describing any components thereof, as contemplated in paragraph 4 of Exhibit 5, including, without limitation the fact that no Life Safety Improvements Work will have been performed therein, and the amount of the Life Safety Improvements Allowance that will be provided therefor in Article 4.6 below. If Tenant shall disagree with Landlord’s determination of the fair market rental value of the Expansion Option Premises and the parties are unable to reach agreement within thirty (30) days after Landlord’s notice as aforesaid, Tenant may rescind its election to lease the Expansion Option Premises by sending Landlord notice of such rescission not later than the expiration of the aforesaid thirty (30) day period, and Landlord shall thereafter be free to lease all or any portion of the Expansion Option Premises to such parties and on such terms as Landlord shall determine in its sole discretion. If Tenant shall not so rescind, Tenant shall be deemed to have leased the Expansion Option Premises, and either party may submit such dispute regarding the fair market rental value to a broker determination (the “Broker Determination”) pursuant to the provisions of Exhibit 5.

     2.8 Right to Lease Available Space.

          (a) Potential Available Space. Subject to the terms and conditions of this Article 2.8, including, without limitation the conditions set forth in paragraphs (h) and (i) below, Landlord shall make available to Tenant, for incorporation into the Premises upon terms and conditions provided below, all or any portion of the Rentable Area of the second (2nd), third (3rd) and fourth (4th) floors of the Building, and the portion of the first (1st) floor of the Building exclusive of the Second Expansion Premises (collectively, “Potential Available Space”), following the initial occupancy thereof by such tenants or other occupants, to which Landlord first leases such space following the date hereof, provided, however that if such space is subject to Superior Expansion Rights (as hereinafter defined), then it shall not constitute Potential Available Space until it shall be unencumbered by all such Superior Expansion Rights. “Superior Expansion Rights” as used in this Lease, shall mean and refer to the following rights to expand the size of the premises leased by a tenant to which Landlord first leases space in the Building following the date hereof, whether by “must take” expansion, option to expand or first right to lease or otherwise. If the premises leased to such tenant includes a partial floor in the Building, such tenant may be granted Superior Expansion Rights by Landlord to lease the remainder of such floor. In addition, if the premises leased to such tenant includes one or more full floors in the Building, such tenant may be granted Superior Expansion Rights by Landlord to lease space in the Building up to fifty percent (50%) of the full floor Rentable Area leased by such tenant.

          (b) Available Expiring Space, Available Early Termination Space, Available Recapture Space. Any Potential Available Space that is to become available for lease by Tenant under this Article 2.8 by virtue of the occurrence of the scheduled expiration of the term of the lease applicable to such space shall be hereinafter referred to as “Available Expiring Space.” If Landlord is to come into possession of Potential Available Space by virtue of the default or bankruptcy of a tenant, or the surrender of Potential Available Space by such tenant prior to the expiration of the term of its lease (which shall include a consensual surrender and termination entered into with Landlord), such space shall be hereinafter referred to as “Available Early Termination Space.” Finally, if a lease of Potential Available Space hereinafter entered into by Landlord contains assignment and subletting provisions granting Landlord the right to recapture space in the event of a proposed assignment or subletting by the tenant under such lease, then if the tenant under such lease proposes an assignment or sublease, which proposed sublease or assignment triggers Landlord’s right to recapture thereunder, then, the space as to which Landlord is entitled to recapture shall be hereinafter referred to as “Available Recapture Space.” Available Expiring Space, Available Early Termination Space and Available Recapture Space shall sometimes be collectively referred to as “Available Space.”

          (c) Landlord’s Offer Notice – Timing. Landlord shall give Tenant notice (“Landlord’s Offer Notice”), in accordance with paragraph (d) below, of the opportunity to expand the Premises to include Available Space as follows:

(1) for Available Expiring Space, Landlord’s Offer Notice must be given not earlier than nineteen (19) months nor later than eleven (11) months prior to the scheduled expiration date of the pertinent lease;

(2) for Available Early Termination Space, Landlord’s Offer Notice may be given (a) in the case of a default by such tenant, after Landlord has conditionally (as described below) decided to terminate such lease (subject to the right of such tenant to cure such default), (b) or in the case of a rejection of the lease by such tenant in bankruptcy, promptly after Landlord has received notice of such rejection, or (c) in the case of a consensual termination, after Landlord and such tenant have conditionally (as described below) agreed upon the terms of such termination, provided that in the cases of (a) and (c) above, Landlord’s decision to take action to terminate a lease may be conditioned upon whether or not Tenant elects to lease the space in question; and

(3) for Available Recapture Space, Landlord’s Offer Notice must be given not later than ten (10) days prior to the expiration of any rights that Landlord has to recapture Available Space pursuant to the assignment and subletting provisions of the lease in question.

          (d) Landlord’s Offer Notice – Contents. Each Landlord’s Offer Notice shall specify the size and location of the Available Space, the Yearly Rent that will be applicable thereto, the term of the lease with respect to the Available Space, and the date that Landlord anticipates that the Available Space will be available for delivery to Tenant, which in the case of Available Early Termination Space arising as a result of a consensual termination, shall not be sooner than six (6) months from the date of Landlord’s Offer Notice. Except as otherwise provided in clause (3) below, the term for the applicable Available Space shall be for the remainder of the term of this Lease unless the space in question is encumbered by Superior Expansion Rights of which fact Landlord shall specify in Landlord’s Offer Notice. In addition, each Landlord’s Offer Notice shall specify the following as respects the three types of Available Space hereunder:

(1) Landlord’s Offer Notice with respect to Available Expiring Space shall set forth a Yearly Rent which constitutes Landlord’s good faith determination of ninety five percent (95%) of the fair market rental value of the Available Expiring Space, taking into account all relevant factors, and describing any components thereof, as contemplated in paragraph 4 of Exhibit 5;

(2) Landlord’s Offer Notice with respect to Available Early Termination Space shall set forth a Yearly Rent which constitutes Landlord’s good faith determination of ninety five percent (95%) of the fair market rental value of the Available Early Termination Space, taking into account all relevant factors, and describing any components thereof, as contemplated in paragraph 4 of Exhibit 5;

(3) Landlord’s Offer Notice with respect to Available Recapture Space shall set forth a Yearly Rent equal to the Yearly Rent that Landlord would otherwise have been entitled to be paid by the tenant from which Landlord would recapture the Available Recapture Space (“Compensatory Yearly Rent”), which Yearly Rent shall be appropriately adjusted by Landlord (if and to the extent such lease did not require such tenant to pay its proportionate share of Operating Expenses and/or Taxes), and shall also include a true, correct and complete copy of the lease for the Available Recapture Space. Landlord’s Offer Notice shall also contain Landlord’s good faith non-binding estimate of Compensatory Recapture Transaction Costs (as defined below), and shall contain reasonable supporting evidence for the Compensatory Yearly Rent and Landlord’s estimate of the Compensatory Recapture Transaction Costs. The term of such lease shall be coterminous with the period as to which the recapture relates (typically the remainder of the term of the lease with respect to which Landlord would exercise the recapture rights). If the remaining term of the original lease for the Available Recapture Space was shorter than the term of this Lease, but Tenant elects, pursuant to clause (e)(3) below, to make the term for such Available Recapture Space coterminous with the term of this Lease, Yearly Rent for such Available Recapture Space, for the period after the expiration of the period to which the recapture relates, shall be equal to ninety-five percent (95%) of the then fair market rental value of the Available Recapture Space, taking into account all relevant factors, as contemplated in paragraph 4 of Exhibit 5. The aforesaid determination of the fair market rental value of the Available Recapture Space shall take place not sooner than twelve (12) months prior to the expiration of the period with respect to which Compensatory Yearly Rent was payable. If Landlord incurs actual, direct, out-of-pocket, reasonable transaction costs or losses in connection with such recapture, such as but not limited to construction costs associated with subdividing space or otherwise necessary to implement the transaction, legal fees, brokerage commissions, reimbursements or other amounts payable to the tenant or associated with the recapture, then Tenant shall reimburse Landlord, within 30 days after the later of invoice (together with supporting documentation) and delivery of possession of such Available Space to Tenant the aggregate amount of such cost or loss (“Compensatory Recapture Transaction Costs”), and Landlord’s Offer Notice shall include a non-binding estimate thereof.

          (e) Tenant’s Election; Landlord’s Delivery of Available Space.

(1) If Tenant desires to expand the Premises to include the Available Space specified in Landlord’s Offer Notice, Tenant must give notice of such election (“Tenant’s Available Space Election Notice”): (A) within thirty (30) days after the giving of Landlord’s Offer Notice with respect to Available Expiring Space, (B) within thirty (30) days after the giving of Landlord’s Offer Notice with respect to Available Early Termination Space and (C) within ten (10) days after the giving of Landlord’s Offer Notice with respect to Available Recapture Space. As set forth in paragraph (g) below, if Tenant fails to timely dispute Landlord’s good faith determination of 95% of the fair market rental value of the Available Space in question, then for purposes of establishing Yearly Rent applicable thereto and the other components of fair market rental value, Landlord’s determination shall be binding.

(2) If the Available Space comprises less than fifty percent (50%) of the Rentable Area of the floor on which such Available Space is located, or if the Available Space is Available Recapture Space, then Tenant must timely elect, in Tenant’s Available Space Election Notice, to lease all of the Available Space or none of the Available Space. If the Available Space is not Available Recapture Space, and comprises fifty percent (50%) or more of the Rentable Area of the floor on which such Available Space is located, then Tenant may elect, in Tenant’s Available Space Election Notice, to lease less than all of the offered Available Expiring Space or Available Early Termination Space, except that (A) in no event may Tenant elect to lease less than fifty percent (50%) of the Rentable Area of any floor of the Building unless such smaller area comprises all of the aforesaid Available Space on such floor of the Building, (B) if the Available Space consists of space on multiple floors, Tenant must elect to lease all or none of the portion of the Available Space on each floor and (C) in all cases, the portion of the Available Space on a floor not leased by Tenant shall be independently leaseable space, as reasonably determined by Landlord (which shall be understood to include, without limitation, that such remaining space shall have a proportion of windowed offices relative to the Rentable Area thereof which is comparable to the floor as a whole, and cannot lack reasonable means of ingress, egress or access to the Common Areas, common facilities and/or core areas of the Building located on such floor of the Building, such as access to bathrooms, elevators, etc.).

(3) Tenant may elect, in Tenant’s Available Space Election Notice with respect to Available Recapture Space for a term that is for the remainder of the term of the lease to which such recapture relates, but is otherwise shorter than the current term of this Lease, to lease the Available Recapture Space for a term that is coterminous with the term of this Lease, and the Yearly Rent for such longer period shall be ninety-five percent (95%) of fair market rental value as provided in paragraph (d)(3) above. Unless Tenant expressly makes such election, the term of the lease for the Available Recapture Space shall be limited to the remainder of the term of the lease to which such recapture relates.

(4) If Tenant timely gives Tenant’s Available Space Election Notice, then Landlord shall deliver possession of the Available Space in question, or the portion thereof elected by Tenant, on the date set forth in Landlord’s Offer Notice that such space was anticipated to become available, provided that if delivery of possession of the space is delayed, Tenant shall not have any claim against Landlord, nor shall Landlord have any liability to Tenant, by reason thereof. Landlord shall not extend the occupancy rights of the tenant nor allow a holdover of the tenant in the space. If the tenant does not vacate the premises by the date set forth in Landlord’s Offer Notice, Landlord will diligently pursue the prosecution of an action for possession in accordance with Landlord’s good faith judgment. If the Available Space is not available for delivery within six (6) months after the date originally anticipated by Landlord, as set forth in Landlord’s Offer Notice, Tenant shall have the right to rescind its election to lease such Available Space by written notice to Landlord within 30 days after the expiration of such six (6) month period, unless Landlord delivers the Available Space to Tenant prior to receipt of such notice. The Available Space shall be delivered to Tenant in broom clean condition, vacant of tenants or occupants, free of personal property, and otherwise in its then “as is” condition. Landlord shall have no obligation to perform any work or improvements in connection with the delivery of the Available Space to Tenant other than any Pre-Occupancy Work that may not have otherwise been completed with respect to such Available Space (excluding any Available Recapture Space for which no Pre-Occupancy Work shall be required), provided that completion of such Pre-Occupancy Work shall not be a condition to the payment of Rent for such Available Space, unless Tenant is unable to legally occupy such Available Space until such work is completed. Except for Tenant’s right to rescind its election to lease the Available Space as aforesaid, the failure to have so delivered possession of the Available Space on the applicable Available Space Commencement Date shall in no way affect the validity of this Lease or the obligations of Tenant hereunder, nor shall the same be construed in any way to extend the term of this Lease. On the date that possession of such Available Space has been so delivered, the Premises shall be expanded to include the Available Space in question. Once incorporated into the Premises, Tenant’s rights and obligations with respect to the Available Space shall be subject to and with the benefit of all of the terms and conditions of this Lease, except as otherwise expressly set forth in this Article 2.8.

          (f) Tenant’s Notice. If Tenant fails to deliver Tenant’s Available Space Election Notice within the applicable time period specified in clause (e) above, or having timely delivered such notice, thereafter rescinds its election as aforesaid, then Tenant shall be deemed to have waived its right to expand the Premises to include such Available Space, and Landlord shall thereafter be entitled to lease all or any portion of such Available Space to such parties and on such terms as Landlord shall determine in its sole discretion, and the Available Space in question shall not be considered Potential Available Space again, unless and until such space again satisfies the requirements for Potential Available Space set forth in this Article 2.8 following the subsequent leasing of such space.

          (g) Yearly Rent Determination. If Tenant disputes Landlord’s good faith determination of ninety five percent (95%) of the fair market rental value of the Available Space for purposes of establishing Yearly Rent applicable thereto, then Tenant’s notice electing to exercise its right to expand the Premises to include Available Space (excluding with respect to Available Recapture Space, the Yearly Rent for which shall be determined as set forth in clause (d)(3) above), must expressly indicate such dispute, or Landlord’s determination shall be binding upon Landlord and Tenant. If Tenant timely disputes Landlord’s determination of the fair market rental value of applicable Available Space, and the parties are unable to agree upon such fair market rental value within thirty (30) days after the date of Tenant’s notice of election as aforesaid, Tenant may rescind its election to lease any such Available Space by sending Landlord notice of such rescission not later than the expiration of the aforesaid thirty (30) day period, whereupon if Tenant does so timely rescind, Landlord shall thereafter be free to lease all or any portion of the Available Space to such parties and on such terms as Landlord shall determine in its sole discretion, and the Available Space in question shall not be considered Potential Available Space again, unless and until such space again satisfies the requirements for Potential Available Space set forth in this Article 2.8 following the subsequent leasing of such space. If Tenant shall not so rescind, then either party may submit such dispute to a Broker Determination pursuant to the provisions of Exhibit 5.

          (h) Conditions to Exercise. Notwithstanding any contrary provision of this Article 2.8 or any other provision of this Lease, Tenant’s right to expand the Premises to include the Available Space is conditioned upon (which condition may be waived by Landlord in its sole discretion) the absence, on the date Tenant notifies Landlord that it is exercising such right and on the date upon which the Available Space would otherwise have been incorporated into the Premises of (i) any Event of Default under this Lease, and (ii) any sublease or subleases of more than, in the aggregate, twenty-five percent (25%) of the Rentable Area of the Premises, excluding subleases to an Affiliate and excluding a sublease of the entire Rentable Area of the Premises for the entire remaining term of this Lease, less one day.

          (i) Limitations on Expansion. If, upon the last date by which Tenant may give notice to Landlord to elect to expand the Premises to include Available Space, there are fewer than thirty-one (31) months (but more than twenty-five (25) months) remaining in the term of this Lease, and the Premises either then comprise 210,000 or more rentable square feet, or with the expansion of the Premises by the Available Space, the Premises would comprise 210,000 or more rentable square feet, then as a condition to so expanding the Premises, Tenant must extend the term of this Lease in accordance with Article 3.4. If, upon the last date by which Tenant may give notice to Landlord to elect to expand the Premises to include Available Space, there are fewer than twenty-five (25) months (but more than nineteen (19) months) remaining in the term of this Lease, then if the Premises have ever been previously expanded to include more than the Initial Premises, the First Expansion Premises and the Second Expansion Premises, whether by virtue of Tenant’s expansion rights under this Article 2.8 or otherwise (but the Premises then include fewer than 210,000 rentable square feet), then as a condition to so further expanding the Premises, Tenant must extend the term of this Lease in accordance with Article 3.4. If, upon the last date by which Tenant may give notice to Landlord to elect to expand the Premises to include Available Space, there are fewer than nineteen (19) months remaining in the term of this Lease, Tenant shall have no further rights to expand the Premises under this Article 2.8.

3. TERM OF LEASE

     3.1 Definition of Lease Year. As used in this Lease the term “Lease Year” shall mean each twelve (12) month period during the term commencing upon the Rent Commencement Date, and each successive anniversary thereof, except that if the Rent Commencement Date does not occur on the first day of a calendar month, the first Lease Year, and each Lease Year thereafter, shall end on the last day of the month in which such anniversary occurs.

     3.2 Term. The term of this Lease shall be a period commencing on the Term Commencement Date and ending on the Termination Date as stated in Exhibit 1 or on such earlier date upon which said term may expire or be terminated pursuant to any of the provisions of this Lease or pursuant to law (which date for the termination of the terms hereof will hereafter be called “Termination Date”).

     3.3 Declaration Fixing Term Commencement Date, Rent Commencement Date and Termination Date. As soon as may be practicable after the execution date hereof, each of the parties hereto agrees, upon demand of the other party to join in the execution, in recordable form, of a statutory notice, memorandum, etc. of lease and/or written declaration in which shall be stated the Term Commencement Date, the Rent Commencement Date, the Termination Date, the terms and conditions regarding the First Expansion Premises, the Second Expansion Premises, the Expansion Option Premises, the Available Space, the Extension Term, and any other provision customarily included in such memoranda. Either party may record such memorandum of lease among the land records of the District of Columbia at such party’s expense. If this Lease is terminated before the term expires, then upon Landlord’s request the parties shall execute, deliver and record an instrument acknowledging such fact and the date of termination of this Lease, and Tenant hereby appoints Landlord its attorney-in-fact in its name and behalf to execute such instrument if Tenant shall fail to execute and deliver such instrument after Landlord’s request therefor within ten (10) days.

     3.4 Extension Term.

          (a) Provided that, at the time of such exercise, (i) this Lease is in full force and effect, and (ii) no Event of Default shall have occurred that is then continuing (either at the time of exercise or at the commencement of the Extended Term), and (iii) there shall not then be in effect any sublease or subleases of more than, in the aggregate, twenty-five percent (25%) of the Rentable Area of the Premises, excluding subleases to an Affiliate and excluding a sublease of the entire Rentable Area of the Premises for the entire remaining term of this Lease, less one day (any of which conditions described in clauses (i), (ii), and (iii) may be waived by Landlord at any time in Landlord’s sole discretion), Tenant shall have the right and option to extend the term of this Lease for one period (the “Extended Term”) of five (5) years, by giving written notice to Landlord prior to the expiration of the applicable extension notice deadline date set forth in paragraph (c) below. The giving of such notice of extension by Tenant shall automatically extend the term of this Lease for the Extended Term, subject to Tenant’s rescission right set forth in paragraph (b) below, and no instrument of renewal or extension need be executed. Notwithstanding the foregoing, Landlord and Tenant will execute an amendment to this Lease, setting forth the new Yearly Rent and any other matters as they shall mutually agree, as soon as practicable. In the event that Tenant fails timely to give such notice to Landlord, this Lease shall automatically terminate at the end of the original term, and Tenant shall have no further option to extend the term of this Lease. The Extended Term shall commence on the day immediately succeeding the expiration date of the original term, and shall end on the day immediately preceding the fifth (5th) anniversary of the first day of the Extended Term. The Extended Term shall be on all the terms and conditions of this Lease, except: (i) during the Extended Term, Tenant shall have no further option to extend the term, (ii) the Yearly Rent for the Extended Term shall be ninety-five percent (95%) of the fair market rental value of the Premises as of the commencement of the Extended Term, determined pursuant to paragraph (b), and (iii) all of the terms of this Lease that are expressly applicable only to either the initial Term, or to the initial occupancy of the Premises by Tenant, shall not be applicable with respect to the Extended Term.

          (b) Promptly after receiving Tenant’s notice electing to extend the term of this Lease pursuant to paragraph (a) above, but in no event sooner than the last date by which Tenant may give Landlord notice to extend the term of this Lease, Landlord shall provide Tenant with Landlord’s good faith determination of ninety five percent (95%) of the fair market rental value of the space that then comprises the Premises for the Extended Term, taking into account the factors, and describing any components thereof, as contemplated in paragraph 4 of Exhibit 5. If Tenant shall disagree with Landlord’s determination of ninety five percent (95%) of the fair market rental value, and the parties are unable to reach agreement within thirty (30) days after Landlord’s notice as aforesaid, Tenant may rescind its election to extend the term of the Lease for the Extended Term by sending Landlord notice of such rescission not later than the expiration of the aforesaid thirty (30) day period. If Tenant shall not so rescind, Tenant shall be deemed to have extended the term for the Extended Term, and either party may submit such dispute to Broker Determination pursuant to the provisions of Exhibit 5.

          (c) Except as otherwise provided in this paragraph (c), the deadline by which Tenant must deliver written notice to Landlord of Tenant’s election to exercise the extension option is the later to occur of the date that is (i) nineteen (19) months prior to the end of the term, or (ii) ten (10) business days after written notice from Landlord, which notice may be given by Landlord no sooner than twenty-five (25) months prior to the end of the term. In the event that Tenant has expanded the Premises to include any Available Space, but the Rentable Area of the Premises is then less than 210,000 rentable square feet, then the deadline by which Tenant must deliver such notice is the later to occur of the date that is (i) twenty-five (25) months prior to the end of the term, or (ii) ten (10) business days after written notice from Landlord, which shall be given by Landlord no sooner than thirty-one (31) months prior to the end of the term. In the event that the Premises are then comprised of 210,000 or more rentable square feet in the Building, then the deadline by which Tenant must deliver such notice is the later to occur of the date that is (i) thirty-one (31) months prior to the end of the term, or (ii) ten (10) business days after written notice from Landlord, which shall be given by Landlord no sooner than thirty-seven months (37) months prior to the end of the term.

4. DELIVERY OF POSSESSION; LANDLORD’S WORK; INITIAL TENANT IMPROVEMENTS

     4.1 Delivery of Possession (a) Term Commencement Date; Delays. Landlord shall deliver possession of the Initial Premises to Tenant on the Term Commencement Date contemplated in Exhibit 1 in broom clean condition, vacant of any tenant or occupant, and free of personal property and otherwise in its then “as is” condition. If Landlord is unable to deliver the Initial Premises in such condition to Tenant as of December 1, 2003, then Landlord shall promptly deliver a written notice to Tenant setting forth the revised estimated Term Commencement Date, which estimated Term Commencement Date shall in no event be sooner than fifteen (15) days after the date of such notice from Landlord. If the conditions to occurrence of the Term Commencement Date will not occur on or before the expiration of such fifteen day period, then Landlord may from time to time (but not more than twice) further revise the estimated Term Commencement Date by no more than two (2) business days by giving Tenant at least five (5) business days’ prior notice of such further revised estimated Term Commencement Date. Notwithstanding anything to the contrary set forth in this paragraph (a), except as otherwise set forth in the last sentence of this paragraph (a), in no event shall the postponement of the Term Commencement Date pursuant hereto result in the occurrence of the Term Commencement Date during the period (the “Blackout Period”) from December 13, 2003 through January 1, 2004 (both dates inclusive), and if by operation of this paragraph (a), the Term Commencement Date would otherwise fall within the aforesaid period, then the Term Commencement Date shall instead occur on January 2, 2004. Tenant agrees that a notice received by Tenant directly from the current occupant of the Initial Premises, delivered in accordance with the notice provisions set forth in Article 27, shall satisfy Landlord’s notice obligations hereunder. However, the Term Commencement Date shall be deemed to have occurred (even during the Blackout Period), notwithstanding anything to the contrary provided above, at such time as Tenant takes possession of the Premises.

          (b) Consequences of Delivery Delay. Notwithstanding any provision contained herein to the contrary, if delivery of possession of the Premises is delayed for any reason beyond December 1, 2003, then and in such event Tenant shall be entitled to one day of abatement of Monthly Rent Payments applicable to the Initial Premises for each day of delay until the occurrence of the Term Commencement Date. The foregoing right to abate Monthly Rent Payments applicable to the Initial Premises shall be Tenant’s sole and exclusive remedy for Landlord’s failure to timely deliver the Initial Premises to Tenant, and Tenant shall not otherwise have any claim against Landlord, nor shall Landlord have any liability to Tenant, by reason thereof. However, if the inability to deliver possession of the Initial Premises is due to the holding over in the Initial Premises by the current occupant of the Initial Premises, Landlord will diligently pursue the prosecution of an action for possession, in accordance with Landlord’s good faith judgment. The current occupant of the Initial Premises has no right to occupy the Initial Premises beyond November 30, 2003. The failure to have so timely delivered possession of the Initial Premises shall in no way affect the validity of this Lease or the obligations of Tenant hereunder, nor shall the same be construed in any way to extend the term of this Lease.

     4.2 Landlord’s Work.

          (a) Landlord’s Renovation Work. Landlord shall complete the improvements to the Building described in Exhibit 7-A (the “Landlord’s Renovation Work”) at Landlord’s sole cost and expense. Landlord’s Renovation Work shall be performed in a good and workmanlike manner, using new first class materials and in accordance with all applicable building codes, laws, rules and regulations (including the Americans with Disabilities Act (“ADA”)). Landlord shall not materially reduce the scope or quality of the Landlord’s Renovation Work described in Exhibit 7-A, provided that Landlord may modify the plans therefor or substitute materials in connection therewith so long as the general scope and quality is maintained. In the event that Landlord’s Renovation Work is not substantially complete on or before September 1, 2004, except as a result of Force Majeure or Tenant Delay, Landlord shall pay to Tenant, promptly after completion of Landlord’s Renovation Work, an amount equal to $200.00 for each day after September 1, 2004 that Landlord had failed to complete Landlord’s Renovation Work. Following request by Tenant, but not sooner than the plans and specifications are completed, Landlord will furnish Tenant a copy of Landlord’s plans and specifications for Landlord’s Renovation Work.

          (b) Landlord’s Pre-Occupancy Work. Landlord shall perform the improvements to the Building set forth on Exhibit 7-B (“Landlord’s Pre-Occupancy Work”) with respect to the Initial Premises. Landlord shall perform the Pre-Occupancy Work in a good and workmanlike manner, using new first class materials and in accordance with all laws, rules and regulations, including, without limitation, the ADA). Landlord shall use commercially reasonable efforts to complete Landlord’s Pre-Occupancy Work with respect to the Initial Premises, on or before the Rent Commencement Date. Following request by Tenant, but not sooner than the plans and specifications are completed, Landlord will furnish Tenant a copy of Landlord’s plans and specifications for Landlord’s Pre-Occupancy Work.

     4.3 Tenant’s Work.

          (a) Preparation of Tenants Plans and Specifications. Tenant shall be solely responsible for the timely preparation and submission to Landlord of the architectural, electrical and mechanical construction drawings, plans and specifications necessary to construct the Initial Premises, First Expansion Premises, Second Expansion Premises and Expansion Option Premises for Tenant’s initial occupancy, which shall be subject to approval by Landlord. Once approved by Landlord, the aforesaid drawings, plans and specifications shall be collectively referred to herein as the “Plans.” Landlord’s approval of Tenant’s proposed Plans shall not be unreasonably withheld, conditioned or delayed, and is solely given for the benefit of Landlord and neither Tenant nor any third party shall have the right to rely upon Landlord’s approval of the Plans for any purpose whatsoever. Without limiting the foregoing, Tenant shall be responsible for all elements of the design of the Plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of the Plans shall in no event relieve Tenant of the responsibility for such design. Tenant shall include, without limitation, the Life Safety Improvement Work (as defined in Article 4.6) in the Plans. Tenant shall use, and Landlord hereby approves, OPX PLLC as Tenant’s architect and either KEG or Tolk, Inc. as its engineer for the preparation of the Plans for the Initial Premises. Tenant may designate another architect or engineer to prepare the Plans for the Initial Premises or any other later incorporated portions of the Premises, subject to Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed.

          (b) Timetable for Submission and Approval of Tenant’s Plans and Specifications. Tenant shall submit to Landlord, for Landlord’s review and approval, which shall not be unreasonably withheld, conditioned or delayed, Tenant’s interim or progress plans in stages, as such plans are developed, including, without limitation, the initial schematic plans, fit plans and design developments plans for the Initial Premises and any other later incorporated portions of the Premises. Tenant furnished design development plans for the Initial Premises, a description of which is attached hereto as Exhibit 13, on September 29, 2003, which shall be reviewed by Landlord as contemplated below. Tenant shall also furnish Landlord, for informational purposes only, with 50% progress of the proposed final Plans when the same are available. Landlord shall respond to Tenant’s interim or progress plans (which in the case of the

Initial Premises are the design development plans described above) within a commercially reasonable period of time, but in no event more than seven (7) business days after receipt thereof. Landlord acknowledges that, following the delivery of the design development plans on September 29, 2003, the next set of plans Landlord will receive for approval for Tenant’s Work in the Initial Premises shall be the proposed final Plans for such work. If Landlord should withhold or condition consent to Tenant’s proposed Plans or any revision thereof, notice thereof by Landlord to Tenant shall be accompanied by a reasonably specific statement of reasons therefor. At Tenant’s sole cost and expense, Tenant shall cause the plans to be revised in a manner sufficient to remedy Landlord’s objections and/or respond to Landlord’s concerns, and Tenant shall resubmit the revised plans to Landlord. Landlord shall respond to Tenant’s revised plans within a commercially reasonable period of time, but in no event more than four (4) business days after receipt thereof, provided that Tenant has clearly indicated the nature and extent of the revisions contained in such revised plans. If Landlord shall again find it if necessary to withhold or condition consent to Tenant’s proposed plans, Landlord shall do so in writing, stating the reasons therefor. Tenant shall again revise such plans and resubmit them to Landlord pursuant to the foregoing procedures, until the plans have been consented to or deemed consented to by Landlord. Landlord’s failure to respond to Tenant’s plans or any revised iterations thereof within the time periods set forth above shall be deemed to be Landlord’s approval thereof.

          (c) Performance of Tenant’s Work. After approval of the Plans as provided above, Tenant shall commence and exercise reasonable diligence to complete the work specified therein (such work with respect to the Initial Premises is hereinafter referred to as “Tenant’s Initial Work”, and collectively with the First Expansion Work, Second Expansion Work and Expansion Option Premises Work is referred to as “Tenant’s Work”) using a general contractor first approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord hereby approves Hitt Contracting as Tenant’s contractor. All of Tenant’s Work shall be completed substantially in accordance with the Plans as well as all of conditions and the requirements associated with alterations and improvements made by or on behalf of Tenant set forth in Articles 12 and 13. Landlord shall cooperate with Tenant to obtain the certificate of occupancy for the Premises, at no cost to Landlord. Tenant shall provide Landlord with copies of the certificates of occupancy, or other documentation from the appropriate governmental authorities evidencing Tenant’s permission to occupy the Premises, promptly after completion of each portion of Tenant’s Work. Nothing herein shall be construed as permitting Tenant to occupy all or any portion of the Premises for which Tenant has not obtained a certificate of occupancy or other documentation, or otherwise failed to comply with applicable legal requirements. Tenant may perform Tenant’s Work during normal business hours, except for work that is particularly likely to disturb other tenants or the normal operation by Landlord of a first class office building; any such disturbing work shall be performed during after building business hours.

     4.4 Coordination of Contractors; Landlord Delay; Tenant Delay.

          (a) Coordination of Contractors. The parties anticipate that Landlord’s Renovation Work and Landlord’s Pre-Occupancy Work will be ongoing past the applicable Term Commencement Date with respect to the Initial Premises, First Expansion Premises, Second Expansion Premises, and Expansion Option Premises. Landlord and Tenant shall meet regularly prior to and during such periods to discuss the scheduling of Landlord’s Renovation Work and Landlord’s Pre-Occupancy Work and Tenant’s Work. Landlord and Tenant shall reasonably cooperate with each other to coordinate each party’s respective contractors to allow each party’s respective work to commence and continue without impairment, interference or delay. Landlord shall provide Tenant with access to the areas of the Building outside of the Premises reasonably required by Tenant’s contractors to complete Tenant’s Work, including, without limitation, access to loading docks and freight elevators, subject to the rules and regulations specified in Exhibit 10, and such other reasonable rules from time to time made by Landlord of which Tenant is given reasonable prior written notice. Landlord shall also provide utilities necessary for Tenant to perform Tenant’s Work, at no additional charge. Tenant shall provide Landlord with access to those portions of the Premises reasonably required by Landlord’s contractors to complete Landlord’s Pre-Occupancy Work, provided that Landlord shall not store materials and equipment in the Premises in connection with

Landlord’s Pre-Occupancy Work without Tenant’s prior consent, which shall not be unreasonably withheld, conditioned or delayed.

          (b) Landlord Delay; Consequence of Landlord Delay. Any delay in the conduct by Tenant or Tenant’s contractors of Tenant’s Work as a result of any act or omission of Landlord or its contractors, including without limitation, any delay caused by Landlord’s performance of Landlord’s Pre-Occupancy Work, shall be deemed “Landlord Delay” if and to the extent that, as a result thereof,

(i) Tenant otherwise would have substantially completed Tenant’s Work in the Initial Premises and commenced occupancy of the Initial Premises for the conduct of business on or before the scheduled Rent Commencement Date as defined in Exhibit 1 (i.e., 6 months following the Term Commencement Date), but Tenant is actually delayed, beyond such scheduled Rent Commencement Date, from so substantially completing Tenant’s Work and from commencing occupancy of the Initial Premises for the conduct of business or

(ii) even though Tenant would not otherwise have completed Tenant’s Work in the Initial Premises and commenced occupancy of the Initial Premises for the conduct of business by such scheduled Rent Commencement Date, Tenant is further delayed from substantially completing Tenant’s Work in the Initial Premises and commencing occupancy of the Initial Premises for the conduct of business.

As an illustration of paragraph (b)(i) above, if Tenant otherwise could have substantially completed Tenant’s Work and commenced occupancy of the Initial Premises five (5) days prior to the scheduled Rent Commencement Date, but due to acts or omissions of Landlord referred to above in this paragraph (b), Tenant is delayed in doing so for a period of seven (7) days, then the Rent Commencement Date shall be extended for two (2) days.

As an illustration of paragraph (b)(ii) above, if Tenant otherwise could have substantially completed Tenant’s Work and commenced occupancy of the Initial Premises five (5) days following the scheduled Rent Commencement Date, but due to acts or omissions of Landlord referred to above in this paragraph (b), Tenant is delayed in doing so for a period of seven (7) days, then the Rent Commencement Date shall be extended for seven (7) days.

Any delay in the conduct of such work, which is associated with the need to fulfill the responsibilities set forth in paragraph (a) above, shall not in any event be deemed “Landlord Delay.” In addition, without limiting the foregoing, if Landlord fails to substantially complete Landlord’s Pre-Occupancy Work in the Initial Premises by the scheduled Rent Commencement Date as defined in Exhibit 1 (i.e., 6 months following the Term Commencement Date), then if and to the extent that as a result thereof, Tenant is actually delayed, beyond such scheduled Rent Commencement Date, from commencing occupancy of the Initial Premises for the conduct of business, such delay shall be deemed “Landlord Delay.” In the event of Landlord Delay, defined as aforesaid, the Rent Commencement Date shall be extended one (1) day for each day of such Landlord Delay.

          (c) Tenant Delay. Any delay in the conduct by Landlord or Landlord’s contractors of Landlord’s Pre-Occupancy Work or Landlord’s Renovation Work as a result of any act or omission of Tenant or its contractors, including without limitation, any failure of Tenant to provide Landlord with access to the Premises as contemplated in this Article 4.4 shall be deemed a “Tenant Delay.” Notwithstanding anything to the contrary provided in the Lease, if and to the extent Landlord’s Renovation Work or Landlord’s Pre-Occupancy Work is delayed by Tenant Delay, then any deadline for the substantial completion thereof, or consequence associated with the delay in the substantial completion thereof, shall be modified to be postponed by the time period that Landlord is actually delayed in substantially completing such work. Any delay in the conduct of Landlord’s Renovation Work or Landlord’s Pre-Occupancy Work,

which is associated with the need to fulfill the responsibilities set forth in paragraph (a) above, shall not in any event be deemed Tenant Delay.

          (d) Responsibility to Notify of Anticipated Delay. Landlord and Tenant agree that, in order to give each party the earliest possible opportunity to avoid causing delay to the other party, whether in connection with Landlord’s Renovation Work, Landlord’s Pre-Occupancy Work, Tenant’s Work or otherwise, each party will, as soon as a party becomes aware of the basis for a potential delay claim against the other party, give notice to the other party so that such party may endeavor to mitigate or eliminate such delay. If a party is in fact aware of such basis and fails to notify the other party within a reasonable period of time, and if and to the extent such failure results in the delaying party not being able to avoid or minimize the period of delay, then for purposes of this Lease (including paragraphs (b) and (c) above), the actual Landlord Delay or Tenant Delay, as the case may be, shall be reduced by the number of days of delay that reasonably would have been avoided had the notice been timely provided.

     4.5 Tenant Improvements Allowance. Landlord shall make payment to Tenant, within five (5) business days of the dates hereinafter set forth, of the respective sums (collectively, the “Tenant Improvements Allowance”) as an allowance to help defray the cost and expense to be incurred by Tenant to perform Tenant’s Work in the Initial Premises, the First Expansion Premises and the Second Expansion Premises. The dates and the payment amount corresponding thereto are as follows:

          (a) Term Commencement Date: $563,790.00

          (b) Rent Commencement Date: $432,200.00

          (c) First Expansion Premises Rent Commencement Date: $95,800.00

          (d) Second Expansion Premises Rent Commencement Date: $35,790.00

If Landlord fails to make timely payment to Tenant of any component of the Tenant Improvements Allowance, and such failure continues for thirty (30) days following notice by Tenant to Landlord of such delinquency, then Tenant shall be entitled to offset the delinquent amount against Monthly Rent Payments otherwise payable under this Lease.

     4.6 Life Safety Improvements Allowance. Tenant’s Work in each applicable portion of the Premises shall include the following base building fire and life safety improvements: A sprinkler loop on each floor with basic distribution for one upturned sprinkler head for every 225 square feet and alarm strobes and horns as required by code (the aforesaid work being referred to herein as “Life Safety Improvements Work”). Landlord shall provide to Tenant in respect of the Life Safety Improvements Work the following allowance (“Life Safety Improvements Allowance”): One Hundred Eighty-Six Thousand Five Hundred Fifty Eight and 75/100 Dollars ($186,558.75) for the Initial Premises; Forty-Five Thousand Four Hundred Forty Two and 25/100 ($45,442.25) for the First Expansion Premises; Nineteen Thousand Four Hundred Twenty Eight and 50/100 Dollars ($19,428.50) for the Second Expansion Premises; and Sixty Three Thousand Eight Hundred Thirty One and 25/100 Dollars ($63,831.25) for the Expansion Option Premises. Each applicable Life Safety Improvements Allowance shall be paid to Tenant within thirty (30) days after receipt of a request for reimbursement by Tenant accompanied by an architect’s certificate demonstrating that the Life Safety Improvements Work, in the applicable portion of the Premises, is complete.

5. USE OF PREMISES

     5.1 Permitted Use. Tenant shall use the Premises during the term hereof only for general office and administrative purposes, and uses ancillary thereto to the extent such ancillary uses are consistent with the usual and customary uses of a first-class office building in downtown Washington, D.C. and to the extent permitted by law, including but not limited to training and seminars, internal and client conferences, and food preparation and dispensing for employees and clients (excluding, however, cooking, frying, etc., to the extent such use reasonably requires special exhaust venting, which Tenant hereby acknowledges the Building is not engineered to provide) and for no other purposes (the “Permitted Use”). Service and utility areas (whether or not a part of the Premises) shall be used only for the particular purpose for which they were designed. Landlord acknowledges that Tenant conducts meetings and training sessions as part of its business, and that part of the Premises will contain common areas for such purposes as well as an employee lounge. Landlord acknowledges that the Permitted Use shall include Tenant’s conduct of such meetings, which may involve catering or other food service, subject to the terms and conditions hereof.

     5.2 Prohibited Uses. Notwithstanding any other provision of this Lease, Tenant shall not use, or suffer or permit the use or occupancy of, or suffer or permit anything to be done in or anything to be brought into or kept in or about the Premises or the Building or any part thereof (including, without limitation, any materials, appliances or equipment used in the construction or other preparation of the Premises and furniture and carpeting) which may injure or cause any waste in or to the Premises, or any other part of the Building, or constitute a nuisance to any other tenant or tenants or other persons in the Building. Nor shall Tenant cause or permit any potentially harmful air emissions to emanate from or permeate the Premises. Tenant shall not suffer or permit the Premises or any fixtures, equipment or utilities therein or serving the same, to be overloaded, damaged or defaced.

     5.3 Licenses and Permits. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business, and if the failure to secure such license or permit would in any way affect Landlord, the Premises, the Building or Tenant’s ability to perform any of its obligations under this Lease, Tenant, at Tenant’s expense, shall duly procure and thereafter maintain such license and, upon written request by Landlord, submit the same to inspection by Landlord. Tenant, at Tenant’s expense, shall at all times comply with the terms and conditions of each such license or permit. Tenant shall furnish all data and information to governmental authorities as required in accordance with legal, regulatory, licensing or other similar requirements as they relate to Tenant’s use or occupancy of the Premises or the Building. Upon written request by Landlord, Tenant shall provide copies of such data and information to Landlord.

6. RENT AND RENTAL CREDIT

     6.1 Rent.

          (a) Commencing on the Rent Commencement Date, and continuing thereafter for the remainder of the term of this Lease, the Yearly Rent and Storage Rent, at the rate stated in Exhibit 1 but subject to escalation as set forth in Article 7, shall be payable by Tenant to Landlord by monthly payments, in the amount of one-twelfth (1/12) of the applicable Yearly Rent and Storage Rent, in advance and without demand on the first day of each month for and in respect of such month.

          (b) If, by reason of any provisions of this Lease, the Rent Commencement Date or the Termination Date shall occur on any day other than the first day of a calendar month, the Yearly Rent and Storage Rent, together with the monthly amount properly allocable for the Tax Payment Obligation and the Operating Cost Payment Obligation for such calendar month, shall be prorated. For all purposes under this Lease, the monthly payment of Yearly Rent, Storage Rent, Tax Payment Obligation and the Operating Cost Payment Obligation, as may be applicable to the Premises and Storage Space from time to time shall be collectively referred to as “Monthly Rent Payments”. All other sums due under this Lease from Tenant shall be sometimes collectively referred to as “Additional Rent”, and collectively with the Monthly Rent Payments, such sums are sometimes referred to as “Rent”.

          (c) The Rent shall be payable to Landlord or, if Landlord shall so direct in writing within a reasonable period of time prior to the date payment is due, to Landlord’s agent or nominee, in lawful money of the United States which shall be legal tender for payment of all debts and dues, public and private, at the time of payment, (which may be by good check), at the office of the Landlord or such place as Landlord may designate, and the Rent and other charges in all circumstances shall be payable without any setoff or deduction whatsoever, except as otherwise expressly provided in this Lease. Rent and any other sums due hereunder not paid within five (5) days after written notice from Landlord that the same is past due, shall accrue interest for each month or fraction thereof from the due date until paid computed at the annual rate of three percentage points over the so-called prime rate then currently from time to time charged to its most favored corporate customers by the largest national bank (N.A.) located in the city in which the Building is located, or at any applicable lesser maximum legally permissible rate for debts of this nature. Notwithstanding the foregoing, if Landlord shall send two such notices during any twelve-month period, any subsequent late payment of Rent during such twelve-month period shall bear interest from the date due without requirement of written notice from Landlord.

     6.2 Rental Credit. Tenant shall be entitled, on the date each of Tenant’s monthly payments of Yearly Rent is due and payable hereunder commencing on the Rent Commencement Date, for the initial fifteen (15) year term of this Lease, to a monthly rental credit (the “Rental Credit”) set forth below. The Rental Credit is an integral part of the Yearly Rent calculation for the Initial Premises and is not severable from Yearly Rent due and payable under this Lease. The Rental Credit shall not apply to the First Expansion Premises, Second Expansion Premises, Expansion Option Premises or any Potential Available Space. For partial months, the Rental Credit shall be appropriately prorated. In the event that this Lease is terminated prior to the end of the fifteen (15) year period over which the Rental Credit relates for any reason other than as a result of an Event of Default of Tenant, Landlord shall pay to Tenant, on the first day of each month that remains in such 15 year period, notwithstanding such termination of this Lease, the amount of the monthly installment of the Rental Credit as set forth below, which obligation shall run with the Land. The foregoing obligation of Landlord shall survive the termination of this Lease under the aforesaid circumstances and, following any termination of this Lease, other than as a result of an Event of Default, prior to the fulfillment by Landlord of its obligations with respect to the Rental Credit, Tenant may record a notice in the land records of the District of Columbia, giving constructive notice to third parties of Tenant’s claim to the remaining Rental Credit under this Section 6.2.

Lease Year	Rental Credit per square foot of Initial Premises Rentable Area
1	$4.00
2	$4.30
3	$4.62
4	$4.97
5	$5.34
6	$5.74
7	$6.17
8	$6.64
9	$7.13
10	$7.67
11	$8.24

Lease Year	Rental Credit per square foot of Initial Premises Rentable Area
12	$8.86
13	$9.53
14	$10.24
15	$11.01

     6.3 Rentable Area. The Rentable Area of the Building and the Premises and other rentable areas thereof have been agreed upon in accordance with Exhibit 3.

7. RENTAL ESCALATION.

This Article 7 shall only apply to Yearly Rent for the Initial Premises, First Expansion Premises, and Second Expansion Premises, and Storage Rent for the Storage Space, and shall be limited to the initial term of this Lease. Escalations of Yearly Rent, if any, for the Expansion Option Premises and Available Space, and escalations of Yearly Rent during the Extension Period shall be determined as otherwise provided in this Lease.

     7.1 Definitions. As used in this Article 7, the words and terms which follow shall mean and include the following:

          (a) “CPI” means the Consumer Price Index, All Urban Consumers (CPI-U), U.S. City Average, All-Items Index (1982 – 84 = 100) as published by the Bureau of Labor Statistics, United States Department of Labor. If at any time during the term, the United States Bureau of Labor Statistics discontinues the issuance of such Index, “CPI” shall mean any other standard nationally recognized cost-of-living index then published by Prentice-Hall, Inc. or other nationally recognized publisher of similar statistical information agreed upon by Landlord and Tenant. If any monthly CPI is not available for use, the CPI as issued and published for the earliest preceding month shall be used. If the CPI ceases to be published on a monthly basis, then the shortest stated period for which it is published shall be used for purposes hereof.

          (b) “Twelve-Month CPI Increase” means the amount, expressed as a percentage, by which the CPI for the month most recently published as of the first day of the Lease Year with respect to which the new rate of Yearly Rent and Storage Rent is being calculated, has increased during the twelve (12) month period that has just concluded. Should there be a decrease in the CPI during the twelve (12) month period in question, the “Twelve-Month CPI Increase” shall be deemed to be 0%.

          (c) “CPI Rental Escalation Formula” means the product of (x) the Twelve-Month CPI Increase attributable to the immediately preceding Lease Year pursuant to this Article 7, times (y) one hundred ten percent (110%).

          (d) “Annual Rental Escalation Limit” means an increase in the rate of Yearly Rent and Storage Rent pursuant to this Article 7, from one Lease Year to the next succeeding Lease Year, of two and one-half percent (2 ½%).

          (e) “Deferred Rental Escalation” has the meaning set forth in Article 7.2.

     7.2 Adjustment of Yearly Rental Rate. On the first day of the second (2nd) Lease Year, and on the first day of each succeeding Lease Year during the term of this Lease, the CPI Rental Escalation Formula shall be applied to the rate of Yearly Rent and Storage Rent payable with respect to the prior Lease

Year, resulting in either no change in the rate of Yearly Rent and Storage Rent, or an increase therein. However, if the application of the CPI Rental Escalation Formula as aforesaid would result in an increase in the rate of Yearly Rent and Storage Rent in excess of the Annual Rental Escalation Limit, then the increase in the rate of Yearly Rent and Storage Rent shall be limited to the Annual Rental Escalation Limit, and any sum or sums of Yearly Rent and Storage Rent that would otherwise have been payable, had the rate of Yearly Rent and Storage Rent been permitted to increase by application of the CPI Rental Escalation Formula without limitation by the Annual Rental Escalation Limit, shall be deemed “Deferred Rental Escalation,” and shall be permitted to be recaptured by Landlord in accordance with Article 7.3 below.

     7.3 Recapture of Deferred Rental Escalation. If Deferred Rental Escalation has accumulated in accordance with Article 7.2, then for each Lease Year with respect to which there has either been no scheduled increase in Yearly Rent and Storage Rent by application of the CPI Rental Escalation Formula without giving effect to this Article 7.3, or if the scheduled increase in Yearly Rent and Storage Rent for such Lease Year, without giving effect to this Article 7.3, does not meet or exceed the Annual Rental Escalation Limit, then Yearly Rent and Storage Rent shall be increased for such Lease Year by any available Deferred Rental Escalation, provided that the aggregate increase in the rate of Yearly Rent and Storage Rent for such Lease Year shall not exceed the Annual Escalation Limit with respect thereto. Any accumulated Deferred Rental Escalation not able to be so recaptured, due to the application of the Annual Rental Escalation Limit, may be further deferred to a future Lease Year with respect to which the application of the CPI Rental Escalation Formula does not result in an increase in the rate of Yearly Rent and Storage Rent exceeding the Annual Rental Escalation Limit.

     7.4 Example of Rental Escalation.

          (a) The assumptions for the purpose of this example are:

(i) The first Lease Year is the period from June 1, 2004 to May 30, 2005, the second Lease Year is the period from June 1, 2005 to May 30, 2006 and the third Lease Year is the period from June 1, 2006 to May 30, 2007;

(ii) Yearly Rent for the first Lease Year is $1,000;

(iii) CPI published in May 2004 is 100;

(iv) CPI published in May 2005 is 105;

(v) CPI published in May 2006 is 106.05.

          (b) Using the assumptions set forth in paragraph (a) above, for purposes of determining the rental escalation under this Article 7 for the second Lease Year, the Twelve-Month CPI increase is 5% and the resulting CPI Rental Escalation Formula is 5.5%. However, due to the Annual Rental Escalation Limit, Yearly Rent increases to only $1,025 (rather than to $1,055). The remaining balance of $30 constitutes the Deferred Rental Escalation.

          (c) Using the assumptions set forth in paragraphs (a) and (b) above, for purposes of determining the rental escalation under this Article 7 for the third Lease Year, the Twelve-Month CPI increase is 1% and the resulting CPI Rental Escalation Formula is 1.1%, which does not trigger the Annual Rental Escalation Limit. The application of the CPI Rental Escalation Formula to the Yearly Rent payable with respect to the prior Lease Year would otherwise have resulted in a new Yearly Rent of $1,036.275, but in order to recapture a portion of the Deferred Rental Escalation, the Yearly Rent is increased to $1,050.625, which is the limit of the increase due to the Annual Rental Escalation Limit. The remaining Deferred Rental Escalation of $15.65 is further deferred, to be recaptured in a future year or years.

     7.5 Second Example of Rental Escalation

          (a) The assumptions for the purpose of this example are:

(i) The first Lease Year is the period from June 1, 2004 to May 30, 2005, the second Lease Year is the period from June 1, 2005 to May 30, 2006 and the third Lease Year is the period from June 1, 2006 to May 30, 2007;

(ii) Yearly Rent for the first Lease Year is $1,000;

(iii) CPI published in May 2004 is 100;

(iv) CPI published in May 2005 is 102;

(v) CPI published in May 2006 is 106.

          (b) Using the assumptions set forth in paragraph (a) above, for purposes of determining the rental escalation under this Article 7 for the second Lease Year, the Twelve-Month CPI increase is 2% and the resulting CPI Rental Escalation Formula is 2.2%. The CPI increase is lower than the Annual Rental Escalation Limit, so Yearly Rent increases to only $1,022 (rather than to the $1,025 maximum). There is no Deferred Rental Escalation in the second Lease Year.

          (c) Using the assumptions set forth in paragraphs (a) and (b) above, for purposes of determining the rental escalation under this Article 7 for the third Lease Year, the Twelve-Month CPI increase is 3.9% and the resulting CPI Rental Escalation Formula is 4.3%, which exceeds the Annual Rental Escalation Limit. The application of the CPI Rental Escalation Formula to the Yearly Rent payable with respect to the prior Lease Year results in a Yearly Rent of $1,047.55; if there were no limit to the CPI escalation, the Yearly Rent could have increased to $1,065.95. The Deferred Rental Escalation of $18.40 may be carried to future years where the CPI escalation does not exceed the Annual Rental Escalation Limit.

8.     SERVICES FURNISHED BY LANDLORD. Landlord will both (a) perform all services set forth in this Section 8 and (b) manage, operate and maintain the Building, in a manner consistent with the operation of a first class office building in the downtown Washington, DC area at all times during the term of this Lease. A description of the existing base building conditions, to the best of Landlord’s knowledge, is set forth in Exhibit 7-C.

     8.1 Electric Current.

          (a) Landlord shall contract with an electricity distribution provider for electricity to the Premises and provide facilities, conduits and riser space to accommodate Tenant’s electricity needs that enable electricity to the Premises to be available at all times in an amount not less than 6 watts per rentable square foot in the Premises, connected load, and not less than 2 watts per rentable square foot for lighting (together, the “Building Standard Electric”), and Tenant agrees that its total connected lighting load will not exceed the maximum from time to time permitted under applicable governmental regulations. All existing electrical feeds, transformers, electrical panels and circuit breakers located in each electrical closet on each floor will remain as currently installed for Tenant’s use.

          (b) As part of Landlord’s Pre-Occupancy Work for the Premises, Landlord will install, at Landlord’s cost, check meters on each floor of the Premises to measure the direct consumption of electricity on such floor. If Tenant shall expand the Premises to include a partial floor in the Building, whether as part of the Second Expansion Premises or Potential Available Space (excluding, however, any expansion to include Available Recapture Space), Landlord shall install a check meter to measure the direct consumption of electricity in the portion of the Premises on such partial floor. Any costs to be incurred by Landlord in connection under this Article 8.1(b) with respect to the Expansion Option Premises and any Available Space, shall be taken into account at the time the fair market rental value of such space is determined. Tenant shall reimburse Landlord for Tenant’s actual costs of electricity usage as measured by the relevant check meters within 30 days after receipt of an invoice from Landlord, together with reasonable supporting documentation.

          (c) If Tenant shall require electric current for use in the Premises in excess of the Building Standard Electric limits, and if Landlord’s facilities are inadequate for such excess requirements, then Landlord shall, upon written request and at the sole cost and expense of Tenant, furnish and install such additional wires, conduits, feeders, switchboards, equipment and appurtenances as reasonably may be required to supply such additional requirements of Tenant, provided that (i) such excess electric current is available to the Building (ii) such additional requirements shall be permitted by applicable laws and insurance regulations, shall not cause damage to the Building or the Premises or cause or create a dangerous or hazardous condition.

          (d) Tenant agrees that it will not make any material alteration or material addition to the electrical equipment in the Premises without the prior written consent of Landlord in each instance first obtained, which consent will not be unreasonably withheld, conditioned or delayed, and will promptly advise Landlord of any other alteration or addition to such electrical equipment.

     8.2 Water. Landlord shall furnish hot and cold water for cleaning, toilet, lavatory, drinking, and food preparation, as well as for ice makers, filtered water dispensers, coffee makers, soda fountains, pantry sinks, dishwashers, and other purposes ancillary to Tenant’s permitted use in the Premises. However, if Tenant requires, uses or consumes water, as aforesaid, in excess of the amount reasonably used or consumed for similar first class office space, Landlord may (i) assess a reasonable charge for the additional water so used or consumed by Tenant or (ii) install a water meter and thereby measure Tenant’s water consumption for all purposes. In the latter event, Tenant shall pay the cost of the meter and the cost of Landlord’s installation thereof and shall keep said meter and installation equipment in good working order and repair. Tenant agrees to pay for water consumed, as shown on said meter, in excess of that which is an amount reasonably used or consumed for similar office space, together with the sewer charge based on said meter charges, as and when bills are rendered, and on default in making such payment Landlord may pay such charges and collect the same from Tenant.

     8.3 Elevators; Cleaning. Landlord shall: (i) provide necessary elevator facilities on Mondays through Fridays, excepting legal holidays, from 8:00 a.m. to 8:00 p.m. and on Saturdays, excepting legal holidays, from 9:00 a.m. to 3:00 p.m. (called “business days”) and have at least three elevators in operation available for Tenant’s use, non-exclusively, together with others having business in the Building, at all other times; and (ii) cause the office areas of the Premises to be cleaned on business days (except on Saturdays) after 6:00 p.m. Exhibit 4 annexed hereto represents substantially the extent and scope of the cleaning by Landlord referred to in this Article 8.3.

     8.4 Heat; Air Conditioning. Landlord shall furnish to and distribute in the Premises and public areas of the Building heat and air conditioning as normal seasonal changes may require on business days during the hours as aforesaid in Article 8.3. The aforesaid HVAC system will be operated to maintain room conditions in the Premises, based on internal heat load generated by two (2) watts for Tenant lighting and six (6) watts for Tenant equipment and occupancy of one (1) person per 100 usable square feet as follows:

          (a) Heating. 72 degrees F. dry bulb when the coincident outside air temperature is not less than 10 degrees F. dry bulb. Average Relative Humidity (RH) shall not be lower than 40% RH.

          (b) Cooling. 74 degrees F. when the coincident outside air temperature is not higher than 95 degrees F dry bulb / 78° F. wet bulb. RH shall not be higher than 50%.

          (c) Outside Air Ventilation. Outside air for ventilation will be provided at the rate of 20 CFM per person and will meet current ASHRAE guidelines for outside air ventilation.

     8.5 Additional Heat, Cleaning and Air Conditioning Services.

          (a) Landlord shall, if notified by Tenant before 3:00 p.m. for same business day after-hour requirements, and before 3:00 p.m. on Friday for weekend and the following Monday requirements, furnish additional heat, cleaning or air conditioning services to the Premises on days and at times other than as provided in Article 8.3 above. Tenant’s notice in this Article 8.5 may be by email communication so long as it is sent by a tenant representative that Tenant shall have identified, in advance, to Landlord as an agreeable source of such instructions.

          (b) Tenant will pay to Landlord a reasonable charge, not to exceed Landlord’s actual cost, (i) for any such additional heat, cleaning or air conditioning service required by Tenant, and (ii) for any extra cleaning of the Premises beyond those performed for typical first class office tenants or otherwise as specified in the Cleaning Specifications exhibit. If the cost to Landlord for cleaning the Premises shall be increased due to Tenant’s extra cleaning requirements, Tenant shall pay to Landlord an amount equal to such actual increase in cost, within thirty (30) days after receipt of an invoice therefor, together with supporting documentation, if any. Landlord’s current charge for overtime HVAC is $110 per hour for the Building. Notwithstanding the foregoing, if any extra service provided under this Article 8 is also requested by another tenant of the Building, Landlord shall reasonably adjust such costs such that Tenant will pay a portion reasonably allocable to Tenant’s use, and Landlord shall not recover more than Landlord’s actual costs for the provision of such extra service.

     8.6 Additional Air Conditioning Equipment. In the event Tenant requires additional air conditioning for business machines, meeting rooms or other special purposes, or because of occupancy or excess electrical loads, any additional air conditioning units, chillers, condensers, compressors, ducts, piping and other equipment, then Tenant shall, at its sole cost and expense and subject to the terms and conditions of this Lease, furnish and install additional air conditioning equipment, provided that such additional equipment shall be permitted by applicable laws and insurance regulations, shall not cause damage to the Building or the Premises or cause or create a dangerous or hazardous condition. If Tenant should desire to install a supplemental HVAC system in the Premises (including without limitation one or more package units), Landlord will permit Tenant, at Tenant’s sole cost and expense, to tie into the base building condenser water loop, and any incremental additional out-of-pocket costs (which may include reasonable overhead and equipment depreciation allowance) of condenser water shall be billed as a separate charge to Tenant. All such additional air conditioning equipment shall be maintained by Tenant at Tenant’s sole cost and expense, and, if and to the extent that such additional equipment causes Tenant’s electrical consumption to exceed the Building Standard Electric limits, Tenant shall reimburse Landlord in such an amount as will compensate it for the cost incurred by it in operating such additional air conditioning equipment.

     8.7 Repairs. Except as otherwise provided in Articles 18 and 20, Landlord shall keep, maintain, repair (including replacement, if reasonably necessary), the Building’s structure, including the roof, exterior walls, structural floor slabs, columns, elevators, public stairways and corridors; the lavatories; Building equipment and all Building systems (including, without limitation, sanitary/plumbing, electrical, heating, air conditioning, mechanical, fire and life safety systems or other systems) and other common facilities of the Building in good working condition and repair. Tenant shall endeavor to give to Landlord prompt notice of any fire or accident in the Premises or in the Building and of any damage to, or defective condition in, any part or appurtenance of the Building including, without limitation, sanitary/plumbing, electrical, heating, air conditioning, mechanical, fire and life safety systems or other systems located in, or passing through, the Premises. Notwithstanding anything to the contrary contained in this Lease, the delivery of any portion of the Premises in its “as is” condition shall not derogate from Landlord’s obligations set forth in this Lease, including this Article 8.7.

     8.8 Interruption or Curtailment of Services.

          (a) When necessary by reason of accident or emergency, or of difficulty or inability in securing supplies or labor, or of strikes, or of any other cause beyond the reasonable control of Landlord, whether such other cause be similar or dissimilar to those hereinabove specifically mentioned until said cause has been removed, or when necessary for repairs, alterations, replacements or improvements which in the reasonable judgment of Landlord are desirable or necessary to be made, Landlord reserves the right to interrupt, curtail, stop or suspend (i) the furnishing of heating, elevator, air conditioning, and cleaning services and (ii) the operation of the plumbing and electric systems, provided that if such interruption is necessary for repairs, alterations, replacements or improvements, Landlord shall use reasonable efforts to minimize any interference with Tenant’s use and occupancy of the Premises. Landlord shall exercise reasonable diligence to eliminate the cause of any such interruption, curtailment, stoppage or suspension, but, except as expressly set forth herein, there shall be no diminution or abatement of Rent or other compensation due from Landlord to Tenant hereunder, nor shall this Lease be affected or any of the Tenant’s obligations hereunder reduced, and the Landlord shall have no responsibility or liability for any such interruption, curtailment, stoppage, or suspension of services or systems.

          (b) Notwithstanding anything contained in this Lease to the contrary, if (i) an interruption or curtailment, suspension or stoppage of an Essential Service (as said term is hereinafter defined) shall occur, except any of the same due to (A) any act or neglect of Tenant or Tenant’s agents employees, contractors or invitees or any person claiming by, through or under Tenant, or (B) a casualty covered under Article 18 below (any such interruption of an Essential Service being hereinafter referred to as a “Service Interruption”), and (ii) such Service Interruption either (x) is the consequence of a circumstance that affects only the Building, and not any other building, or (y) if it is the consequence of a circumstance that affects the Building and any other building, but such circumstance is an excluded occurrence, and consequently not covered under a typical and customary policy of business interruption insurance reasonably carried by prudent businesses that lease office space in the downtown Washington D.C. area, and (iii) such Service Interruption continues for more than five (5) consecutive business days after the commencement of such interruption, unless such Service Interruption affects only the Premises, in which case it shall have continued for more than five (5) consecutive business days after Landlord shall have received notice thereof from Tenant, and (iv) as a result of such Service Interruption, the conduct of Tenant’s normal operations in the Premises are materially and adversely affected, then there shall be an abatement of one day’s Monthly Rent Payment applicable to the portion of the Premises affected by such Service Interruption for each day during which such Service Interruption continues after such five (5) business day period; provided, however, that if Tenant conducts all or any part of its operations in any portion of the Premises notwithstanding such Service Interruption, then the amount of each daily abatement of Monthly Rent Payments shall only be proportionate to the nature and extent of the interruption of Tenant’s normal operations or ability to use the Premises. If any Service Interruption (a) affects only the Building and not any other building in the area in which the Building is located, (b) materially and adversely affects the conduct of Tenant’s normal operations in the Premises and (c) continues for more than thirty (30) consecutive days after the commencement of such interruption, or for more than thirty (30) consecutive days after notice from Tenant if such interruption affects only the Premises, then Tenant shall have the right to terminate this Lease by written notice to Landlord prior to the date such Service Interruption is remedied, provided that such thirty (30) day period shall be extended in the event that Landlord is unable to remedy such Service Interruption as a result of Force Majeure, but in no event shall such period be extended for Force Majeure for more than an additional one hundred twenty (120) days. Without limiting the obligations of Landlord as otherwise expressly provided in this Lease, the rights granted to Tenant under this paragraph (b) shall be Tenant’s sole and exclusive remedy resulting from such a failure of Landlord to provide services, and Landlord shall not otherwise be liable for any loss or damage suffered or sustained by Tenant resulting from any such failure or cessation of services. For purposes hereof, the term “Essential Services” shall mean the following services: access to the Premises, HVAC service, water and sewer/septic service and electricity, but only to the extent that Landlord has an obligation to provide same to Tenant under this Lease.

     8.9 Energy Conservation. Notwithstanding anything to the contrary in this Article 8 or in this Lease contained, Landlord may institute, and Tenant shall comply with, such policies, programs and measures of general applicability to all tenants of the Building as may be necessary or required for the conservation and/or preservation of energy or energy services, or as may be necessary or required to comply with applicable governmental codes, rules, regulations or standards.

     8.10 Rooftop Communications. Tenant shall have the right to use the Antenna Area, as hereinafter defined, to install use, maintain, and from time to time replace Tenant’s communication equipment and related equipment required to connect such communication equipment to the Premises (such equipment is collectively referred to as an “Antenna”) for a period commencing as of the Term Commencement Date and terminating as of the expiration or earlier termination of the term of this Lease. The “Antenna Area” shall be an area on the roof of the Building depicted on Exhibit 9, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall be permitted to use the Antenna Area solely for the Antenna installed in accordance with specifications approved by Landlord in advance, which approval shall not be unreasonably withheld, conditioned or delayed, utilizing a frequency or frequencies and transmission power identified in such approved specifications. The Antenna and Tenant’s use of the Antenna Area shall be upon all of the conditions of the Lease, except as follows:

          (a) Tenant shall have no obligation to pay Monthly Rent Payments in respect of the Antenna Area.

          (b) Landlord shall have no obligation to provide any services to the Antenna Area, provided Tenant shall be entitled at its cost, to connect to the Building’s electrical current, to the extent necessary, provided that Tenant shall also pay for any electrical current consumed by it through such connections.

          (c) Except as otherwise contemplated in this Article 8.10, Tenant shall have no right to make any changes, alterations, signs, decoration, or other improvements to the Antenna Area or to the Antenna without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

          (d) Landlord shall provide Tenant with 24-hour access to the Antenna Area, subject to Landlord’s reasonable security procedures and restrictions based on emergency conditions and to other causes beyond Landlord’s reasonable control. Tenant shall give Landlord reasonable advance notice of the need for access to the Antenna Area (which notice may be oral in an emergency), and Landlord must be present during any entry by Tenant onto the Antenna Area. Each notice for access shall be in the form of a work order referencing this Lease and describing, as applicable, the date access is needed, the name of the contractor or other personnel requiring access, the name of the supervisor authorizing the access/work, the areas to which access is required, the Building common elements to be impacted (risers, electrical rooms, etc.), the description of the work to be performed and evidence of Landlord’s approval thereof. In the event of an emergency, such notice shall follow within five (5) days after access to the Antenna Area.

          (e) At the expiration or prior termination of Tenant’s right to use the Antenna Area, Tenant shall remove the Antenna from the Antenna Area.

          (f) Tenant shall be responsible for the cost of repairing any damage to the roof of the Building caused by the installation or removal of the Antenna.

          (g) Tenant shall have no right to sublet the Antenna Area, except in connection with an approved sublease, to the extent required by Article 16, of all or any part of the Premises.

          (h) No other person, firm or entity (including, without limitation, other tenants, licensees or occupants of the Building) shall have the right to use the services provided by the Antenna.

          (i) In the event that Landlord performs repairs to or replacement of the roof which reasonably requires the temporary removal or relocation of the Antenna, upon reasonable prior notice to Tenant, Tenant shall, at Landlord’s cost, remove the Antenna until such time as Landlord has completed such repairs or replacements, provided that Landlord shall use reasonable efforts to complete such work as promptly as possible and to perform such work in a manner which will minimize or, if reasonably possible, eliminate any interruption in Tenant’s use of the Antenna (including providing Tenant with an alternative area to place the Antenna, if available, during the repair period). Landlord shall reimburse Tenant for the cost to reinstall the Antenna upon completion of such repairs or replacements.

          (j) Any services required by Tenant in connection with Tenant’s use of the Antenna Area or the Antenna shall be installed by Tenant, at Tenant’s expense, subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed.

          (k) Tenant shall take the Antenna Area “as-is” in the condition in which the Antenna Area is in as of the Term Commencement Date.

          (l) Tenant shall comply with all applicable laws, ordinances and regulations in Tenant’s use of the Antenna Area and the Antenna.

          (m) Provided that there is no other commercially reasonably alternatives, Landlord shall have the right, upon thirty (30) days notice to Tenant, to require Tenant to relocate the Antenna Area to another area (“Relocated Rooftop Area”) on the roof of the Building suitable for the use of the Antenna. In such event, Tenant shall, at Landlord’s cost and expense, on or before the thirtieth (30th) day after Landlord gives such notice, relocate the Antenna from the Antenna Area to the Relocation Rooftop Area.

          (n) In addition to complying with the applicable construction provisions of the Lease, Tenant shall not install or operate the Antenna in any portion of the Antenna Area until (x) Tenant shall have obtained Landlord’s prior written approval of Tenant’s plans and specifications for the placement and installation of the Antenna in the Antenna Area, and (y) Tenant shall have obtained and delivered to Landlord copies of all required governmental and quasi-governmental permits, approvals, licenses and authorizations necessary for the lawful installation, operation and maintenance of the Antenna.

          (o) Landlord shall have the right to designate or identify the Antenna with or by a lease or license number (or other marking) and to place such number (or marking) on or near the Antenna, provided that such marking or identification does not interfere with the functionality or serviceability of the Antenna.

          (p) Landlord shall use commercially reasonable efforts to seek to ensure that any other rooftop installations and/or antenna placed on the roof of the Building after Landlord’s approval of the plans for Tenant’s Antenna do not interfere with the normal use and operation of Tenant’s Antenna or otherwise result in any signal interference. In the event any such installations or antennas on the roof cause interference with the normal use and operation of Tenant’s Antenna, Landlord shall promptly remove such interference.

     8.11 Exterior Tenant Identification Signage.

          (a) So long as Tenant shall not be in default under this Lease beyond applicable notice and cure periods, Tenant shall have the right, subject to the terms and conditions of this Article 8.11, to install an identification sign on the exterior of the Building, approximately in the location currently used by the existing tenant of the Premises as of the date of this Lease. The size, materials and graphics shall be subject to Landlord’s prior review and approval, which shall not be unreasonably withheld, conditioned or delayed. Tenant’s installation work shall be subject to all of the applicable terms and conditions of Articles 12 and 13, and Tenant hereby covenants and agrees to maintain such exterior signage in good condition, consistent with the first class quality of the Building, so long as such exterior signage is affixed to the Building, and Tenant shall remove such signage from the exterior of the Building, and repair any damage caused thereby, upon the earlier to occur of (i) the expiration of Tenant’s rights under this Article 8.11, or (ii) the Termination Date.

          (b) Tenant’s rights under this Article 8.11 shall not be assignable or transferable other than by the assignment of this Lease or a sublease of all or substantially all of the Premises, and consequently will not be available to any other sublessee or other occupant, or any other third party, other than an Affiliate. Tenant’s rights under this Article 8.11 shall no longer be available to Tenant should Tenant fail to itself occupy at least 80,000 square feet of Rentable Area in the Building. Landlord agrees that no tenant in the Building leasing less square footage than Tenant will (i) have a larger exterior sign than Tenant or (ii) be listed above Tenant’s listing on any nonexclusive monument sign, if any.

     8.12 Maintenance of Exterior Common Areas. Landlord shall keep sidewalks, plazas, and landscaped areas reasonably free of accumulation of snow, ice, dirt, refuse, rubbish and unlawful obstructions.

     8.13 Maintenance of Interior Common Areas. Landlord shall keep the Building atrium, lobbies, and common and public areas of the Building reasonably clean and presentable.

     8.14 Maintenance of Landscaping. Landlord shall care for and maintain shrubbery, planting and landscaping, if any, on the terraces, the plaza and other public areas of the Building.

     8.15 Building Access. Subject to Landlord’s Rules and Regulations and security procedures, Landlord shall provide access to the Premises through the Building lobby and from the Building garage 24 hours per day, 7 days per week. Landlord shall install and maintain an electronic card access system for the Building and the parking garage, which system will allow Tenant such access. Landlord shall provide Tenant with an initial distribution of access keys/cards for Tenant’s employees in the amount requested by Tenant prior to the respective Term Commencement Date of the Initial Premises and the First Expansion Premises, Second Expansion Premises and Expansion Option Premises. Provided that Tenant’s request is reasonably timely, Landlord will make such access keys/cards available at least ten (10) business days before the anticipated occupancy date specified by Tenant in its request. Tenant shall be solely responsible for obtaining any additional keys/cards, or any replacements of such keys/cards, at Tenant’s sole cost and expense, directly through Landlord’s designated third party vendor, and further subject to the requirements of and availability from such vendor.

9. OPERATING COSTS AND REAL ESTATE TAXES

     9.1 Definitions. As used in this Article 9, the words and terms which follow mean and include the following:

          (a) “Operating Year” shall mean a calendar year in which occurs any part of the term of this Lease.

          (b) “Intentionally Omitted.

          (c) “Tenant’s Proportionate Share” shall be the figure as stated in Exhibit 1.

          (d) “Taxes” shall mean the real estate taxes and other taxes, levies and assessments imposed upon the Building and the land on which it stands and upon any personal property of Landlord used in the operation thereof, or Landlord’s interest in the Building or such personal property; charges, fees and assessments for transit, housing, police, fire or other governmental services or purported governmental benefits to the Building; service or user payments in lieu of taxes; and any and all other taxes, levies, betterments, assessments and charges arising from the ownership, leasing, operating, use or occupancy of the Building or based upon rentals derived therefrom, which are or shall be imposed by National, State, Municipal or other authorities. As of the Execution Date, “Taxes” shall not include any franchise, rental, income or profit tax, capital levy or excise, provided, however, that any of the same and any other tax, excise, fee, levy, charge or assessment, however described, that may in the future be levied or assessed as a substitute for or an addition to, in whole or in part, any tax, levy or assessment which would otherwise constitute “Taxes,” whether or not now customary or in the contemplation of the parties on the Execution Date of this Lease, shall constitute “Taxes,” but only to the extent calculated as if the Building and the land upon which it stands is the only real estate owned by Landlord. “Taxes” shall also include reasonable expenses of tax abatement or other proceedings contesting assessments or levies.

          (e) Intentionally Omitted.

          (f) “Tax Period” shall be any fiscal/tax period in respect of which Taxes are due and payable to the appropriate governmental taxing authority, any portion of which period occurs during the term of this Lease, the first such Period being the one in which the Rent Commencement Date occurs.

          (g) “Operating Costs”:

(1) Definition of Operating Costs. “Operating Costs” shall mean all costs incurred and expenditures of whatever nature made by Landlord in the operation and management, for repair and replacements (subject to the provisions regarding Permissible Capital Expenditures as provided below), cleaning and maintenance of the Building and grounds including, without limitation, vehicular and pedestrian passageways related to the Building, related equipment, facilities and appurtenances, elevators, cooling and heating equipment. In the event that Landlord or Landlord’s managers or agents perform services for the benefit of the Building off-site which would otherwise be performed on-site, the cost of such services shall be reasonably allocated among the properties benefiting from such service and shall be included in Operating Costs. Operating Costs shall include, without limitation, those categories of “Specifically Included Operating Costs,” as set forth below, but shall not include “Excluded Costs,” as hereinafter defined. Notwithstanding the foregoing, in determining the amount of Operating Costs for the Building and grounds for any Operating Year, or portion thereof falling within the term of this Lease, Landlord’s costs shall be deemed to be increased by extrapolation to account for the incremental additional Operating Costs that would otherwise have been incurred by Landlord, but for the existence of vacant rentable floor area in the Building, or attributable to services or other items that are contemplated under this Lease to be shared by tenants in accordance with their respective proportionate share thereof, but not delivered or applicable to portions of the Rentable Area of the Building, such as for example, but without limitation, when a particular tenant in the Building provides cleaning to its own space, in lieu of having it furnished by Landlord. Extrapolation as aforesaid, in the case of vacancy, shall be calculated based on an assumed occupancy level of the greater of (i) 95% or (ii) the average level of occupancy of the Building during the Operating Year in question.

(2) Definition of Excluded Costs. Notwithstanding anything contained herein to the contrary, Operating Costs shall not include Excluded Costs. “Excluded Costs” shall be defined as the following:

(i) the cost of repairs, alterations, capital improvements and other items, which, under generally accepted accounting principles, are properly classified as capital expenditures;

(ii) depreciation;

(iii) lease commissions and advertising and promotional expenses;

(iv) any interest or principal payments on mortgages of Landlord and other indebtedness of Landlord or any costs of financing or refinancing;

(v) amounts paid to any person, firm or corporation related to or otherwise affiliated with Landlord or its management company or any general partner or member of Landlord which are in excess of arms-length competitive prices paid in the Washington, DC metropolitan area for the services or goods provided;

(vi) any management fees whether paid to a related or otherwise affiliated party in excess of two and one-half percent (2½ %) of the gross income from the Building (for the computation hereof, gross income shall be extrapolated in the same manner described in Article 9.1(g)(1) hereof);

(vii) ground rent payments to any ground lessor;

(viii) the costs of any items for which Landlord (a) is reimbursed by insurance or parties other than tenants of the Building pursuant to operating expense provisions included in their respective lease, (b) would have been covered by insurance proceeds had Landlord maintained the insurance required to be maintained by Landlord under this Lease or (c) is not fully compensated due to the coinsurance provisions of its insurance policies on account of Landlord’s failure to obtain sufficient amount of coverage against such risk;

(ix) painting or decorating other than in common or public areas of the Building;

(x) any tenant work performed or alteration of space leased to Tenant or other tenants or occupants of the Building, whether such work or alteration is performed for the initial occupancy by such tenant or occupant or thereafter;

(xi) any cash or other consideration paid by Landlord on account of, with respect to or in lieu of the tenant work or alterations described in clause (x) above;

(xii) costs attributable to the ownership, operation or maintenance of the Building parking garage;

(xiii) repairs necessitated by the negligence of Landlord (but Landlord may include as an Operating Cost the amount of any insurance deductible permitted in paragraph (4) below as a Specifically Included Category of Operating Costs) or required to cure violations of laws in effect on the Term Commencement Date;

(xiv) compensation paid to general partners, officers or executives of Landlord;

(xv) legal, accounting, professional or other consulting fees either related to disputes with tenants, based upon Landlord’s negligence or other tortious conduct, or related to enforcement of leases;

(xvi) the cost of electricity to any tenanted space in the Building;

(xvii) Landlord’s cost for any services provided by Landlord to other tenants for which Landlord would be entitled to be reimbursed as a charge in addition to the Rent payable under the terms of this Lease;

(xviii) costs and expenses associated with any retail space in the Building;

(xix) “takeover expenses” (i.e., expenses incurred by Landlord with respect to space located in another building of any kind or nature in connection with the leasing of space in the Building);

(xx) the cost of replacing any lamps and/or ballasts in tenanted areas in the Building;

(xxi) any asset management fees; or

(xxii) any capital expenses other than Permissible Capital Expenditures as provided below.

(3) Capital Expenditures.

(i) Included in Operating Costs. If, during the term of this Lease, Landlord shall incur any Permissible Capital Expenditure (as defined in clause (ii) below) there shall be included in such Operating Costs and in Operating Costs for each succeeding Operating Year the amount of the Annual Charge-Off (determined as hereinafter provided) of such Permissible Capital Expenditure.

(ii) Permissible Capital Expenditures. “Permissible Capital Expenditure” shall mean and refer to capital expenditures incurred (A) to reduce Operating Costs or to reduce the increase in Operating Costs (i.e., the anticipated average annual savings is greater than the average annual charge), or (B) to comply with legal requirements first enacted or promulgated and in effect after the Term Commencement Date.

(iii) Annual Charge-Off. “Annual Charge-Off” shall be defined as the annual amount of principal and interest payments which would be required to repay a loan (“Capital Loan”) in equal monthly installments over the Useful Life, as hereinafter defined, of the capital item in question at an annual interest rate equal to the Capital Interest Rate, as hereinafter defined, where the initial principal balance is the cost of the capital item in question.

(iv) Useful Life. “Useful Life” shall be reasonably determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item.

(v) Capital Interest Rate. “Capital Interest Rate” shall be defined as an annual rate of either one percentage point over the AA Bond rate (Standard & Poor’s corporate composite or, if unavailable, its equivalent) as reported in the financial press at the time the capital expenditure is made or, if the capital item is acquired through third-party financing, then the actual (including fluctuating) rate paid by Landlord in financing the acquisition of such capital item.

(4) Specifically Included Categories of Operating Costs. Operating Costs shall include, but not be limited to, the following:

Taxes (other than real estate taxes): Sales, Federal Social Security, Unemployment and Old Age Taxes and contributions and State Unemployment taxes and contributions accruing to and paid by the Landlord on account of all employees of Landlord and/or Landlord’s managing agent, who are employed in, about or on account of the Building, except that taxes levied upon the net income of the Landlord and taxes withheld from employees, and “Taxes” as defined in Article 9.1(d) shall not be included herein. Additionally, should the Building ever fall within the boundary of a so-called “Business Improvement District,” then Operating Costs shall include charges, fees and assessments associated therewith.

Water: All charges and rates connected with water supplied to the Building and related sewer use charges, except to the extent reimbursable by tenants or occupants of the Building.

Heat and Air Conditioning: All charges connected with heat and air conditioning supplied to the Building, except to the extent reimbursable by or separately charged to tenants or occupants of the Building.

Wages: Wages and cost of all employee benefits of all employees of the Landlord and/or Landlord’s managing agent (but excluding any employee above the grade of building manager) who are employed in, about or on account of the Building. For any employee or managing agent that services more than one property, Landlord shall reasonably allocate the wages and benefits among the properties served by such employee and managing agent.

Cleaning: The cost of labor and material for cleaning the Building, surrounding areaways and windows in the Building, except to the extent charged directly to, or reimbursed by, tenants or occupants of the Building.

Elevator Maintenance: All expenses for or on account of the upkeep and maintenance of all elevators in the Building.

Electricity: The cost of all electric current for the operation of any machine, appliance or device used for the operation of the Building and the public areas thereof, including the cost of electric current for the elevators, lights, air conditioning and heating, but not including electric current which is paid for directly to the utility by the user/tenant in the Building. Operating Costs shall exclude any electricity costs associated with any tenanted space in the Building.

Insurance, etc.: The premiums and other costs for insurance to be carried by Landlord pursuant to Article 15.9 of this Lease with commercially reasonable deductibles amounts.

Management Office: Rental fees associated with Landlord’s management office in the Building, so long as such management office does not exceed 1,500 square feet of Rentable Area, such rental fees are reasonable, arms-length fees, and the fees associated with such management office are reasonably allocated among all other properties serviced by such management office.

     9.2 Tax Payment Obligation. Commencing on the Rent Commencement Date, Tenant shall pay to Landlord Tenant’s Proportionate Share of Taxes for each Tax Period, such amount being hereinafter referred to as the “Tax Payment Obligation”. Tenant shall remit to Landlord pro rata monthly installments on account of the projected Tax Payment Obligation, reasonably calculated by Landlord on the basis of the most recent Tax data or budget available. If the total of such monthly remittances on account of any Tax Period is greater than the actual Tax Payment Obligation for such Tax Period, Tenant may credit the difference against the next installment of Monthly Rent Payments or other charges due to Landlord hereunder, or, if the Lease has terminated, Landlord shall pay such difference to Tenant within 30 days after receipt of the funds. If the total of such remittances is less than the actual Tax Payment Obligation for such Tax Period, Tenant shall pay the difference to Landlord within 30 days after invoice, together with supporting documentation.

     Upon the written request of Tenant, Landlord will consider in good faith whether to contest or seek abatement of any Taxes affecting the Premises. In the event Landlord receives a request from tenants (including Tenant) occupying at least 50% of the Rentable Area of the Building, Landlord shall contest or seek abatement of Taxes affecting the Premises. Should Landlord contest or seek abatement of such Taxes, then it shall do so with reasonable diligence and shall keep Tenant appropriately informed, in the Landlord’s reasonable discretion, as to such action. Appropriate credit against Tax Payment Obligation shall be given for any refund obtained by reason of a reduction in any Taxes by the Assessors or the administrative, judicial or other governmental agency responsible therefor. The original computations, as well as reimbursement or payments of additional charges, if any, or allowances, if any, under the provisions of this Article 9.2 shall be based on the original assessed valuations with adjustments to be made at a later date when the tax refund, if any, shall be paid to Landlord by the taxing authorities. Reasonable expenditures for legal fees and for other similar or dissimilar expenses incurred in obtaining the tax refund may be charged against the tax refund before the adjustments are made for the Tax Period, otherwise such fees and expenses shall be included as part of Operating Costs.

     9.3 Operating Cost Payment Obligation. Commencing on the Rent Commencement Date, Tenant shall pay to Landlord Tenant’s Proportionate Share of Operating Costs for each Operating Year, such amount being hereinafter referred to as the “Operating Cost Payment Obligation.” Tenant shall remit to Landlord pro rata monthly installments on account of the projected Operating Cost Payment Obligation, reasonably calculated by Landlord on the basis of the most recent Operating Costs data or budget available. If the total of such monthly remittances on account of any Operating Year is greater than the actual Operating Cost Payment Obligation for such Operating Year, Tenant may credit the difference against the next installment of Rent or other charges due to Landlord hereunder, or, if the Lease has terminated, Landlord shall pay such difference to Tenant within 30 days after receipt of the funds. If the total of such remittances is less than actual Operating Cost Payment Obligation for such Operating Year, Tenant shall pay the difference to Landlord within thirty (30) days after being billed therefor.

     9.4 Part Years. If the Rent Commencement Date or the Termination Date occurs in the middle of an Operating Year or Tax Period, Tenant shall be liable for only that portion of the Operating Cost Payment Obligation or Tax Payment Obligation, as the case may be, in respect of such Operating Year or Tax Period represented by a fraction the numerator of which is the number of days of the herein term which falls within the Operating Year or Tax Period and the denominator of which is three hundred sixty-five (365), or the number of days in said Tax Period, as the case may be.

     9.5 Annual Statement; Audit Rights.

          (a) Annual Statement. Landlord will deliver to Tenant, within a commercially reasonable period of time, not to exceed 120 days after the end of the Operating Year, a statement of Operating Costs (the “Annual Statement”), in reasonable detail, broken down into component parts and certified by an officer of Landlord or by Landlord’s certified public accountant that the Annual Statement is true, complete and correct.

          (b) Audit Right. Tenant shall have the right to audit or inspect Landlord’s books and records establishing Operating Costs for an Operating Year for a period of one hundred eighty (180) days following the date that Tenant receives the Annual Statement for such Operating Year from Landlord. If Tenant notifies Landlord within such 180 day period, Landlord shall, upon 30 days’ prior written notice from Tenant (the “Review Notice”), make its books and records for the most recent Operating Year available to Tenant for Tenant’s review, during normal business hours at Landlord’s management office in the Building or such other location within the metropolitan Washington, DC area as Landlord routinely maintains such books and records. If requested by Tenant in the Review Notice, Landlord shall also make available its books and records for the two Operating Years immediately prior to the most recent Operating Year. As a condition to performing any such examination, Tenant’s examiners shall be required to execute and deliver to Landlord an agreement, in form reasonably acceptable to Landlord, agreeing (i) to keep confidential (with customary exceptions) any information which it discovers about Landlord or the Building in connection therewith and (ii) to refrain from soliciting other tenants in the Building. Such examination may be made only by Tenant, its employees and/or by an independent certified public accounting firm approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Without limiting Landlord’s approval rights, Landlord may withhold its approval of any examiner that is being compensated on a contingent fee basis. All costs of the examination shall be borne by Tenant except as set forth in this Article 9.5(b). If Tenant elects to review Landlord’s books and records, within thirty (30) days after such books and records are made available to Tenant, Tenant shall have the right to give Landlord written notice stating in reasonable detail any objection to Landlord’s Annual Statement with respect to the three most recently concluded Operating Years (a “Notice of Dispute”). If Tenant fails to give Landlord such Notice of Dispute within such thirty (30) day period or fails to provide Landlord with a Review Notice within the time period provided above, Tenant shall be deemed to have approved Landlord’s Annual Statement in all respects and shall thereafter be barred from raising any claims with respect thereto. Upon Landlord’s receipt of a timely objection notice from Tenant, Landlord and Tenant shall work together in good faith to resolve the discrepancy between Landlord’s Annual Statement and Tenant’s review. If Landlord and Tenant do not agree on the proper amount for Tenant’s Operating Costs within thirty (30) days after Tenant’s Notice of Dispute to Landlord, either party may refer the dispute to arbitration in accordance with the arbitration provision set forth in Article 29.5 of this Lease. If it is finally determined that the actual Operating Costs for the Operating Year in question are less than the amount set forth as the annual Operating Costs on the Annual Statement delivered to Tenant by at least 2.5% then Landlord shall pay Tenant’s reasonable third-party costs incurred in connection with its audit or inspection of Landlord’s books and records. If, after the audit by Tenant of Landlord’s books and records pursuant to this Article 9.5 with respect to any Operating Year, it is finally determined that: (a) Tenant has made an overpayment on account of Operating Costs, then Landlord shall credit such overpayment against the next installment(s) of Operating Costs thereafter payable by Tenant, except that if such overpayment is determined after the termination or expiration of the term of this Lease, Landlord shall promptly refund to Tenant the amount of such overpayment less any amounts then due from Tenant to Landlord, or (b) Tenant has made an underpayment on account of Operating Costs, Tenant shall, within thirty (30) days of such determination, pay such underpayment to Landlord, and the obligation to make such payment for any period within the term shall survive expiration of the term.

          9.6 Information Meetings and Adjustment of Operating Cost Payment Obligation. Upon any request by Tenant, Landlord shall meet with Tenant to discuss the management and operation of the Building, and advise Tenant of any contemplated material changes with respect thereto, and any material increases in Operating Costs that are anticipated. If Landlord anticipates that the actual Operating Costs for a given Operating Year will be substantially greater than Landlord’s prior estimate, Landlord will endeavor to notify Tenant of such increase and adjust the Operating Cost Payment Obligation.

     9.7 Survival. Any obligations under this Article 9 which shall not have been paid at the expiration or sooner termination of the term of this Lease shall survive such expiration and shall be paid when and as the amount of same shall be determined to be due.

10. CHANGES OR ALTERATIONS BY LANDLORD

     Landlord reserves the right, exercisable by itself or its nominee, at any time and from time to time without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor or otherwise affecting Tenant’s obligations under this Lease, to make such changes, alterations, additions, improvements, repairs or replacements in or to the Building (including the Premises) and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, escalators, and stairways thereof, as it may deem necessary or desirable, and to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building, provided, however, in all cases, that (i) there is no unreasonable obstruction of the right of access to, or unreasonable interference with the use and enjoyment of, the Premises by Tenant, (ii) such changes, alterations, improvements, repairs or replacements are consistent with the first class quality and nature of the Building, and (iii) if such work would affect Tenant’s use or occupancy of the Premises, Landlord shall provide reasonable prior notice to Tenant (except in cases of emergency). If Landlord alters the configuration of the Building, thereby increasing or decreasing the Rentable Area thereof, at any time during the term of this Lease, Tenant may, at Tenant’s option, require that Landlord remeasure the Building in accordance with the Measurement Method, in which event, Tenant shall have the right to verify such calculation. Nothing contained in this Article 10 shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any governmental or other authority. Landlord reserves the right to adopt and at any time and from time to time to change the name or address of the Building, except that, so long as Tenant itself occupies at least 80,000 square feet of Rentable Area in the Building, Landlord shall not change the name of the Building to a proper name of a person or entity. Notwithstanding anything in this Lease to the contrary, Landlord shall diligently prosecute to completion any construction activity on or about the Building, and Landlord shall perform all construction activities so as to minimize interference, to the extent commercially reasonable, with Tenant’s business operations in the Premises or Tenant’s access to the Premises or parking garage.

     No easement for light or air is incorporated in the Premises. The obstruction of Tenant’s view, air, or light by any structure created in the vicinity of the Premises, whether by Landlord or any third party shall in no way affect this Lease or impose any liability on Landlord (provided that such obstruction by Landlord does not violate any covenants of Landlord expressly set forth elsewhere in this Lease).

11. FIXTURES, EQUIPMENT AND IMPROVEMENTS—REMOVAL BY TENANT; WAIVER OF LANDLORD’S LIEN

          (a) All fixtures, equipment, improvements and appurtenances attached to or built into the Premises prior to or during the term, whether by Landlord at its expense or at the expense of Tenant (either or both) or by Tenant shall be and remain part of the Premises and shall not be removed by Tenant during or at the end of the term unless Landlord otherwise elects to require Tenant to remove such fixtures, equipment, improvements and appurtenances, in accordance with Articles 12.3 and/or 22 of the Lease; provided, however, that Tenant shall have the right to remove any such fixtures, equipment, improvements and appurtenances installed by Tenant at its expense. If Tenant elects to or is required to remove same, Tenant will repair any damage to the Premises caused by such removal.

          (b) Landlord hereby affirmatively and forever waives any contractual or statutory lien or security interest in and to Tenant’s personal property, arising solely as a result of this Lease having been entered into by Landlord and Tenant, but Tenant specifically acknowledges that in no event shall such waiver ever be construed as limiting any judgment lien obtained by Landlord upon a default of Tenant of its obligations under this Lease.

12. ALTERATIONS AND IMPROVEMENTS BY TENANT

     12.1 General Provisions. Except as otherwise provided in this Article 12.1, Tenant shall make no alterations, installations, additions or improvements in or to the Premises without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, and then only those made by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. No installations or work shall be undertaken or begun by Tenant until: Landlord has approved written plans and specifications for such work. Landlord shall respond to Tenant’s request for approval of its plans within a commercially reasonable period of time, but in no event more than seven (7) business days after receipt thereof. No amendments or additions to such plans and specifications shall be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord’s consent shall not be required for any solely decorative alterations to the Premises, including, without limitation, changes to paint, carpet and other finishes in the Premises. Landlord’s approval is solely given for the benefit of Landlord and neither Tenant nor any third party shall have the right to rely upon Landlord’s approval of Tenant’s plans for any purpose whatsoever. Without limiting the foregoing, Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design. Landlord shall have no liability or responsibility for any claim, injury or damage alleged to have been caused by the particular materials, appliances or equipment selected by Tenant in connection with any work performed by or on behalf of Tenant in the Premises including, without limitation, furniture, carpeting, copiers, laser printers, computers and refrigerators. Any such work, alterations, installations, additions and improvements shall be done at Tenant’s sole expense and at such times and in such manner as Landlord may as the parties may reasonably agree upon. Copies of all permits and approvals required for the Tenant’s improvements or alterations shall be furnished to Landlord promptly upon receipt thereof. In addition, Landlord may monitor the progress of such work, including, without limitation, attend any weekly or other periodic job meetings. Except in connection with Tenant’s Initial Work, First Expansion Work, and Second Expansion Work, Tenant shall pay Landlord’s actual, reasonable, third party costs incurred to review Tenant’s plans, within thirty (30) days after substantial completion of such work. Any review and monitoring of Tenant’s improvements or alterations by Landlord shall not impose upon Landlord any responsibility or liability whatsoever to Tenant as a result of such work . Within forty-five (45) days after completion of any improvements or alterations, Tenant shall provide to Landlord “as-built” plans of such improvements or alterations.

     12.2 Alterations Outside of the Premises. Tenant shall not be permitted to make or perform any alterations, improvements or installations to any portion of the Building outside of the Premises, including, without limitation, on the roof of the Building, without Landlord’s prior written consent, which consent to alterations, improvements or installations required to provide services to the Premises, including, without limitation, any supplemental heating, ventilation or air conditioning systems, shall not be unreasonably withheld, conditioned or delayed, provided that Landlord shall be deemed reasonable for refusing consent to alterations that adversely affect the structure of the Building or any Building systems, or adversely affect Landlord’s design or aesthetic criteria. Such alterations, improvements or installations shall be subject to all of the terms and conditions of this Article 12 and Article 13 and Landlord’s reasonable determination of the optimal location for such installations. Landlord shall provide Tenant with 24-hour access to the area in which such alterations, improvements or installations are located, subject to Landlord’s reasonable security procedures and restrictions based on emergency conditions and to other causes beyond Landlord’s reasonable control.

     12.3 Tenant’s Obligation to Remove. If Tenant shall make any alterations, installations, additions or improvements other than Tenant’s Work (as defined in Article 4.3), then Landlord may elect to require Tenant at the expiration or sooner termination of the term of this Lease to remove the same (and repair any damage caused by such removal), provided that Landlord shall have designated in writing at the time of Landlord’s approval (if such approval was required pursuant to Article 12.1) which of the foregoing are to be so removed. Notwithstanding anything contained herein to the contrary, Landlord shall not be entitled to require the removal of (i) any internal restrooms or kitchen/pantry, (ii) any existing interconnecting stairs in the Premises, or any such stairs hereinafter installed by Tenant, (iii) cabling and/or conduit, or (iv) any other alterations, installations, additions or improvements unless they are both (a) unusual (i.e. not commonly found in modern first class office buildings) and (b) costly to remove. Upon request by Landlord, Tenant shall consult with Landlord, and Tenant will implement any reasonable suggestions that will allow hereinafter installed interconnecting stairs to be removed without extraordinary expense, so long as such suggestions do not materially increase the cost of their construction.

13.	TENANT’S CONTRACTORS—MECHANICS’ AND OTHER LIENS—STANDARD OF TENANT’S PERFORMANCE—COMPLIANCE WITH LAWS

     Whenever Tenant shall make any alterations, installations, additions or improvements in or to the Premises—whether such work be done prior to or after the Term Commencement Date—Tenant will strictly observe the following covenants and agreements:

          (a) Tenant agrees that it will not, either directly or indirectly, use any contractors and/or materials if their use will create any difficulty, whether in the nature of a labor dispute or otherwise, with other contractors and/or labor engaged by Tenant or Landlord or others in the construction, maintenance and/or operation of the Building or any part thereof.

          (b) In no event shall any material or equipment be incorporated in or added to the Premises, so as to become a fixture or otherwise a part of the Building, in connection with any such alteration, installation, addition or improvement which is subject to any lien, mortgage or other encumbrance of any kind whatsoever or is subject to any security interest or any form of title retention agreement. Any mechanic’s lien filed against the Premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant within thirty (30) days thereafter, at Tenant’s expense by filing the bond required by law or otherwise. If Tenant fails so to discharge any lien, Landlord may do so at Tenant’s expense and Tenant shall reimburse Landlord for any expense or cost incurred by Landlord in so doing within thirty (30) days after rendition of a bill therefor, including, without limitation, reasonable attorney’s fees.

          (c) All installations or work done by Tenant shall be at its own expense and shall at all times comply with (i) laws, rules, orders and regulations of governmental authorities having jurisdiction for the Premises; (ii) orders, rules and regulations of any Board of Fire Underwriters, or any other body hereafter constituted exercising similar functions, and governing insurance rating bureaus; and (iii) Rules and Regulations of Landlord; and shall be performed substantially in accordance with plans and specifications approved by Landlord to the extent required pursuant to Article 12.

          (d) Tenant shall procure all necessary permits before undertaking any work in the Premises that requires a permit; do all of such work in a good and workmanlike manner, employing materials of good quality and complying with all governmental requirements. Tenant shall cause contractors employed by Tenant to carry Worker’s Compensation Insurance in accordance with statutory requirements, Automobile Liability Insurance and, naming Landlord as an additional insured, Commercial General Liability Insurance covering such contractors on or about the Premises in amounts reasonably acceptable to Landlord and to submit certificates evidencing such coverage to Landlord prior to the commencement of such work.

14. REPAIRS BY TENANT—FLOOR LOAD

     14.1 Repairs by Tenant. Tenant shall keep the Premises neat and clean and in such repair, order and condition as the same are in on the Rent Commencement Date or may be put in during the term hereof, reasonable use and wearing thereof and damage by fire or by other casualty or condemnation excepted. Tenant shall be solely responsible for the proper maintenance of all equipment and appliances operated by Tenant, including, without limitation, copiers, laser printers, computers, ovens and refrigerators. Tenant shall make, as and when needed as a result of misuse by, or neglect or improper conduct of, Tenant or Tenant’s servants, employees, agents, contractors, invitees, or licensees or otherwise, all repairs in and about the Premises necessary to preserve them in such repair, order and condition, which repairs shall be in quality and class equal to the original work. Landlord may elect, upon ten (10) days’ prior written notice to Tenant (except in cases of emergency when only notice reasonable under the circumstances shall be required), at the expense of Tenant, to make any such repairs or to repair any damage or injury to the Building or the Premises caused by moving property of Tenant in or out of the Building, or by installation or removal of furniture or other property, or by misuse by, or neglect, or improper conduct of, Tenant or Tenant’s servants, employees, agents, contractors, or licensees. This Article 14.1 is subject to Landlord’s repair and maintenance obligations in Article 8 and to the waivers in Article 19.

     14.2 Floor Load—Heavy Machinery. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law. The structural load capacity of each floor is 80 pounds per square foot live load, plus 20 pounds per square foot partition dead load. Landlord reserves the right to reasonably prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient in Landlord’s reasonable judgment to absorb and minimize, to the extent reasonably satisfactory to Landlord, any vibration, noise and annoyance. Tenant shall coordinate the moving of any safe, heavy machinery, heavy equipment, freight, bulky matter, or fixtures into or out of the Building with Landlord. If such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons qualified to do so, including, if necessary, using a person holding a Master Rigger’s License to do said work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Tenant. Proper placement of all such business machines, etc., in the Premises shall be Tenant’s responsibility.

15. INSURANCE, INDEMNIFICATION, EXONERATION AND EXCULPATION

     15.1 General Liability Insurance. Tenant shall procure, and keep in force and pay for Commercial General Liability Insurance, including, without limitation, host liquor liability coverage (which shall, without limitation, cover Tenant’s use of the roof deck), insuring Tenant on an occurrence basis against all claims and demands for personal injury liability (including, without limitation, bodily injury, sickness, disease, and death) or damage to property which may be claimed to have occurred from and after the time Tenant and/or its contractors enter the Premises in accordance with Article 4 of this Lease, of not less than Five Million ($5,000,000) Dollars in the event of personal injury to any number of persons or damage to property, arising out of any one occurrence, and from time to time thereafter shall be not less than such higher amounts, if procurable, as may be reasonably required by Landlord and are customarily carried by responsible similar tenants in the City or Town wherein the Building is located. Tenant may use an umbrella policy to cover limits in excess of Two Million and 00/100 Dollars ($2,000,000.00).

     15.2 Tenant’s Property Insurance. Tenant shall keep its personal property in and about the Premises insured against loss or damage caused by any peril covered under a “special form” property insurance policy in an amount equal to one hundred percent (100%) of the replacement cost value. Notwithstanding the foregoing, Landlord agrees that the original named Tenant, The Advisory Board

Company, and any Permitted Assignee (as defined in Article 16.5), shall be permitted to self-insure its personal property in and about the Premises.

     15.3 Insurance Requirements. Such insurance shall be effected with insurers having Best’s rating of A-:VIII or better, authorized to do business in the State wherein the Building is situated under valid and enforceable policies. Tenant shall name Landlord, any Mortgagee, and Landlord’s managing agent as additional insureds, as their interest may appear, under the liability policy referenced above. All such insurance shall provide that it shall not be canceled or modified without at least twenty (20) days’ prior written notice to each insured named therein. On or before the time Tenant and/or its contractors enter the Premises in accordance with Articles 4 and 14 of this Lease and thereafter not less than fifteen (15) days prior to the expiration date of each expiring policy, original copies of the policies provided for in Article 15.1 issued by the respective insurers, or certificates of such policies using ACORD Form 27 (or its equivalent), and issued by such insurers together with evidence satisfactory to Landlord of the payment of all premiums for such policies, shall be delivered by Tenant to Landlord. Tenant may satisfy such insurance requirements by including the Premises in a so-called “blanket” insurance policy, provided that the amount of coverage allocated to the Premises pursuant to a “per location” endorsement shall fulfill the requirements set forth herein. To the extent of Tenant’s indemnity obligations under Article 15.4 below, Tenant’s insurance shall be primary to, and not contributory with, any insurance carried by Landlord, whose insurance shall be considered excess only in such events. Landlord may require that Tenant carry such additional types and amounts of insurance as may commonly be required by other owners of similar first class office buildings in the Downtown Washington D.C. area from time to time.

     15.4 Tenant Indemnity. Tenant will save Landlord, its agents and employees, harmless and will defend and indemnify Landlord, its agents and employees, from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority on account of or based upon any injury to person, or loss of or damage to property, arising out of the use or occupancy of the Premises by Tenant, or by any person claiming by, through or under Tenant, or on account of or based upon the negligence or willful misconduct of Tenant, its agents, employees or contractors (except to the extent the same is caused by Landlord, its agents, contractors or employees).

     15.5 Landlord Indemnity. Landlord will save Tenant, its agents and employees, harmless and will defend and indemnify Tenant, its agents and employees, from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority on account of or based upon any injury to person, or loss of or damage to property, arising out of or based upon the negligence or willful misconduct of Landlord, its agents, employees or contractors.

     15.6 Intentionally Omitted.

     15.7 Bursting of Pipes, etc. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, air contaminants or emissions, electricity, electrical or electronic emanations or disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances, equipment or plumbing works or from the roof, street or sub-surface or from any other place or caused by dampness, vandalism, malicious mischief or by any other cause of whatever nature, unless caused by or due to the negligence of Landlord, its agents, servants, contractors or employees.

     15.8 Repairs and Alterations—No Diminution of Rental Value. Except as otherwise provided in this Lease, there shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to Tenant arising from any repairs, alterations, additions, replacements or improvements made by Landlord, or any related work performed by Tenant or others in or to any portion of the Building or Premises, or in or to fixtures, appurtenances, or equipment thereof, or for failure of Landlord or others to make any repairs, alterations, additions or improvements in or to any portion of the Building, or of the Premises, or in or to the fixtures, appurtenances or equipment thereof. Notwithstanding anything in this Lease to the contrary, Landlord shall diligently prosecute to completion any construction activity on or about the Building, and Landlord shall perform all construction activities so as to minimize interference, to the extent commercially reasonable, with Tenant’s business operations in the Premises or Tenant’s access to the Premises or parking garage.

     15.9 Landlord’s Insurance. At all times throughout the term, Landlord shall carry and maintain the following insurance policies with a reputable insurance company licensed in the District of Columbia:

          (a) Commercial General Liability Insurance applicable to the Building and the Land and its appurtenances providing, on an occurrence basis, a minimum combined single limit of Five Million Dollars ($5,000,000.00), with a contractual liability endorsement covering Landlord’s indemnity obligations under Article 15.5 above, and naming Tenant as an additional insured.

          (b) “Special Form” property insurance, written at replacement cost value of the Building above foundation walls (including work, installations, improvements and betterments in the Premises), and all of Landlord’s personal property on the Land and at the Building, provided that in the event any improvements and alterations performed by or on behalf of Tenant in the Premises in excess of standard office improvements or materially more expensive to insure than standard first-class office improvements or alterations, as reasonably determined by Landlord, Tenant shall pay such portion of the premium to Landlord within thirty (30) days after receipt of an invoice and reasonable supporting information.

          (c) Rent Loss Insurance as may be required by Landlord’s Mortgagee, or in such commercially reasonable amounts as may be determined appropriate by Landlord recognizing that it is the express intent of the parties that Landlord shall obtain rent-loss insurance for at least a one (1) year period insuring the continued payment of rent notwithstanding a fire or other casualty damaging the Building.

Landlord’s insurance shall be effected with insurers having Best’s rating of A-:VIII or better, authorized to do business in the District of Columbia under valid and enforceable policies. All such insurance shall provide that it shall not be canceled or modified without at least twenty (20) days’ written notice to each insured named therein. Certificates of such policies using ACORD Form 27 (or its equivalent), issued by such insurers together with evidence satisfactory to Tenant of the payment of all premiums for such policies, shall be delivered by Landlord to Tenant. Landlord may satisfy such insurance requirements by including the Premises in a so-called “blanket” insurance policy, provided that the amount of coverage allocated to the Premises pursuant to a “per location” endorsement shall fulfill the requirements set forth herein. To the extent of Landlord’s indemnity obligations under Article 15.5 above, Landlord’s insurance shall be primary to, and not contributory with, any insurance carried by Tenant, whose insurance shall be considered excess only in such events.

16. ASSIGNMENT, MORTGAGING AND SUBLETTING

     16.1 General Prohibition. Tenant covenants and agrees that, except as expressly otherwise provided in this Article 16, neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred, voluntarily, by operation of law or otherwise, and that neither the Premises, nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied, by anyone other than Tenant, or to be sublet. The listing of any name other than that of Tenant, whether on the doors of the Premises or on the Building directory, or otherwise, shall not operate to vest in any such other person, firm or corporation any right or interest in this Lease or in the Premises or be deemed to effect or evidence any consent of Landlord. Except as otherwise set forth in Article 16.2 below, and other than the transfer of any stock on a nationally-recognized public security exchange, any transfer of 50% or more of the ownership interests (including, without limitation, partnership interests, membership interests or stock) in Tenant or of operating control over Tenant (whether by management agreement, stock sale or other means) shall be deemed to constitute an assignment of this Lease, and shall be subject to the provisions of this Article 16 as if the subject transaction were an assignment of this Lease to the new owners of Tenant. Tenant shall not transfer all or substantially all of its assets to any person or entity unless this Lease is one of the assets so transferred to such other person or entity, and the transferee assumes in writing, for Landlord’s benefit, the obligations of Tenant under this Lease.

     16.2 Transfer or Assignment – Merger or Consolidation. Notwithstanding the foregoing, if Tenant is a corporation, limited liability company, or other entity, Landlord’s consent shall not be required with respect to the assignment or transfer of this Lease, and the term and estate hereby granted, to any entity into which Tenant is merged or with which Tenant is consolidated or to which all or substantially all of Tenant’s assets shall be sold, provided that such successor entity shall have a net worth at least equal to that of Tenant immediately prior to such merger or consolidation, and provided further that the successor entity and Tenant shall execute, acknowledge and deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the successor entity shall agree to be bound by and upon all the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be performed, and shall expressly agree that the provisions of this Article 16 shall, notwithstanding such assignment or transfer, continue to be binding upon it with respect to all future assignments and transfers.

     16.3 Landlord’s Consent – Acknowledgment of Conditions Fulfilled. Tenant must notify Landlord in writing of any proposed assignment or sublease for which Landlord’s consent is required under this Article 16, at least 15 business days prior to the effective date thereof. Each notice requesting Landlord’s consent for an assignment or sublease (a “Consent Request Notice”) must include (1) the name and address of the proposed assignee or subtenant, (2) the nature and character of the business of the proposed assignee or subtenant, (3) financial information (including financial statements) of the proposed assignee or subtenant, (4) the proposed effective date of the assignment or sublease, which shall be not less than fifteen (15) business days thereafter, and (5) a copy of the proposed sublease or assignment agreement. Tenant shall also provide any additional information Landlord reasonably requests regarding such proposed assignment or subletting. Within 15 business days after Landlord receives the Consent Request Notice (with all required information included), Landlord shall (i) grant its consent to such proposed assignment or subletting, or (ii) deny its consent to such proposed assignment or subletting (subject to Article 16.4 below) accompanied by reasonably specific reasons for such denial.

          (a) Reasonable Consent Standard. Landlord will not unreasonably withhold, condition or delay its consent to the assignment or sublease described in the Consent Request Notice. Without limitation, it shall not be unreasonable for Landlord to deny its consent to any proposed assignment or sublease if (i) the proposed assignee or subtenant does not have a financial worth, considering the responsibility involved, based on evidence provided by Tenant (and others) to Landlord to be capable, in Landlord’s reasonable judgment, of fulfilling such responsibility; (ii) in Landlord’s reasonable judgment the proposed assignee or subtenant is engaged in a business which is not in keeping with the then standards of the Building; (iii) the proposed use is not limited to the Permitted Use; (iv) Landlord (or its broker) has submitted a draft expression of interest, letter of intent or term sheet to the proposed assignee or sublessee (or its broker) or such proposed assignee or sublessee (or its broker) has submitted to Landlord (or its broker) a draft expression of interest, letter of intent or term sheet to lease space in the Building, at any time within the six month period prior to the date of the Consent Request Notice, or (v) consenting to the proposed assignment or sublease could cause Landlord to be in violation under another lease at, or contractual obligation relating to, the Building.

          (b) Conditional Waiver Regarding Subtenant Credit. Notwithstanding anything to the contrary provided in paragraph (a) above, so long as there is no Event of Default in existence at the time of Tenant’s giving a Consent Request Notice, or as of the execution date of any sublease with respect to which such Consent Request Notice relates, and provided that at each such time no more than twenty-five percent (25%) of the Rentable Area of the Premises are or will be (when taking into account the proposed sublease) subject to a sublease or subleases, excluding any sublease to a then Affiliate, Landlord agrees that it shall waive the right to consider the factor referred to in clause (i) in subparagraph (a) above. However, in no event shall the aforesaid conditional waiver apply to any sublease for which Tenant is requesting a Special Non-Disturbance Agreement (as hereinafter defined).

     16.4 Consideration for Assignment or Sublease; Profit Sharing.

          (a) Less than 25% of the Premises Sublet. Unless and until Tenant subleases twenty-five percent (25%) or more of the Rentable Area of the Premises (excluding any sublease(s) to an Affiliate and the sublease to Wilmer Cutler & Pickering of the 6th floor telecom equipment room [the “WCP Sublease"]), Landlord shall have no right to receive any portion of the profit generated by any sublease of any portion of the Premises.

          (b) 25% or More, but Less Than 50% of the Premises Sublet. If, as of the first day of any calendar month during the term of this Lease, more than twenty-five percent (25%) but less than fifty percent (50%) of the Rentable Area of the Premises is then sublet (excluding any sublease(s) to an Affiliate and the WCP Sublease), then Tenant shall pay to Landlord as Additional Rent under this Lease, as and when received or realized by Tenant, fifty percent (50%) of the Monthly Sublet Profit (hereafter defined) multiplied by a fraction, the numerator of which is (i) the total Rentable Area of all space then sublet by Tenant (excluding any sublease(s) to an Affiliate and the WCP Sublease) minus twenty-five percent (25%) of the total Rentable Area of the Premises, and (ii) the denominator of which is the total Rentable Area of all space then sublet by Tenant (excluding any sublease(s) to an Affiliate and the WCP Sublease). For purposes hereof, “Monthly Sublet Profit” shall mean the amount by which the fixed rent, additional rent and any other sums paid by subtenant(s) to Tenant for such month (excluding any of the foregoing with respect to the WCP Sublease or under a sublease to an Affiliate) exceeds the portion of the Yearly Rent plus Tenant’s Proportionate Share of Taxes and Operating Costs and reasonably allocable Additional Rent with respect to the sublet Rentable Area(s), after Tenant shall have recovered, in full, all reasonable and actual out-of-pocket expenses incurred by Tenant in procuring such sublease(s), including leasehold improvement costs, broker fees and legal fees (if any) paid by Tenant. Any consideration given in consideration for such sublease, whether in the form of cash payment or otherwise, that is realized other than on a monthly basis, shall be deemed realized monthly on the first day of each month, on a straight line basis over the term of the sublease. For example, if (1) the Rentable Area of the Premises is 100,000 square feet, (2) the total Rentable Area of the Premises sublet by Tenant (excluding any sublease(s) to an Affiliate and the WCP Sublease) is 35,000 square feet, (3) the total Rentable Area of the Premises sublet by Tenant to an Affiliate is 65,000 and (4) the Monthly Sublet Profit for a particular month is $1,000, then the portion of the Monthly Sublet Profit to be paid to Landlord shall be $142.85 (50% x $1,000 x [10,000/35,000]).

     For purposes of this Article 16.4, in determining if and to the extent there is any Monthly Sublet Profit, all subleases then in effect (excluding subleases to Affiliates and the WCP Sublease) shall be taken into account.

          (c) 50% or More of the Premises Sublet. If, as of the first day of a calendar month during the term of this Lease, fifty percent (50%) or more of the Premises is then sublet (excluding subleases to Affiliates and the WCP Sublease), then Tenant shall pay to Landlord as Additional Rent under this Lease, as and when received or realized by Tenant, fifty percent (50%) of the Monthly Sublet Profit.

          (d) Lease Assignment. If Tenant assigns this Lease (other than an assignment to an Affiliate or a Permitted Assignee [as defined in Article 16.5]), Tenant shall pay to Landlord, as Additional Rent under this Lease, as and when paid by the assignee, fifty percent (50%) of all sums received or consideration given in consideration for such assignment of this Lease, after Tenant shall have recovered in full all reasonable and actual out-of-pocket expenses incurred by Tenant in procuring such assignment, including without limitation, leasehold improvement costs, broker fees and legal fees (if any) paid by Tenant.

          (e) Subsequent De-Affiliation. Notwithstanding anything to the contrary provided in this Article 16.4, if any subtenant that is initially an Affiliate, but at a later point in time, it no longer qualifies under this Lease as an Affiliate, then the calculation thereafter of Landlord’s share of any Monthly Sublet Profit, payable under paragraphs (b) or (c) of this Article 16.4, shall no longer exclude the Rentable Area demised under the sublease to such former Affiliate, and the sums payable under such sublease shall be accounted for in the calculation of Monthly Sublet Profit. However, in no event shall any sublease originally excluded as a sublease to an Affiliate, but later considered a non-Affiliate sublease under this paragraph (e), result in aggregate Monthly Sublet Profit being reduced on account of (i) expenses incurred in procuring such sublease or (ii) the amounts payable under such sublease being less than the Yearly Rent and other amounts allocable to such space payable under this Lease.

          (f) Effect of Event of Default. Notwithstanding anything to the contrary provided in this Article 16.4, Landlord shall be entitled to one hundred percent (100%) of any Monthly Sublet Profit attributable to a period during which an Event of Default exists under this Lease.

     16.5 Permitted Assignments and Subleases Notwithstanding anything to the contrary in this Lease, provided that (a) there is no uncured Event of Default under this Lease, and (b) Tenant shall continue to remain fully liable under the Lease, Tenant, without Landlord’s prior consent, may assign this Lease to an “Affiliate” (as hereinafter defined, and collectively with any transferee permitted under Article 16.2 above, hereinafter referred to as “Permitted Assignee”), or sublease all or any portion of the Premises to an Affiliate, provided that, in either case, at the time of such assignment or sublease there are no plans to cause a change in control of such Affiliate, that would cause such entity to no longer be an Affiliate of Tenant. Subject to the foregoing prohibition of subterfuge, a later transaction which results in the subtenant ceasing to be an Affiliate of Tenant shall not be subject to the terms and conditions of Article 16.2, provided that at such time as an Affiliate later ceases to be an Affiliate, the Rentable Area subleased to such entity shall thereafter be included in the Rentable Area of the Premises considered, for all purposes of this Lease, subleased to third parties, including without limitation for the purpose of determining whether Tenant has exceeded the sublease thresholds set forth in Articles 2.8(h), 3.4(a), and above in Article 16.4. For purposes of this Article 16.5, “Affiliate” means and refers to any person or entity (i) which directly or indirectly controls or is controlled by Tenant, or (ii) which is under common control with Tenant. Notwithstanding that Landlord’s consent is not required under the circumstances set forth above, Tenant shall fulfill the requirements of clauses (1), (2) and (5) of Section 16.3 in connection with any such transaction. Subject to Article 16.4(e), Landlord shall have no claim to profits of any assignment or subletting transaction with any Permitted Assignee or Affiliate. Tenant shall give Landlord at least ten (10) days’ prior written notice of any sublease or assignment within the scope of this Article 16.5, and shall evidence its compliance with this Article 16.5, prior to the effective date of the applicable transaction.

     16.6 Intentionally Omitted.

     16.7 Miscellaneous. If the Premises or any part thereof is sublet or occupied by anybody other than Tenant, Landlord may, at any time during the continuance of an Event of Default, collect rent and other charges from the subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved then due and thereafter becoming due, but no such subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the subtenant or occupant as a tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. Each and every subsequent assignment or sublease will be subject to the provisions of this Article 16. The assignee under any assignment of this Lease shall be jointly and severally liable with Tenant for all of the obligations of “Tenant” under this Lease (and in no event will Tenant be released from any of its obligations under this Lease, whether accruing before or after the date of such assignment or sublease). Any sublease or assignment shall require that the sublessee or assignee thereunder be subject to and bound in all respects by all of the provisions of this Lease (but in the case of a sublease, to the extent that such Lease provisions relate to the portion of the Premises subleased or to the sublessee’s operations and conduct of business, and to the extent of the rent and other financial obligations set forth in such sublease). Tenant shall reimburse Landlord for Landlord’s reasonable attorneys fees and out-of-pocket expenses incurred in connection with Landlord’s review of such sublease or assignment, provided that no such fees and expenses shall be owing in the case of the WCP Sublease executed contemporaneously herewith. Any sublease to which Landlord gives its consent shall not be valid unless and until Tenant and the sublessee execute a consent agreement in form and substance reasonably satisfactory to Landlord and Tenant and a fully executed counterpart of such sublease has been delivered to Landlord. Any consent by Landlord to a particular assignment or subletting shall not in any way diminish the prohibition stated in the first sentence of this Article 16 or the continuing liability of Tenant.

     16.8 Special Non-Disturbance. (a) Provided there is not an Event of Default in existence at the time Tenant requests a Special Non-Disturbance Agreement (as hereinafter defined) or as of the execution date of any such Special Non-Disturbance Agreement, and provided that the following conditions are fulfilled (the “Conditions”), Landlord will enter into a non-disturbance agreement in substantially the form attached hereto as Exhibit 15 (a “Special Non-Disturbance Agreement”) with a subtenant under a Qualified Non-Disturbance Sublease (as hereinafter defined).

          (b) The “Conditions” shall mean satisfaction of the following:

(1) The subtenant under a Qualified Non-Disturbance Sublease is a Qualified Non-Disturbance Subtenant (as hereinafter defined);

(2) The sublease is a Qualified Non-Disturbance Sublease;

(3) The reasonable legal fees and expenses of Landlord’s counsel in connection with the review of the Qualified Non-Disturbance Sublease, the subtenant in question, and the review and negotiation of the Special Non-Disturbance Agreement have been paid by Tenant;

(4) Two (2) original, fully executed counterparts of the Qualified Non-Disturbance Sublease have been delivered to Landlord, together with any necessary guaranty to be delivered in connection therewith; and

(5) The Qualified Non-Disturbance Subtenant executes and delivers to Landlord four (4) counterparts of the Special Non-Disturbance Agreement.

     (c)  “Qualified Non-Disturbance Sublease” shall mean a sublease which:

(1) Is a sublease of Qualified Non-Disturbance Sublease Space (as hereinafter defined);

(2) Provides that the sublet premises shall be used by the subtenant solely for the Permitted Use set forth in this Lease;

(3) Provides for payment by the subtenant of annual fixed rent, payable without abatement except the appropriate pro rata portion (as more particularly illustrated in clause (f) below) of any abatement available to Tenant under the Lease which Tenant passes through to the Qualified Non-Disturbance Subtenant, in an amount equal to or greater than the Yearly Rent payable under this Lease with respect to the portion of the Premises to be sublet (as more particularly illustrated in clause (f) below, the “Special Fixed Subrent Floor”), and is otherwise a sublease which, if the recognition and attornment provisions of the Special Non-Disturbance Agreement were to become effective and the subtenant were to become a direct tenant of Landlord thereunder, will not provide the subtenant with rights which exceed the rights granted to Tenant under this Lease as to the sublet premises;

(4) Provides for the payment by the subtenant of subtenant’s pro rata share (on a per rentable square foot basis) of Tenant’s Tax Payment Obligation and Operating

Cost Payment Obligation, payable without abatement except the appropriate pro rata portion (as more particularly illustrated in clause (f) below) of any abatement available to Tenant under the Lease which Tenant passes through to the Qualified Non-Disturbance Subtenant, together with the subtenant’s appropriate pro rata portion (as more particularly illustrated in clause (f) below) of any Additional Rent to be paid by Tenant to Landlord under this Lease;

(5) Directs the subtenant to pay an amount equal to the Special Fixed Subrent Floor plus subtenant’s share of Tenant’s Tax Payment Obligations and Operating Cost Payment Obligation due under the Sublease, plus any Landlord’s Profit (as defined in the Special Non-Disturbance Agreement) directly to Landlord;

(6) Does not contain terms which are inconsistent with, or contrary to, the provisions of this Lease;

(7) Provides sublandlord substantially the same rights and remedies against the subtenant as Landlord has with respect to Tenant under this Lease;

(8) Expressly subjects the subtenant to all of Tenant’s obligations under this Lease as applicable to the sublet premises demised under the sublease, so that Landlord continues to have the benefit thereof; and

(9) Grants to the subtenant no rights in excess of those granted to Tenant hereunder, but which excludes those set forth in the following sections of this Lease: Article 2.1(c) [last 4 sentences], Article 2.2(b), Articles 2.4, 2.5, 2.7, 2.8 and 3.4, Article 4, Articles 8.1(b) and 8.11, Article 9.6, any right to retain more than 50% of Monthly Sublet Profit, under any circumstances, under Article 16.4, Article 16.9, Article 30 (except for the first sentence thereof, which will be included), and Article 31. In no event may the term of a Qualified Non-Disturbance Sublease (whether initial term or extension term) extend beyond the term of this Lease (as the same may have been extended by extension options which have been exercised), so that Tenant must extend the term of this Lease in order to grant such rights. Likewise, in no event may the space described under a Qualified Non-Disturbance Sublease extend beyond the boundaries of the Premises as theretofore expanded, so that Tenant must expand the Premises to include such space and to demise any rights to the same under the Qualified Non-Disturbance Sublease

     (d)  “Qualified Non-Disturbance Sublease Space” shall mean the entire Premises, or a portion of the Premises which satisfies the following requirements:

(1) the sublease premises must be comprised of not less than 50,000 square feet of Rentable Area, and any proposed sublease premises that constitutes a portion of a floor of the Building shall have an Acceptable Sublease Configuration (as hereinafter defined); and

(2) the sublease premises must be comprised of at least one (1) full floor with any space in excess thereof on a contiguous floor or floors, and with any partial floor space limited to one (1) floor of the Building, and any Storage Space allocated thereto not exceeding the subtenant’s pro rata share of Tenant’s leased Storage Space; and

(3) the full floors of such sublease premises must be either the highest or lowest full floors of the portion of the Building comprising the aggregate of (i) the Initial Premises, the First Expansion Premises and the Second Expansion Premises (the “Must Take Space”) and (ii) any other space in the Building then comprising a full floor of the

Premises (for example, if the space referred to in this clause (iii) then comprises only the 6th, 7th, 8th and 9th floors, then the Qualified Non-Disturbance Space must be comprised of either the entire 9th floor and a portion of the 8th floor, or the entire 6th floor and a portion of the 7th floor.

An “Acceptable Sublease Configuration” shall mean a contiguous and commercially reasonable, independently leasable configuration containing a proportionate ratio of linear feet of exterior window line to the rentable area of the Premises as a whole (i.e. the same proportion as the entire Premises) and contains reasonable means of ingress, egress or access to the common facilities and/or core areas of the Building (such as access to bathrooms, telephone and electrical closets, etc.).

          (e) “Qualified Non-Disturbance Subtenant” shall mean a subtenant, which may not be an Affiliate of Tenant, that satisfies all of the requirements and procedures for obtaining Landlord’s consent to a sublease under this Article 16 including, without limitation, the creditworthiness set forth in Article 16.4.

          (f) The “pro rata” portion of any abatement shall be based on the Rentable Area of the Premises (or portion thereof) in cases where the abatement is equally applicable to the entire Premises (or a portion thereof) and for the full term of the Sublease. For example, rent abatement in the case of fire or other casualty under Article 18.4 shall be on a rentable square footage basis. Any abatement on account of the Rent Credit, however, shall only be allocable to the Initial Premises and for only the fifteen (15) year term thereof, and may not be allocated to a subtenant other than to the extent the subtenant is subleasing a portion of the Initial Premises during the aforesaid fifteen (15) year term of the Rent Credit. The applicable Special Fixed Subrent Floor for a sublease shall be calculated based on the Yearly Rent payable by Tenant under this Lease for the space in question, rather than on a per square foot basis. For purposes of allocating responsibility for Additional Rent, the subtenant must be allocated responsibility as it may reasonably be allocable to the premises demised under its sublease. For example, in the event such subtenant requests overtime HVAC, then in the absence of any other requests therefor that would result in the sharing of that expense, 100% thereof must be allocated to the subtenant.

          (g) Notwithstanding that Landlord has executed a Special Non-Disturbance Agreement with respect to a Qualified Non-Disturbance Sublease, such Qualified Non-Disturbance Sublease shall nevertheless be subject to all of the terms and conditions of this Article 16, including, without limitation, Article 16.5.

17. MISCELLANEOUS COVENANTS

     Tenant covenants and agrees as follows:

     17.1 Rules and Regulations. Tenant will faithfully observe and comply with the Rules and Regulations attached hereto as Exhibit 10 and such other and further reasonable Rules and Regulations as Landlord hereafter at any time or from time to time may make and may communicate in writing to Tenant, which in the reasonable judgment of Landlord shall be necessary for the reputation, safety, care or appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building, or the equipment thereof, or the comfort of tenants or others in the Building, provided, however, that (a) in the case of any conflict between the provisions of this Lease and any such regulations, the provisions of this Lease shall control, and (b) any enforcement of such Rules and Regulations shall be implemented in a non-discriminatory manner, provided that Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, contractors, visitors, invitees or licensees.

     17.2 Intentionally Omitted.

     17.3 Intentionally Omitted.

     17.4 Signs, Blinds and Drapes.

          (a) General. Except as permitted by this Lease, and except for signs placed within the Premises, Tenant shall not attach any signs in any part of the Building. No signs or blinds may be put on or in any window or elsewhere if visible from the exterior of the Building, nor may the building standard blinds be removed by Tenant. Tenant may hang its own drapes, provided that they shall not in any way interfere with the building standard blinds or be visible from the exterior of the Building and that such drapes are so hung and installed that when drawn, the building standard drapery or blinds are automatically also drawn. Any signs or lettering affixed to the public corridors or the doors shall conform to Landlord’s building standard design or as reasonably approved by Landlord. Neither Landlord’s name, nor the name of the Building, or the name of any other structure erected therein shall be used without Landlord’s consent (which consent shall not be unreasonably withheld, conditioned or delayed) in any material advertising or marketing the availability of the Premises for assignment or sublease. Nothing in this Article 17.4 is intended to derogate from Tenant’s rights under Article 8.11. Notwithstanding the provisions of this Article 17.4, Tenant shall be permitted, subject to the Rules and Regulations, to place tasteful, temporary, free-standing signs in the Building lobby from time to time to direct members or other invitees to events in the Premises.

          (b) Lobby, Directory, Floor Signs. Landlord shall install, at Landlord’s expense, Building standard signage, including one entry on the lobby directory for every 500 square feet of Rentable Area in the Premises, and a company listing, all done in a professional size and style of graphics and font type. Tenant may place additional signage, including Tenant’s logo, on each floor of the Premises, with Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.

     17.5 Estoppel Certificate. Tenant shall at any time and from time to time upon not less than fifteen (15) days’ prior notice by Landlord to Tenant, execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the Yearly Rent and other charges have been paid in advance, if any, stating whether or not Landlord is in default in performance of any covenant, agreement, term, provision or condition contained in this Lease and, if so, specifying each such default and such other facts as Landlord may reasonably request, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Building or of the Building and the Land or of any interest of Landlord therein, any mortgagee or prospective mortgagee thereof, any lessor or prospective lessor thereof, any lessee or prospective lessee thereof, or any prospective assignee of any mortgage thereof. Tenant hereby acknowledges the importance of such certificates in mortgage financing arrangements, prospective sale and the like. Landlord shall, upon request of Tenant from time to time, execute an estoppel certificate similar in substance upon which a prospective assignee or subtenant will be permitted to rely.

     17.6 Prohibited Materials and Property. Tenant shall not bring or permit to be brought or kept in or on the Premises or elsewhere in the Building (i) any inflammable, combustible or explosive fluid, material, chemical or substance including, without limitation, any hazardous substances as defined under the Federal Comprehensive Environmental Response Compensation and Liability Act (CERCLA), 42 USC §9601 et seq., as amended, under Section 3001 of the Federal Resource Conservation and Recovery Act of 1976, as amended, or under any regulation of any governmental authority regulating environmental or health matters (except for standard office supplies and cleaning materials stored in proper containers), (ii) any materials, appliances or equipment (including, without limitation, materials, appliances and equipment selected by Tenant for the construction or other preparation of the Premises and furniture and carpeting) which pose any danger to life, safety or health or may cause damage, injury or death. Landlord hereby represents that, to the best of its knowledge, except as otherwise set forth in that certain Report on ASTM Phase I Environmental Site Assessment and Drinking Water Survey, File No. 28632-000, dated March,

2002, a copy of which has be provided to Tenant, the Premises, the Building and the Land are free from any hazardous substances, including petroleum products, and the Building is free from asbestos.

     17.7 Requirements of Law—Fines and Penalties. Tenant at its sole expense shall comply with all laws, rules, orders and regulations, including, without limitation, all energy-related requirements, of Federal, State, County and Municipal Authorities and with any direction of any public officer or officers, pursuant to law which shall impose any duty upon Landlord or Tenant with respect to or arising out of Tenant’s particular use or occupancy of the Premises (as opposed to normal and customary office use). If either party receives notice of any violation of law, ordinance, order or regulation applicable to the Premises, such party shall give prompt notice thereof to the other party.

     17.8 Tenant’s Acts—Effect on Insurance. Tenant shall not do or permit to be done any act or thing upon the Premises or elsewhere in the Building which will invalidate or be in conflict with any insurance policies covering the Building and the fixtures and property therein. Tenant at its own expense shall comply with all rules, orders, regulations and requirements of the Board of Fire Underwriters, or any other similar body having jurisdiction, and shall not (i) do, or permit anything to be done, in or upon the Premises, or bring or keep anything therein, except as now or hereafter permitted by the Fire Department, Board of Underwriters, Fire Insurance Rating Organization, or other authority having jurisdiction, and then only in such quantity and manner of storage as will not increase the rate for any insurance applicable to the Building, or (ii) use the Premises in a manner which shall increase such insurance rates on the Building, or on property located therein, over that applicable when Tenant first took occupancy of the Premises hereunder. If by reason of the failure of Tenant to comply with the provisions hereof the insurance rate applicable to any policy of insurance shall at any time thereafter be higher than it otherwise would be, the Tenant shall reimburse Landlord for that part of any insurance premiums thereafter paid by Landlord, which shall have been charged because of such failure by Tenant.

     17.9 Landlord Access to Premises. Tenant shall, upon reasonable prior written notice (except that no notice shall be required in emergency situations) and accompanied by a representative of Tenant, permit Landlord and any Mortgagee (as defined in Article 23), and their representatives, to have access to and to enter upon the Premises at all reasonable hours for the purposes of (a) inspection or of making repairs, replacements or improvements in or to the Premises or the Building or otherwise to protect the Building or equipment (including, without limitation, sanitary, electrical, heating, air conditioning or other systems) or (b) complying with all laws, orders and requirements of governmental or other authority or (c) exercising any right reserved to Landlord by this Lease (including the right during the progress of any such repairs, replacements or improvements or while performing work and furnishing materials in connection with compliance with any such laws, orders or requirements to take upon or through the Premises all necessary materials, tools and equipment); (d) showing the Premises during ordinary business hours to any existing or prospective Mortgagee, purchaser, or assignee of any Mortgage, following the date upon which Tenant must have elected to extend the term of this Lease, to any person contemplating the leasing of the Premises or any part thereof, or (e) providing access to any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, Tenant’s property or for any other lawful purpose, or upon demand of any representative of the fire, police, building, sanitation or other department of the city, state or federal governments. If Tenant shall not be personally present to open and permit an entry into the Premises at any time when for any reason an entry therein shall be necessary or permissible, Landlord or Landlord’s agents may enter the same by a master key, or may forcibly enter the same, without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord’s agents shall accord reasonable care to Tenant’s property), and without in any manner affecting the obligations and covenants of this Lease. Landlord shall exercise its rights of access to the Premises permitted hereunder in such manner as to minimize to the extent practicable interference with Tenant’s use and occupation of the Premises and shall prosecute to completion any construction with diligence.

     18.     DAMAGE BY FIRE, ETC.

     18.1 Restoration. If any portion of the Premises or Building shall be damaged by fire or other casualty, and if neither Landlord nor Tenant shall have terminated this Lease in accordance with this Article 18, Landlord shall proceed with diligence, subject to the then applicable statutes, building codes, zoning ordinances, and regulations of any governmental authority, and at the expense of Landlord to restore the Premises and Building to the condition they were in just prior to such fire or other casualty.

     18.2 Landlord Right to Terminate. Within 30 days after any fire or other casualty affecting the Premises, or any portion of the Building that affects Tenant’s use and occupancy of the Premises, Landlord shall deliver to Tenant a certificate from Landlord’s architect setting forth the estimated number of days required to fully repair such damage. Landlord may elect to terminate this Lease by written notice to Tenant, delivered within thirty (30) days after Landlord’s receipt of such certificate, if (i) the Premises and/or the Building are damaged by any fire or other casualty that is not insured under the policies of insurance carried or required to be carried by Landlord under Article 15.9(b) and the cost to repair such damage exceeds Five Million Dollars ($5,000,000), and, in such event, Landlord will terminate all other leases in the Building, or (ii) Landlord’s architect’s certificate estimates that the Premises is so damaged by fire or other casualty that it cannot be repaired within 315 days from the date of such fire or other casualty, or (iii) Landlord’s architect’s certificate estimates that any portion of the Building outside of the Premises is so damaged by fire or other casualty that it cannot be repaired within 360 days from the date of such fire or other casualty, and, in such event, Landlord will terminate all other leases in the Building.

     18.3 Tenant Right to Terminate. In the event of any fire or other casualty affecting the Premises or any portion of the Building that affects Tenant’s use and occupancy of the Premises, Tenant may elect to terminate this Lease by written notice to Landlord, delivered within thirty (30) days after Tenant’s receipt of the architect’s certificate, if (i) such certificate estimates that the Premises and/or the Building is so damaged by fire or other casualty that it cannot be repaired within 315 days from the date of such fire or other casualty, or (ii) in fact, after the later to occur of (A) 315 days from the date of such fire or other casualty or (B) such longer period as Landlord’s architect estimates such repairs will require (as either such period may be extended for such periods of time as Landlord is prevented from proceeding with or completing such restoration due to Force Majeure, but in no event for more than an additional 60 days), the Premises and Building have not been substantially restored, provided that, with respect to the foregoing clause (ii) this Lease shall cease and come to an end without further liability or obligation on the part of either party forty-five (45) days after such giving of notice by Tenant unless, within such forty-five day period, Landlord substantially completes such restoration.

     In the event of any termination under Article 18.2 and 18.3 above, this Lease and the term hereof shall expire as of the date of such fire or other casualty (or in the case of clause (ii) of Article 18.3 above, as of the date of termination determined pursuant to such clause) as though that were the Termination Date as stated in Exhibit 1 and the Monthly Rent Payments shall be apportioned as of such date.

     18.4 Rent Abatement. If the Premises or any part thereof shall have been rendered unfit for use and occupancy hereunder by reason of such fire or other casualty, the Monthly Rent Payments, or a just and proportionate part thereof, according to the nature and extent to which the Premises shall have been so rendered unfit, shall be suspended or abated from the date of the fire or other casualty until the Premises shall have been restored as nearly as practicably may be to the condition in which they were immediately prior to such fire or other casualty.

19. WAIVER OF CLAIMS; SUBROGATION

     Notwithstanding anything set forth in this Lease to the contrary, Landlord and Tenant do hereby waive any and all right of recovery, claim, action or cause of action against the other, their respective principals, beneficiaries, partners, officers, directors, agents, and employees, and, with respect to Landlord, its Mortgagee(s), for any loss or damage that may occur to Landlord or Tenant or any party claiming by, through or under Landlord or Tenant, as the case may be, with respect to their respective property, interruption of their respective business, the Land, Building, or the Premises or any additions or improvements thereto, or any contents therein, by reason of fire, the elements or any other cause, regardless of cause or origin, including the negligence of Landlord or Tenant, or their respective principals, beneficiaries, partners, officers, directors, agents and employees and, with respect to Landlord, its Mortgagee(s), which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance required to be carried hereunder. Since this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agrees to give each insurance company which has issued, or in the future may issue, policies of insurance, with respect to the items covered by this waiver, written notice of the terms of this mutual waiver, and to have such insurance policies properly endorsed, if necessary, to prevent the invalidation of any of the coverage provided by such insurance policies by reason of such mutual waiver. For the purpose of the foregoing waiver, the amount of any deductible applicable to any loss or damage shall be deemed covered by, and recoverable by the insured under the insurance policy to which such deductible relates. In the event that Tenant fails to carry any insurance required to be carried by Tenant pursuant to this Lease, or is permitted to self-insure any of the requirements under this Lease, then all loss or damage to Tenant, its leasehold interest, its business, its property, the Premises or any additions or improvements thereto or contents thereof shall be deemed covered by and recoverable by Tenant under valid and collectible policies of insurance. In the event that Landlord fails to carry any insurance required to be carried by Landlord pursuant to this Lease, then all loss or damage to Landlord, its business, its property, the Land, Building or any additions or improvements thereto or contents thereof shall be deemed covered by and recoverable by Landlord under valid and collectible policies of insurance.

20. CONDEMNATION - EMINENT DOMAIN

     In the event that any portion of the Building which would leave the remainder of the Building unsuitable or uneconomic for use as an office building comparable to its use on the Term Commencement Date, shall be taken or appropriated by eminent domain or shall be condemned for any public or quasi-public use, then (and in any such event) this Lease and the term hereof may be terminated at the election of Landlord by a notice in writing of its election so to terminate which shall be given by Landlord to Tenant within sixty (60) days following the date on which Landlord shall have received notice of such taking, appropriation or condemnation. In the event that (i) the whole or any substantial part of the Premises, or (ii) ten percent (10%) or more of the Premises, which would, in Tenant’s good faith judgment, leave the remainder of the Premises unsuitable by Tenant for its intended business purposes, shall be so taken, appropriated or condemned, then (and in any such event) this Lease and the term hereof may be terminated at the election of Tenant by a notice in writing of its election so to terminate which shall be given by Tenant to Landlord within sixty (60) days following the date on which Tenant shall have received notice of such taking, appropriation or condemnation. Notwithstanding the foregoing, in the case of a condemnation or taking affecting less than the entire Building, Landlord may not terminate this Lease unless it terminates the leases of all other similarly affected office tenants in the Building.

     In the event of any taking of the Premises or any part thereof for temporary use, (i) this Lease shall be and remain unaffected thereby, and (ii) Tenant shall be entitled to receive for itself any award made to the extent allocable to the Premises in respect of such taking on account of such use, provided, that if any taking is for a period extending beyond the term of this Lease, such award shall be apportioned between Landlord and Tenant as of the Termination Date or earlier termination of this Lease.

     Upon the giving of any such notice of termination (either by Landlord or Tenant) this Lease and the term hereof shall terminate on or retroactively as of the date of such taking, appropriation or condemnation became legally effective. In the event of any such termination, this Lease and the term hereof shall expire as of such effective termination date as though that were the Termination Date as stated in Exhibit 1, and the Monthly Rent Payments shall be apportioned as of such date. If neither party (having the right so to do) elects to terminate, Landlord will, with reasonable diligence and at Landlord’s expense, restore the remainder of the Premises to a complete tenantable unit, or the remainder of the means of access and the remainder of the Building, as nearly as may be practicable to the same condition as obtained prior to such taking, appropriation or condemnation in which event (i) the Rentable Area of the Premises and the Building shall be adjusted pursuant to the Measurement Method, (ii) a just proportion of the Rent, according to the nature and extent of the taking, appropriation or condemnation and the resulting permanent injury to the Premises and the means of access thereto, shall be permanently abated, (iii) a just proportion of the remainder of the Rent, according to the nature and extent of the taking, appropriation or condemnation and the resultant injury sustained by the Premises and the means of access thereto, shall be abated until what remains of the Premises and the means of access thereto shall have been restored as fully as may be for permanent use and occupation by Tenant hereunder, and (iv) Tenant’s Proportionate Share shall be adjusted. Except for any award specifically reimbursing Tenant for moving or relocation expenses, there are expressly reserved to Landlord all rights to compensation and damages created, accrued or accruing by reason of any such taking, appropriation or condemnation, in implementation and in confirmation of which Tenant does hereby acknowledge that Landlord shall be entitled to receive all such compensation and damages, grant to Landlord all and whatever rights (if any) Tenant may have to such compensation and damages, and agree to execute and deliver all and whatever further instruments of assignment as Landlord may from time to time request.

21. DEFAULT

     21.1 Conditions of Limitation - Re-entry - Termination. The following shall constitute an “Event of Default” under this Lease: (a) subject to Article 21.7, Tenant shall neglect or fail to perform or observe any of the Tenant’s covenants or agreements herein, including (without limitation) the covenants or agreements with regard to the payment when due of Monthly Rent Payments, Additional Rent, reimbursement for increase in Landlord’s costs, or any other charge payable by Tenant to Landlord (all of which shall be considered as part of Rent for the purposes of invoking Landlord’s statutory or other rights and remedies in respect of payment defaults); or (b) Tenant shall be determined to be insolvent or shall admit its inability to pay its debts generally as they become due, or shall make or offer to make a composition of its debts with its creditors; or (c) Tenant shall make a general assignment of all or substantially all of its assets for the benefit of its creditors, or (d) the leasehold hereby created shall be taken on execution or by other process of law and shall not be revested in Tenant within thirty (30) days thereafter; or (e) a receiver, trustee or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or substantially all of Tenant’s property and such appointment shall not be vacated within thirty (30) days; or (f) any proceeding shall be instituted by or against Tenant pursuant to any of the provisions of any Act of Congress or State law relating to bankruptcy, reorganizations, arrangements, compositions or other relief from creditors, and, in the case of any proceeding instituted against it, if Tenant shall fail to have such proceedings dismissed within ninety (90) days or if Tenant is adjudged bankrupt or insolvent as a result of any such proceeding. Upon the occurrence of an Event of Default, Landlord may, by notice to Tenant, elect to terminate this Lease; and thereupon (and without prejudice to any remedies which might otherwise be available for arrears of Rent or other charges due hereunder or preceding breach of covenant or agreement and without prejudice to Tenant’s liability for damages as hereinafter stated), upon the giving of such notice, this Lease shall terminate as of the date specified therein as though that were the Termination Date as stated in Exhibit 1. Without being taken or deemed to be guilty of any manner of trespass or conversion, and without being liable to indictment, prosecution or damages therefor, Landlord may, in accordance with applicable law, enter into and upon the Premises (or any part thereof in the name of the whole); repossess the same as of its former estate; and expel Tenant and those claiming under Tenant. The words “re-entry” and “re-enter” as used in this Lease are not restricted to their technical legal meanings.

     21.2 Intentionally Omitted.

     21.3 Damages - Termination. Upon the termination of this Lease under the provisions of this Article 21, Tenant shall pay to Landlord the Rent and other charges payable by Tenant to Landlord up to the time of such termination, shall continue to be liable for any preceding breach of covenant, and in addition, shall pay to Landlord as damages, at the election of Landlord either:

     (x)  the amount by which, at the time of the termination of this Lease (or at any time thereafter if Landlord shall have initially elected damages under subparagraph (y), below), (i) the aggregate of the Rent reasonably projected over the period commencing with such termination and ending on the Termination Date as stated in Exhibit 1 exceeds (ii) the aggregate reasonably projected fair market rental value of the Premises for such period, which sum shall be discounted to present value using an interest rate equal to the Discount Rate. The “Discount Rate” is the rate which, when compounded monthly, is equivalent to the Treasury Rate, when compounded semi-annually. The “Treasury Rate” is the semi-annual yield on the Treasury Constant Maturity Series with maturity equal to what would have otherwise been the remaining term of this Lease for the week prior to the Discount Rate, as reported in Federal Reserve Statistical Release H.15 – Selected Interest Rates, as determined by Landlord as of the applicable date. The rate will be determined by linear interpolation between the yields reported in Release H.15, if necessary (in the event Release H.15 is no longer published, Landlord shall select a comparable publication to determine the Treasury Rate);

     or:

     (y)  amounts equal to the Rent and other charges which would have been payable by Tenant had this Lease not been so terminated, payable upon the due dates therefor specified herein following such termination and until the Termination Date as specified in Exhibit 1, provided, however, if Landlord shall re-let the Premises during such period, that Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting the reasonable expenses incurred or paid by Landlord in terminating this Lease, as well as the reasonable expenses of re-letting, including altering and preparing the Premises for new tenants, brokers’ commissions, and all other similar and dissimilar expenses properly chargeable against the Premises and the rental therefrom, it being understood that any such re-letting may be for a period equal to or shorter or longer than the remaining term of this Lease; and provided, further, that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder and (ii) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this Subparagraph (y) to a credit in respect of any net rents from a re-letting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit. If the Premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such re-letting and of the expenses of re-letting. Landlord shall use reasonable efforts to re-let the Premises in the event of a termination of this Lease under this Section 21.

     In calculating the Rent and other charges under Subparagraph (x), above, there shall be included, in addition to the Yearly Rent, Tax Payment Obligations and Operating Cost Payment Obligations and all other considerations agreed to be paid or performed by Tenant, on the assumption that all such amounts and considerations would have remained constant (except as herein otherwise provided) for the balance of the full term hereby granted.

     Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been terminated hereunder.

     21.4 Fees and Expenses.

          (a) If Tenant shall default in the performance of any covenant on Tenant’s part to be performed under this Lease, Landlord may, at any time that such default remains uncured after five (5) business days’ notice from Landlord, immediately, or at any time thereafter, perform the same for the account of Tenant and Tenant shall, within thirty (30) days after request therefor, pay to Landlord by way of reimbursement costs reasonably incurred by Landlord. Interest at the rate provided in Article 6.1(c) hereof shall accrue on any sums not so timely reimbursed.

          (b) Tenant shall pay all costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses at both the trial and appellate levels) incurred by or on behalf of Landlord in connection with the successful enforcement of any rights of Landlord or obligations of Tenant hereunder, following an Event of Default. Landlord shall pay all costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses at both the trial and appellate levels) incurred by or on behalf of Tenant in connection with the successful enforcement of any rights of Tenant or obligations of Landlord hereunder, following a default of Landlord hereunder.

     21.5 Waiver of Redemption. Tenant does hereby waive and surrender all rights and privileges which it might have under or by reason of any present or future law to redeem the Premises or to have a continuance of this Lease for the term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided.

     21.6 Remedies Not Exclusive. The specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be lawfully entitled, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for. The remedies set forth in this Lease to which Tenant may resort are cumulative and are not intended to be exclusive of any remedies or means of redress to which Tenant may at any time be lawfully entitled, and Tenant may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

     21.7 Grace Period. Notwithstanding anything to the contrary contained in this Article, an Event of Default shall not be deemed to have occurred hereunder unless (a) with respect to a default in the payment when due of any sum of money, Tenant shall fail to cure such default within ten (10) days after written notice thereof is given by Landlord to Tenant, provided, however, that no such notice need be given and no such default in the payment of money shall be curable if on two (2) prior occasions in any twelve-month period there had been a default in the payment of money which had been cured after notice thereof had been given by Landlord to Tenant as herein provided or (b) with respect to a default in the performance of any covenant other than a covenant to pay a sum of money, Tenant shall fail to cure such default within a period of thirty (30) days after written notice thereof given by Landlord to Tenant, or within such additional period as may reasonably be required to cure such default if (because of governmental restrictions or any other cause beyond the reasonable control of Tenant) the default is of such a nature that it cannot be cured within such thirty (30) day period, provided that Tenant commences to cure within such thirty (30) day period and thereafter continuously prosecutes such cure to completion with reasonable diligence.

     Notwithstanding anything to the contrary in this Article 21.7 contained, except to the extent prohibited by applicable law, any statutory notice and grace periods provided to Tenant by law are hereby expressly waived by Tenant.

22. END OF TERM - ABANDONED PROPERTY

     Upon the expiration or other termination of the term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Premises and all alterations and additions thereto, broom clean, in good order, repair and condition (except as provided herein and in Articles 8.7, 18 and 20) excepting only ordinary wear and use and damage by fire or other casualty or condemnation for which, under other provisions of this Lease, Tenant has no responsibility of repair or restoration. Tenant shall remove all of its personal property, all alterations required to be removed pursuant to Section 12.3, and shall repair any damages to the Premises or the Building caused by their removal. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

     Tenant will remove any personal property from the Building and the Premises upon or prior to the expiration or termination of this Lease and any such property which shall remain in the Building or the Premises thereafter shall be conclusively deemed to have been abandoned, and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any part thereof shall be sold, Landlord may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of the sale, the cost of moving and storage, any arrears of Yearly Rent, additional or other charges payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under Article 21 hereof or pursuant to law.

     If Tenant or anyone claiming under Tenant shall remain in possession of the Premises or any part thereof after the expiration or prior termination of the term of this Lease without any agreement in writing between Landlord and Tenant with respect thereto, then, prior to the acceptance of any payments for rent or use and occupancy by Landlord, the person remaining in possession shall be deemed a tenant-at-sufferance. In the event that Tenant so holds over, Tenant shall pay to Landlord in addition to all rental and other charges due and accrued under the Lease prior to the date of termination, holdover rent in the amount of (a) 125% of the Yearly Rent in effect immediately prior to the date of termination for the first thirty (30) days, and (b) 150% of the Yearly Rent in effect immediately prior to the date of termination thereafter, plus, in any case, the other charges payable under this Lease measured from the day on which Tenant’s hold-over commenced and terminating on the day on which Tenant vacates the Premises. Provided Landlord has notified Tenant in writing that consequential, special and/or direct damages may accrue as a result of Tenant’s holdover and the nature and potential extent of such damages, if Tenant holds over for more than sixty (60) days, Tenant shall also pay to Landlord all of Landlord’s consequential, special and/or direct damages that accrue after the later of sixty (60) days after the commencement of the holdover or sixty (60) days after Landlord’s aforesaid notice. No acceptance of holdover rent or other payments by Landlord under these holdover provisions shall operate as a waiver of Landlord’s right to regain possession or any other of Landlord’s remedies.

23. SUBORDINATION

          (a) Landlord represents that there are no Mortgages (as defined herein) encumbering the Land or Building on the date hereof other than in favor of New York Life Insurance Company (the “Existing Lender”). Subject to any mortgagee’s or ground lessor’s election, as provided in paragraph (b) below, this Lease is and shall be subject and subordinate in all respects to all ground leases and/or underlying leases, deeds of trust, and all mortgages, any of which may now or hereafter be placed on or affect such leases and/or all or any part of the Land, and/or Landlord’s interest or estate therein, and to each advance made and/or hereafter to be made under any such mortgages or deeds of trust, and to all renewals, modifications, consolidations, replacements, refinancings and extensions thereof and all substitutions therefor (any such mortgage, deed of trust, ground lease or other security lien, as so renewed, consolidated, recast, replaced or modified being sometimes hereinafter referred to as a “Mortgage”, and the person or entity having the benefit of same, including, without limitation, any foreclosure purchaser or mortgage receiver, being referred to hereinafter as a “Mortgagee”), provided that in the case of all Mortgages entered into subsequent to the date of this Lease, the Mortgagee shall join with Landlord and Tenant in a subordination, non-disturbance and attornment agreement (“SNDA”) in the form attached hereto as Exhibit 11 which, for all purposes, shall govern the subordination of this Lease to a Mortgage, and the relative rights and obligations of Tenant and a Mortgagee with respect to this Lease. Landlord shall endeavor to obtain and deliver to Tenant a SNDA in the form attached hereto as Exhibit 11 from the Existing Lenders.

          (b) Any Mortgagee may from time to time subordinate or revoke any such subordination of the Mortgage held by it to this Lease. Such subordination or revocation, as the case may be, shall be effected by written notice to Tenant and by recording an instrument of subordination or of such revocation, as the case may be, with the appropriate registry of deeds or land records and to be effective without any further act or deed on the part of Tenant. In confirmation of such subordination or of such revocation, as the case may be, Tenant shall execute, acknowledge and promptly deliver any certificate or instrument that Landlord and Mortgagee may request.

          (c) Without limitation of any of the provisions of this Lease, if any Mortgagee shall succeed to the interest of Landlord by reason of the exercise of its rights under such Mortgage, or the acceptance of voluntary conveyance in lieu thereof, or the expiration or sooner termination of such Mortgage, however caused, then Mortgagee shall succeed to the interest of Landlord under this Lease as provided in Article 28 below, provided, however, that such successor shall not: (i) be liable for any previous act or omission of Landlord under this Lease; (ii) be subject to any offset, defense, or counterclaim which shall theretofore have accrued to Tenant against Landlord; or (iii) have any obligation with respect to any security deposit unless it shall have been paid over or physically delivered to such successor. In the event of such succession to the interest of the Landlord — and notwithstanding that any such Mortgage may antedate this Lease — the Tenant shall attorn to such successor and shall ipso facto be and become bound directly to such successor in interest to Landlord to perform and observe all the Tenant’s obligations under this Lease without the necessity of the execution of any further instrument. Nevertheless, Tenant agrees at any time and from time to time during the term hereof to execute a suitable instrument in confirmation of Tenant’s agreement to attorn, as aforesaid.

          (d) Notwithstanding anything to the contrary contained in this Article 23, if all or part of Landlord’s estate and interest in the real property of which the Premises are a part shall be a leasehold estate held under a ground lease, then: (i) the foregoing subordination provisions of this Article 23 shall not apply to any mortgages of the fee interest in said real property to which Landlord’s leasehold estate is not otherwise subject and subordinate; and (ii) the provisions of this Article 23 shall in no way waive, abrogate or otherwise affect any agreement by any ground lessor (x) not to terminate this Lease incident to any termination of such ground lease prior to its term expiring or (y) not to name or join Tenant in any action or proceeding by such ground lessor to recover possession of such real property or for any other relief.

24. QUIET ENJOYMENT

     Landlord covenants that, except to the extent an Event of Default has occurred under this Lease, that remains uncured, Tenant shall quietly enjoy the Premises from and against the claims of all persons claiming by, through or under Landlord subject, nevertheless, to the covenants, agreements, terms, provisions and conditions of this Lease.

25. ENTIRE AGREEMENT — WAIVER — SURRENDER

     25.1 Entire Agreement. This Lease and the Exhibits made a part hereof and incorporated herein by this reference contain the entire and only agreement between the parties and any and all statements and representations, written and oral, including previous correspondence and agreements between the parties hereto, are merged herein. Tenant acknowledges that all representations and statements upon which it relied in executing this Lease are contained herein and that the Tenant in no way relied upon any other statements or representations, written or oral. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

     25.2 No Waiver. The failure of Landlord to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease, or any of the Rules and Regulations promulgated hereunder, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of such Rules and Regulations against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provisions of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the Monthly Rent Payments herein stipulated shall be deemed to be other than on account of the stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy in this Lease provided. The failure of Tenant to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. No provisions of this Lease shall be deemed to have been waived by Tenant unless such waiver be in writing signed by Tenant.

     25.3 Surrender. No act or thing done by Landlord during the term hereby demised shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of the Lease or a surrender of the Premises. In the event that Tenant at any time desires to have Landlord underlet the Premises for Tenant’s account, Landlord or Landlord’s agents are authorized to receive the keys for such purposes without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant’s effects in connection with such underletting.

26. FORCE MAJEURE - EXCULPATORY CLAUSE

     Except as otherwise expressly provided in this Lease, this Lease and the obligations of Tenant to pay Rent hereunder and perform all the other covenants, agreements, terms, provisions and conditions hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make or is delayed in making any repairs, replacements, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strikes or labor troubles or any other similar or dissimilar cause whatsoever beyond Landlord’s reasonable control, including but not limited to, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war, hostilities or other similar or dissimilar emergency (each such event, cause or condition is collectively referred to as “Force Majeure”). In no event shall Landlord’s failure to pay sums of money ever be considered Force Majeure. In each such instance of inability of Landlord to perform, Landlord shall exercise reasonable diligence to eliminate the cause of such inability to perform.

     Except as otherwise expressly provided in this Lease, this Lease and the obligations of Landlord to perform all the covenants, agreements, terms, provisions and conditions hereunder on the part of Landlord to be performed shall in no way be affected, impaired or excused because Tenant is unable to fulfill any of its obligations under this Lease (excluding in all cases the obligation of Tenant to pay any amounts of Rent under this Lease) or is unable to make or is delayed in making any repairs, if Tenant is prevented or delayed from so doing by reason of Force Majeure or any other similar or dissimilar cause whatsoever beyond

Tenant’s reasonable control. In each such instance of inability of Tenant to perform, Tenant shall exercise reasonable diligence to eliminate the cause of such inability to perform.

     Tenant shall neither assert nor seek to enforce any claim against Landlord, or Landlord’s agents or employees, or the assets of Landlord or of Landlord’s agents or employees, for breach of this Lease or otherwise, other than against Landlord’s interest in the Building of which the Premises are a part and in the uncollected rents, issues and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease, it being specifically agreed that in no event shall Landlord or Landlord’s agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives, and the like, disclosed or undisclosed, thereof) ever be personally liable for any such liability. This paragraph shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or to take any other action which shall not involve the personal liability of Landlord to respond in monetary damages from Landlord’s assets other than the Landlord’s interest in said real estate, as aforesaid. In no event shall Landlord or Landlord’s agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable for lost profits or consequential or incidental damages of Tenant. Except as otherwise provided in Article 22, in no event shall Tenant or Tenant’s agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable for lost profits or consequential or incidental damages of Landlord.

27. BILLS AND NOTICES

     Any notice, consent, request, bill, demand or statement hereunder by either party to the other party shall be in writing and, if received at Landlord’s or Tenant’s address, shall be deemed to have been duly given if delivered in person (with receipt therefor), if sent by reputable overnight delivery or courier service (e.g., Federal Express) providing for receipted delivery, or if sent by certified or registered mail, return receipt requested, postage prepaid, addressed to Landlord at its address as stated in Exhibit 1 and to Tenant at the Premises, Attention: David L. Felsenthal, Chief Financial Officer (or at Tenant’s address as stated in Exhibit 1, if mailed prior to Tenant’s occupancy of the Premises), in all cases with a copy to: Arent Fox Kintner Plotkin & Kahn, PLLC, 1050 Connecticut Avenue, NW, Washington, DC 20036, Attn: Barbara Wahl, Esq. , or if any address for notices shall have been duly changed as hereinafter provided, if mailed as aforesaid to the party at such changed address. Either party may at any time change the address or specify an additional address for such notices, consents, requests, bills, demands or statements by delivering or mailing, as aforesaid, to the other party a notice stating the change and setting forth the changed or additional address, provided such changed or additional address is within the United States.

     All bills and statements for reimbursement or other payments or charges due from Landlord to Tenant hereunder shall be due and payable in full thirty (30) days, unless herein otherwise provided, after submission thereof by Tenant to Landlord. All bills and statements for reimbursement or other payments or charges due from Tenant to Landlord hereunder shall be due and payable in full thirty (30) days, unless herein otherwise provided, after submission thereof by Landlord to Tenant. Tenant’s failure to make timely payment of any amounts indicated by such bills and statements, whether for work done by Landlord at Tenant’s request, reimbursement provided for by this Lease or for any other sums properly owing by Tenant to Landlord, shall be treated as a default in the payment of Rent, in which event Landlord shall have all rights and remedies provided in this Lease for the nonpayment of Rent.

28. PARTIES BOUND — SEIZING OF TITLE

     The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Article 16 hereof shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article 28 shall not be construed as modifying the conditions of limitation contained in Article 21 hereof.

     If, in connection with or as a consequence of the sale, transfer or other disposition of the real estate (land and/or Building, either or both, as the case may be) of which the Premises are a part, Landlord ceases to be the owner of the reversionary interest in the Premises, Landlord shall be entirely freed and relieved from the performance and observance thereafter of all covenants and obligations hereunder on the part of Landlord to be performed and observed, it being understood and agreed in such event (and it shall be deemed and construed as a covenant running with the land) that the person succeeding to Landlord’s ownership of said reversionary interest shall thereupon and thereafter assume, and perform and observe, any and all of such covenants and obligations of Landlord.

29. MISCELLANEOUS

     29.1 Separability. If any provision of this Lease or portion of such provision or the application thereof to any person or circumstance is for any reason held invalid or unenforceable, the remainder of the Lease (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

     29.2 Captions, etc. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provisions thereof. References to “State” shall mean, where appropriate, the District of Columbia and other Federal territories, possessions, as well as a state of the United States.

     29.3 Broker. Tenant represents and warrants that it has not directly or indirectly dealt, with respect to the leasing of office space in the Building with any broker or had its attention called to the Premises or other space to let in the Building by anyone other than the broker, person or firm, if any, designated in Exhibit 1. Tenant agrees to defend, exonerate and save harmless and indemnify Landlord and anyone claiming by, through or under Landlord against any claims for a commission arising out of the execution and delivery of this Lease or out of negotiations between Landlord and Tenant with respect to the leasing of space in the Building, other than any claims by the brokers designated in Exhibit 1. Landlord represents and warrants that it has not directly or indirectly dealt, with respect to the leasing of the Premises, with any broker other than the broker, person or firm, if any, designated in Exhibit 1. Landlord agrees to defend, exonerate and save harmless and indemnify Tenant and anyone claiming by, through or under Tenant against any claims for a commission arising out of the execution and delivery of this Lease or out of negotiations between Landlord and Tenant with respect to the leasing of the Premises. Landlord shall pay the fees and brokerage commissions to the broker, person or firm, if any, designated in Exhibit 1 required to be paid by Landlord pursuant to a separate agreement.

     29.4 Time is of the Essence. Time is of the essence of each provision of this Lease.

     29.5 Arbitration. Any disputes relating to provisions or obligations in this Lease as to which a specific provision for a reference to arbitration is made herein shall be submitted to arbitration in accordance with the provisions of the law of the District of Columbia, as from time to time amended. In no event shall any dispute pertaining to fair market rental value be subject to such arbitration, which disputes shall be determined pursuant to the provisions of Exhibit 5. Arbitration proceedings, including the selection of an arbitrator, shall be conducted pursuant to the commercial rules, regulations and procedures from time to time in effect as promulgated by the American Arbitration Association. Prior written notice of application by either party for arbitration shall be given to the other at least ten (10) days before submission of the application to the said Association’s office in the City wherein the Building is situated (or the nearest other city having an Association office). The arbitrator shall hear the parties and their evidence. The decision of the arbitrator shall be binding and conclusive, and judgment upon the award or decision of the arbitrator may be entered in the appropriate court of law; and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the Court or a Judge thereof may be served outside the District of Columbia by registered mail or by personal service, provided a reasonable time for appearance is allowed. The costs and expenses of each arbitration hereunder and their apportionment between the parties shall be determined by the arbitrator in his award or decision. No arbitrable dispute shall be deemed to have arisen under this Lease prior to (i) the expiration of the period of twenty (20) days after the date of the giving of written notice by the party asserting the existence of the dispute together with a description thereof sufficient for an understanding thereof; and (ii) where a Tenant payment (e.g., Tax Excess or Operating Expense Excess under Article 9 hereof) is in issue, the amount billed by Landlord having been paid by Tenant.

     29.6 Governing Law. This Lease is made pursuant to, and shall be governed by, and construed in accordance with, the laws of the State wherein the Building is situated and any applicable local municipal rules, regulations, by-laws, ordinances and the like.

     29.7 Representation of Authority. By his execution hereof each of the signatories on behalf of the respective parties hereby warrants and represents to the other that he is duly authorized to execute this Lease on behalf of such party. If Tenant is a corporation, Tenant hereby appoints the signatory whose name appears below on behalf of Tenant as Tenant’s attorney-in-fact for the purpose of executing this Lease for and on behalf of Tenant.

     29.8 Survival. Without limiting any other obligation of the Tenant which may survive the expiration or prior termination of the term of the Lease, all obligations on the part of Tenant to indemnify, defend, or hold Landlord harmless, as set forth in this Lease (including, without limitation, Tenant’s obligations under Articles 15.4, and 29.3) shall survive the expiration or prior termination of the term of the Lease. Without limiting any other obligation of Landlord which may survive the expiration or prior termination of the term of the Lease, all obligations on the part of Landlord to indemnify, defend, or hold Tenant harmless, as set forth in this Lease (including, without limitation, Landlord’s obligations under Articles 15.5 and 29.3) shall survive the expiration or prior termination of the term of the Lease.

     29.9 Leasing Requirement. Landlord hereby agrees with Tenant that it will not lease space in the Building to any tenant that engages in any activity that will attract a volume, frequency or type of visitor or employee to the Building which is not consistent with the standards of a first class office building in Washington, D.C.

30.     LANDLORD DEFAULT. Landlord shall in no event be in default under this Lease unless Landlord shall neglect or fail to perform any of its obligations hereunder and shall fail to remedy the same within thirty (30) days after notice to Landlord specifying such neglect or failure, or if such failure is of such a nature that Landlord cannot reasonably remedy the same within such thirty (30) day period, Landlord shall fail to commence promptly (and in any event within such thirty (30) day period) to remedy the same and to prosecute such remedy to completion with diligence and continuity. If Landlord has failed to make any repair which materially and adversely affects Tenant’s use or occupancy of the Premises within the foregoing period of time, then Tenant shall have the right, after providing an additional ten (10) days’ written notice to Landlord, to perform such obligation so long as the same may be done solely within the Premises. Landlord shall reimburse Tenant for all of Tenant’s reasonable costs associated with effecting such cure within thirty (30) days after receipt of an invoice from Tenant accompanied by reasonable evidence of such costs and expenses. If Landlord shall fail to reimburse Tenant for such costs and expenses within such thirty day period, Tenant shall be entitled to deduct and withhold the amount of such costs and expenses, from the next ensuing installments and payments of Yearly Rent becoming due under this Lease (with interest accruing at the rate of interest described in Article 6.1(c) from the due date for such reimbursement), provided that (a) if Landlord shall notify Tenant that it disputes Tenant’s claims of default and/or the amounts owed to Tenant, Tenant shall continue to pay the amounts of Yearly Rent in dispute until a final, unappealable decision is obtained in favor of Tenant, whether pursuant to Article 29.5 or otherwise, and (b) in no event shall Tenant be permitted to withhold more than twenty-five percent (25%) of the monthly installment of Yearly Rent in any one month.

31. SECURITY DEPOSIT

          (a) Tenant acknowledges that Landlord is unwilling to execute this Lease unless Tenant provides Landlord with additional security for Tenant’s obligations hereunder. Therefore, Tenant shall deliver to Landlord, on the date that Tenant executes and delivers this Lease, an irrevocable standby letter of credit (“Letter of Credit”) which shall (1) be in the form attached hereto as Exhibit 6, (2) be issued by a bank reasonably acceptable to Landlord with minimum assets of Ten Billion Dollars ($10,000,000,000.00), upon which presentment may be made in Washington D.C., (3) be in an amount equal to Three Million One Hundred Ninety Eight Thousand One Hundred Fifty Dollars ($3,198,150.00), (4) have an expiration date no earlier than the first anniversary of the date of issuance thereof and shall be automatically renewed from year to year unless terminated by the issuer thereof by notice to Landlord given not less than thirty (30) days prior to the expiration thereof, and (5) have a final expiration date occurring not earlier than sixty (60) days following the Termination Date of this Lease. Tenant shall, throughout the term of this Lease, deliver to Landlord, in the event of the termination of any such letter of credit by the issuer thereof, replacement letter of credit (“Substitute Letter of Credit”) in substitute for the Letter of Credit then being held by Landlord, no later than twenty (20) days prior to the expiration date of the preceding Letter of Credit. In the event that Tenant fails timely to deliver to Landlord a Substitute Letter of Credit, then the Landlord shall have the right, at any time after such event, without giving any further notice to Tenant or to Landlord, to draw down the Letter of Credit, or any Substitute Letter of Credit and/or any Additional Letter(s) of Credit ( as defined below) and to hold the proceeds thereof (“Security Proceeds”) as a cash security deposit, in an interest-bearing account, for Tenant’s obligations under the Lease in accordance with the provisions of this Article 30. If, at any time, Landlord draws on all or a portion of the Letter of Credit, Tenant shall have the right, after the default that triggered Landlord’s right to draw down the Letter of Credit has been cured, to post a replacement Letter of Credit, in which case, Landlord shall promptly return all remaining proceeds and original Letter of Credit to Tenant. Tenant hereby covenants and agrees not to instruct the bank to refrain from paying to Landlord the proceeds of the Letter of Credit for any reason, a breach of which covenant Tenant expressly acknowledges shall constitute a material default under this Lease. Nothing in the preceding sentence is intended to constitute a release by Tenant of any liability Landlord would otherwise have to Tenant for an unjustified drawing down of the Letter of Credit.

          (b) If an Event of Default shall occur under this Lease, then Landlord shall have the right, at any time after such event, without giving any further notice to Tenant, to draw down from said Letter of Credit (i) the amount necessary to cure such Event of Default or (ii) if such Event of Default cannot reasonably be cured by the expenditure of money, the amount which, in Landlord’s opinion, is necessary to be advanced to Landlord so that it may exercise all rights and remedies Landlord may have due to such default, and then to satisfy Tenant’s liability on account thereof. In the event of any such draw by Landlord, Tenant shall, within five (5) business days of written demand therefor, deliver to Landlord an additional Letter of Credit satisfying the conditions set forth in paragraph (a) above (an “Additional Letter of Credit”), except that the amount of such Additional Letter of Credit shall be in the amount of such draw. In addition, in the event of a termination based upon an Event of Default under the Lease, or a rejection of the Lease pursuant to the provisions of the Federal Bankruptcy Code, Landlord shall have the right to draw upon the Letter of Credit (from time to time, if necessary) to cover the full amount of damages and other amounts due from Tenant to Landlord under this Lease. Any amounts so drawn shall, at Landlord’s election, be applied first to any unpaid Rent and other charges which were due prior to the filing of the petition for protection under the Federal Bankruptcy Code.

          (c) Upon request of Landlord or any (prospective) purchaser or mortgagee of the Building, Tenant shall cooperate with Landlord in transferring, obtaining an amendment to, or replacement of any Letter of Credit which Landlord is then holding so that the transferred, amended or new Letter of

Credit reflects the name of the new owner of the Building. Landlord shall be responsible for any charges payable to the bank as a result of such transfer up to One Thousand Dollars ($1,000.00), and any excess charge shall be at Tenant’s expense.

          (d) To the extent that Landlord has not previously drawn upon any Letter of Credit, Substitute Letter of Credit, Additional Letter of Credit or Security Proceeds (collectively, the “Security Collateral”) held by the Landlord, and to the extent that an Event of Default is not continuing as of the Termination Date of the Lease, Landlord shall return such Security Collateral to Tenant within thirty (30) days after the Termination Date of this Lease.

          (e) In no event shall the proceeds of any Letter of Credit be deemed to be a prepayment of Rent nor shall it be considered as a measure of liquidated damages.

          (f) Provided that no Event of Default has occurred that remains uncured, as of May 1, 2012, Tenant may reduce the amount of the Letter of Credit then held by Landlord to One Million Sixty-Six Thousand Fifty Dollars ($1,066,050.00), by providing an amendment to the existing Letter of Credit or a Substitute Letter of Credit. If Tenant shall submit a Substitute Letter of Credit, upon Landlord’s receipt thereof, Landlord shall return the Letter of Credit then held by Landlord to Tenant.

32. PARKING

          (a) From time to time, but no later than December 1, 2004, Tenant will notify Landlord of the number of parking passes it will require for monthly parking privileges for passenger automobiles by Tenant’s employees in unreserved spaces in the garage (the “Garage”) serving the Building, up to and not exceeding seventy-one (71) such passes, and Landlord shall cause such passes to be issued to Tenant. Tenant shall have no right to sublet, assign or otherwise transfer such parking passes, except in connection with an approved assignment of the Lease or sublease of all of part of the Premises. The number of such passes shall be increased by one (1) such pass for each 1,500 square feet of Rentable Area added to the Premises pursuant to Articles 2.4, 2.5, 2.7, and 2.8 (excluding any Available Recapture Space leased by Tenant) from time to time pursuant to the terms of this Lease. With respect to Available Recapture Space, Tenant may contract for up to the number of passes surrendered by the tenant of such space. Tenant may elect, from time to time, to surrender to Landlord any or all of the aforesaid parking passes, upon at least thirty (30) days’ prior written notice to Landlord, provided that Tenant shall not thereafter have any future rights with respect to such parking passes, except on an “as available” basis. Said parking passes shall be paid for by Tenant at the then current prevailing rate in the Garage, as such rate may vary from time to time, but which shall not exceed the market rate for similar parking spaces in similar locations in downtown Washington, D.C. The monthly parking charge at the present time is $200 per parking pass. Tenant acknowledges that said monthly charges to be paid under this Article 31 are for the use by the Tenant of the parking privileges referred to herein, and not for any other service. No deductions or allowances shall be made for days when Tenant or any of its employees does not utilize the parking facilities or for Tenant utilizing less than all of the passes. Said parking passes will be on an unassigned, non-reserved basis, and shall be subject to the reasonable rules and regulations from time to time in force. Landlord reserves the right to institute an attendant-managed parking system in the Garage.

          (b) Landlord hereby reserves the right to enter into a management agreement or lease with an entity for the Garage (“Garage Operator”). In such event, Tenant, upon request of Landlord, shall enter into a parking agreement with the Garage Operator and pay the Garage Operator the monthly charge established hereunder. Without limiting the liability of the Garage Operator, Landlord shall have no liability for claims arising through acts or omissions of the Garage Operator and, unless caused by the negligence or willful misconduct of Landlord, Landlord shall not be responsible for money, jewelry, automobiles or other personal property lost in or stolen from the Garage, regardless of whether such loss or theft occurs when the Garage or other areas therein are locked or otherwise secured. It is understood and agreed that the identity of the Garage Operator may change from time to time during the Term. In connection therewith, any parking lease or agreement entered into between Tenant and a Garage Operator shall be freely assignable by such Garage Operator or any successors thereto.

          (c) Landlord or the Garage Operator shall have the right from time to time to promulgate reasonable rules and regulations regarding the Garage, the parking passes and the use thereof, including, but not limited to, rules and regulations controlling the flow of traffic to and from various parking areas, the angle and direction of parking and the like. Tenant shall comply with and cause its employees to comply with all such rules and regulations as well as all reasonable additions and amendments thereto. Landlord reserves for itself the right to alter the Garage as Landlord or the Garage Operator sees fit, and in such case to change the Garage including the reduction in area of the same.

          (d) The Garage Operator shall have the right to temporarily close the Garage or certain areas therein, upon reasonable prior written notice to Tenant, in order to perform necessary repairs, maintenance and improvements to the Garage. In such event, Landlord shall provide Tenant with alternative parking in the vicinity of the Building or shall equitably abate the parking fees for such period of repairs, maintenance or improvements.

          (e) The Garage Operator may elect to provide parking cards or keys to control access to the Garage or surface parking areas, if any. In such event, Landlord or the Garage Operator shall provide Tenant with one card or key for each Space that Tenant is leasing hereunder, provided that the Garage Operator shall have the right to require Tenant or its employees to place a reasonable deposit on such access cards or keys and to pay a fee for any lost or damaged cards or keys.

IN WITNESS WHEREOF the parties hereto have executed this Indenture of Lease in multiple copies, each to be considered an original hereof, as a sealed instrument on the day and year noted in Exhibit 1 as the Execution Date.

LANDLORD:		TENANT:

2445 M Street Property LLC		The Advisory Board Company

By:	/s/ Philip J. Brannigan, Jr.	By:	/s/ David L. Felsenthal

	Name: Philip J. Brannigan, Jr.		Name: David L. Felsenthal
	Title: Vice President		Title: Chief Financial Officer
	Hereunto Duly Authorized		Hereunto Duly Authorized

     IF TENANT IS A CORPORATION, A SECRETARY’S OR CLERK’S CERTIFICATE OF THE AUTHORITY AND THE INCUMBENCY OF THE PERSON SIGNING ON BEHALF OF TENANT SHOULD BE ATTACHED.

COMMONWEALTH, DISTRICT OR
STATE OF

COUNTY OF City of Washington, District of Columbia

     On the Execution Date stated in Exhibit 1, the person above signing this Lease for and on behalf of the Tenant, to me personally known, did sign and execute this Lease and, being by me duly sworn, did depose and say that he is the officer of the above named Tenant, as noted, and that s/he signed his/her name hereto on behalf of said Tenant.

/s/ Annette Johnson Notary Public My Commission Expires: May 31, 2007

COMMONWEALTH OF MASSACHUSETTS
COUNTY OF SUFFOLK

     On the Execution Date stated in Exhibit 1, the person above signing this Lease for and on behalf of Landlord to me personally known, did sign and execute this Lease and, being by me duly sworn, did depose and say that s/he is the duly authorized representative of Landlord.

/s/ Barbara Jean Smith Notary Public My Commission Expires: August 15, 2008

EXHIBIT 1
LEASE DATA
2445 M Street, N.W.
Washington, D.C.
(the “Building”)

Execution Date:	October 20, 2003

Tenant:	The Advisory Board Company, a Delaware corporation. Mailing Address: 600 New Hampshire Avenue, N.W. Washington, DC 20037, Attn: David Felsenthal.

Landlord:	2445 M Street Property LLC, a Delaware limited liability company. Mailing address: c/o Beacon Capital Partners, LLC, One Federal Street, Boston, Massachusetts 02110.

Art. 2	Initial Premises:	106,605 square feet of Rentable Area, comprising the entire Rentable Area of the 6th, 7th and 8th floors of the Building, substantially as shown on Lease Plan, Exhibit 2, which includes the exclusive use of the 8th floor terrace shown on Exhibit 2, which terrace area is not included in the calculation of the Rentable Area of the 8th floor.

	Premises:	As of the Term Commencement Date, the Premises shall consist of the Initial Premises, and the Premises shall thereafter consist of the area leased by Tenant from time to time pursuant to the expansion obligations and rights set forth in this Lease.

	Building:	The building located at 2445 M Street, N.W. Washington, D.C.

	Land:	The real property on which the Building is located, as described in Exhibit 12.

Art. 2.1	Rentable Area:	The rentable area of the portion of the Building in question, determined in accordance with the Measurement Method. The parties have agreed upon the Rentable Area of each floor of the Building as set forth in the Rentable Area Schedule, Exhibit 3, and neither the Rentable Area of the Premises nor the aggregate Rentable Area of the Building shall be subject to adjustment, for all purposes of this Lease, except as otherwise expressly provided in this Lease.

	Measurement Method:	The standards set forth in the June 1996 American National Standards Institute (ANSI)/Building Owners and Managers Association (BOMA) 265.1 guidelines for calculating rentable square feet of office space in office buildings.

Art. 2.4	First Expansion Premises:	25,967 square feet of Rentable Area, comprising the entire Rentable Area of the 9th floor of the Building, substantially as shown on the Lease Plan, Exhibit 2, which includes exclusive use of the 9th floor terrace shown on Exhibit 2,

E1-1

but which terrace area is not included in the calculation of the Rentable Area of the 9th floor.

	First Expansion Premises Commencement Date:	May 1, 2006, as such date may be adjusted in accordance with Article 2.4.

	First Expansion Premises Rent Commencement Date:	The date that is four months after the First Expansion Premises Commencement Date.

Art. 2.5	Second Expansion Premises:	11,102 square feet of Rentable Area on the 1st floor of the Building, substantially as shown on the Lease Plan, Exhibit 2.

	Second Expansion Premises Commencement Date:	May 1, 2007, as such date may be adjusted in accordance with Article 2.5.

	Second Expansion Premises Rent Commencement Date:	The date that is four months after the Second Expansion Premises Commencement Date.

Art. 2.7	Expansion Option Premises:	36,475 square feet of Rentable Area, comprising the entire Rentable Area of the 5th floor of the Building, substantially as shown on the Lease Plan, Exhibit 2.

	Expansion Option Premises Commencement Date:	May 1, 2008, as such date may be adjusted in accordance with Article 2.7.

	Expansion Option Premises Rent Commencement Date:	The date that is four months after the Expansion Option Premises Commencement Date.

Art. 2.8	Potential Available Space:	An area comprising the entire Rentable Area of the 2nd, 3rd and 4th floors, and the remainder of the 1st floor of the Building (i.e., excluding the Second Expansion Premises), substantially as shown on the Lease Plan, Exhibit 2.

Art. 4.1	Term Commencement Date:	December 1, 2003, as such date may be adjusted in accordance with Article 4.1.

Art. 3.1	Rent Commencement Date:	The date that is six months after the Term Commencement Date.

Art. 3.2	Termination Date:	The date immediately prior to the fifteenth (15th) anniversary of the Rent Commencement Date, except that if the Rent Commencement Date does not occur on the first day of a calendar month, the Termination Date shall be the last day of the month in which such fifteenth anniversary occurs.

Art. 6	Yearly Rent for the Initial Premises:	$32.00 per square foot of the Rentable Area of the Premises per Lease Year, subject to adjustment in accordance with Article 7. Yearly Rent during the Extended Term shall be determined in accordance with Article 3.4 of this Lease.

Art. 2.4	Yearly Rent for the First Expansion Premises:	The amount set forth in Article 2.4(c).

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Art. 2.5	Yearly Rent for the Second Expansion Premises:	The amount set forth in Article 2.5(c).

Art. 2.7	Yearly Rent for the Expansion Option Premises:	The amount determined pursuant to Article 2.7(f).

Art. 2.8	Yearly Rent for the Potential Available Space:	The amount determined pursuant to the applicable provisions of Article 2.8.

Art. 6.1	Monthly Rent Payments:	See Section 6.1(b).

Art. 6.2	Rental Credit:	The amounts specified in Article 6.2 to be applied against Yearly Rent for the Initial Premises, as more fully set forth in Article 6.

Art 2.1	Storage Rent for the Storage Space:	$18.00 per usable square foot per Lease Year of the Storage Space as provided in Article 2.1(c) below.

Art. 9	Tenant’s Proportionate Share of Operating Costs and Taxes:

Initial Premises:	36.87%
First Expansion Premises:	8.98%
Second Expansion Premises:	3.84%
Expansion Option Premises:	12.61%

All proportionate share percentages are based upon a fraction, the numerator of which is the Rentable Area of the particular portion of the Premises and the denominator of which is the aggregate Rentable Area of the Building.

Art. 29.3	Broker: Collectively, Cassidy & Pinkard and Spaulding & Slye Colliers.

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Execution Counterpart

EXHIBIT 2

SITE PLAN OF THE LAND AND PLAN OF INITIAL PREMISES, STORAGE SPACE,
FIRST EXPANSION PREMISES, SECOND EXPANSION PREMISES
AND EXPANSION OPTION PREMISES

[To be attached]

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Execution Counterpart

EXHIBIT 3

RENTABLE AREA SCHEDULE

[Revised BOMA Chart to be attached]

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Execution Counterpart

EXHIBIT 4

SPECIFICATIONS FOR OFFICE CLEANING

I.	PREMISES: (Includes office areas, stock rooms and conference rooms.)

	A.	Office areas, pantries, stock rooms, copy rooms and conference rooms

Daily

		1.	Empty and collect trash, including recyclables (in kitchens, private lavatories, or elsewhere). Wipe clean all wastepaper baskets as needed.

		2.	Dust furniture, desks, phones, file cabinets, window ledges, bookcases, etc. (Paper left on desk will not be disturbed.)

		3.	Vacuum carpet and brush out carpet edges and corners (as needed), Dry sweep resilient tile, stone and wood floors, mop resilient tile, marble, or granite floors. Spot clean walls, doors and partitions.

		4.	Vacuum and spot clean as necessary all carpeted stairways, dust handrails.

		5.	Sanitize and wash clean all common area water fountains and coolers.

		6.	Clean all glass tables and desktops, remove finger marks, smudges, etc. from glass entrances, private entrances to offices.

		7.	Turn off lights and check all doors on completion of work.

Weekly

		1.	Dust windowsills and baseboards.

		2.	Mop and wax ceramic tile and resilient tile floors.

		3.	Spot clean walls, doors and partitions.

		4.	Clean glass sidelights.

		5.	Clean metal partitions, light switches, doorframes and countertops. Polish suite entry door hardware.

Monthly

		1.	Dust picture frames, charts, graphs, etc.

		2.	Dust vertical surfaces, walls, doors, etc., and vacuum as needed.

		3.	Dust moldings, partition ledges, desk sides, louvers and vents, light fixtures.

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		4.	Vacuum and dust HVAC diffusers.

		5.	Spot clean carpets.

		6.	Recondition resilient tile floors.

		7.	Vacuum upholstered furniture.

Quarterly

		1.	High dusting; dust vertical surfaces, walls, etc.

		2.	Wax and buff tile flooring.

		3.	Clean partitions.

	B.	Windows

Weekly

		1.	Clean window ledges

Monthly

		1.	Dust and clean venetian blinds.

Periodic
		1.	Clean all windows inside and out a minimum of two (2) times per year, including window frames.

		2.	Clean partition glass as required (approximately ten (10) times per year).

II.	PUBLIC AREAS

	A.	Lavatories

Daily

		1.	Clean and disinfect all toilet bowls and toilet seats, washbowls, urinals, and tiles surrounding urinals.

		2.	Clean and polish all mirrors, power shelves, etc.

		3.	All floors swept and washed.

		4.	Spot wash and/or disinfect all partitions, countertops, surfaces, glass, fixtures/light switches.

Twice Daily

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	1.	Resupply all dispensers.

	2.	Clean wash basins and countertops.

	3.	Empty and clean trash and other dispensers.

As Needed (not less than Daily):

	1.	Wash or wipe all surfaces in rest rooms.

B.	Typical Lobby and Corridors:

Daily

	1.	Collect trash.

	2.	Vacuum carpet and brush out carpet edges and corners (as needed). Dry sweep resilient tile, stone and wood floors, spot clean, damp mop.

As Needed

	1.	Spot clean walls and doors.

	2.	Spot clean carpet.

C.	Elevators:

Daily

	1.	Wipe down walls.

	2.	Wipe down all metal surfaces and devices with damp cloth.

	3.	Clean flooring including spot cleaning, as required.

	4.	Clean and polish door sills.

D.	Main Lobby:

Daily

	1.	Dust wood walls.

	2.	Wipe down stone walls, as required.

	3.	Mop and buff stone floors.

	4.	Clean entrance mat.

	5.	Clean storefront glass.

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	6.	Clean and polish sills and door pulls at entrances.

	7.	Wipe down all metal surfaces with a damp cloth.

E.	Exterior:

Daily

	1.	Police all sidewalks.

	2.	Empty trash cans; clean ashtrays, etc.

	3.	Wipe down metal surfaces with a damp cloth.

	4.	Spot clean exterior building surfaces, as required.

As Needed

	1.	Hose down all sidewalks.

E4-4

Execution Counterpart

EXHIBIT 5

BROKER DETERMINATION OF FAIR MARKET RENTAL VALUE

Wherever in the Lease to which this Exhibit 5 is attached provision is made for either party to require a Broker Determination, the following procedures and requirements shall apply:

     1.     Initiating Party’s Request. The initiating party’s notice to the other party requesting a Broker Determination of the Fair Market Rental Value (as defined in paragraph 4 below) of the Subject Space (as defined in paragraph 4 below), to be effective, must include the name of a broker selected by the initiating party, which broker shall be affiliated with a major Washington D.C. commercial real estate brokerage firm and have at least ten (10) years experience dealing in properties of a nature and type generally similar to the Building located in the downtown Washington, D.C. area.

     2.     Responding Party’s Obligations. Within thirty (30) days after receipt of the initiating party’s notice requesting the Broker Determination, and stating the name of the broker selected by such party, the responding party shall give written notice to the initiating party of the responding party’s selection of a broker having at least the affiliation and experience referred to above.

     3.     Selection of Third Broker. Within ten (10) days thereafter, the two (2) brokers so selected shall select a third such broker, also having at least the affiliation and experience referred to above.

     4.     Rental Value Determination. Within thirty (30) days after the selection of the third broker, the three (3) brokers so selected, by majority opinion, shall make a determination of the annual fair market rental value of the space in the Building then in question (for purposes of this Exhibit 5, the “Subject Space”). Notwithstanding the foregoing, for establishing the Fair Market Rental Value of Available Expiring Space, Available Early Termination Space, or the Fair Market Rental Value of the Premises for the Extended Term, Fair Market Rental Value shall equal ninety five percent (95%) of the fair market rental value that would otherwise have been determined, without giving effect to this sentence. Such annual fair market rental value determination shall take into account all relevant factors, including without limitation (a) the terms and conditions of this Lease such as, for example, but without limitation, the term the Subject Space is to be occupied by Tenant pursuant to the Lease, the “net” nature of the operating costs and real estate tax provisions of the Lease (i.e. absence of a “base year”), the provisions with respect to Tenant electricity, whether or not the “Rental Escalation” provision of Article 7 of the Lease will apply thereto and the existence (if any) of any prescribed “free rent” period applicable thereto, (b) any economic concessions then being granted by landlords to tenants in connection with comparable lease transactions (and taking into account, if applicable, whether comparable transactions are term extensions) and (c) the then as-is condition of the Subject Space (including, without limitation, whether or not it is then separately demised). The brokers shall advise Landlord and Tenant in writing by the expiration of said thirty (30) day period of the annual fair market rental value for the Subject Space, which as so determined shall be referred to as the “Fair Market Rental Value”.

     5.     Resolution of Broker Deadlock. If the Brokers are unable to agree at least by majority on a determination of annual fair market rental value, then the brokers shall send a notice to Landlord and Tenant by the end of the thirty (30) day period for making said determination setting forth their individual determinations of annual fair market rental value, and the highest such determination and the lowest such determination shall be disregarded and the remaining determination shall be deemed to be the determination of annual fair market rental value and shall be referred to as the Fair Market Rental Value of the Subject Space.

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     6.     Costs. Each party shall pay the costs and expenses of the broker selected by it and each shall pay one half (1/2) of the costs and expenses of the third broker.

     7.     Failure to Select Broker or Failure of Broker to Serve. If the responding party shall not have designated a broker within the time period provided therefor above, then the initiating party’s broker shall alone make the determination of the Fair Market Rental Value in writing to Landlord and Tenant within thirty (30) days after the expiration of the responding party’s right to designate a broker hereunder. If Tenant and Landlord have both designated brokers but the two brokers so designated do not, within a period of fifteen (15) days after the appointment of the second broker, agree upon and designate the third broker willing so to act, Tenant, Landlord or either broker previously designated may request the local office of Washington D.C. Association of Realtors to designate the third broker willing so to act and a broker so appointed shall, for all purposes, have the same standing and powers as though he had been seasonably appointed by the brokers first appointed. In case of the inability or refusal to serve of any person designated as a broker, or in case any broker for any reason ceases to be such, a broker to fill such vacancy shall be appointed by Tenant, Landlord, the brokers first appointed or the said Washington D.C. Association of Realtors, as the case may be, whichever made the original appointment, or if the person who made the original appointment fails to fill such vacancy, upon application of any broker who continues to act, and any broker so appointed to fill such vacancy shall have the same standing and powers as though originally appointed.

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Execution Counterpart

EXHIBIT 6

FORM OF LETTER OF CREDIT

BENEFICIARY:	ISSUANCE DATE:
2445 M Street Property LLC
c/o Beacon Capital Partners, LLC		, 2003
One Federal Street
Boston, MA 02110
IRREVOCABLE STANDBY
LETTER OF CREDIT NO.

ACCOUNTEE/APPLICANT:	MAXIMUM/AGGREGATE
[TENANT NAME]	CREDIT AMOUNT:_____________
USD_____________

GENTLEMEN:

     We hereby establish our irrevocable letter of credit in your favor for account of the applicant up to an aggregate amount not to exceed                  US Dollars ($____) available by your draft(s) drawn on ourselves at sight accompanied by:

     Your statement, signed by a purportedly authorized officer/official certifying that the Beneficiary is entitled to draw upon this Letter of Credit (in the amount of the draft submitted herewith) pursuant to the Lease (the “Lease”) dated_______ by and between 2445 M Street Property LLC, as Landlord, and________, as Tenant.

     Draft(s) must indicate name and issuing bank and credit number and must be presented at this office.

     You shall have the right to make partial draws against this Letter of Credit, from time to time.

     Funds will be made available to Beneficiary no later than the second day following the day that a sight draft and required statement are presented by Beneficiary.

     The Beneficiary’s rights under this Letter of Credit are transferable in its entirety (but not in part) and only Merrill Lynch Bank USA is authorized to act as the transferring bank. We shall not recognize any transfer of this Letter of Credit until this Original Letter of Credit together with any amendments, a signed and completed Transfer Form in the form attached hereto as Attachment A, and payment of our standard transfer fee is received by us. Under no circumstances shall this Letter of Credit be transferred to any person or entity with which U.S. persons or entities are prohibited from conducting business under U.S. Foreign Asset Control regulations and other applicable U.S. laws and regulations. Transfer fees are for the account of the applicant.

     This Letter of Credit shall expire at our office on________ , 2004 (the “Stated Expiration Date”). It is a condition of this Letter of Credit that the Stated Expiration Date shall be deemed automatically extended without amendment for successive one (1) year periods from such Stated Expiration

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Date, unless at least forty-five (45) days prior to such Stated Expiration Date (or any anniversary thereof) we shall notify you and the Accountee/Applicant in writing by registered mail (return receipt) or overnight courier service that we elect not to consider this Letter of Credit extended for any such additional one (1) year period. In addition to the foregoing, we understand and agree that you shall be entitled to draw upon this Letter of Credit as set forth above in the event that we elect not to renew this Letter of Credit and, in addition, you provide us with a dated statement purportedly signed by Beneficiary’s officers stating that the Applicant has failed to provide you with an acceptable substitute irrevocable standby letter of credit in accordance with the terms of the above-referenced Lease.

     Except as otherwise expressly stated herein, this Letter of Credit is subject to the “Uniform Customs and practice for Documentary Credits, International Chamber of Commerce, Publication No. 500 (1993 Revision)”.

     We hereby agree with you that drawings made under and in compliance with the terms and conditions of this Letter of Credit will be duly honored if presented to use at our office as stated above, in person or by overnight courier, not later than 4:00 p.m. MST on or before the then current expiration date.

MERRILL LYNCH BANK USA

BY:

TITLE:

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FORM OF TRANSFER

The undersigned, a duly authorized officer of the beneficiary of Letter of Credit No.______ (the “Letter of Credit”) dated______ irrevocably instructs Merrill Lynch Bank USA as issuer of the Letter of Credit, as follows:

1.	For value received, the undersigned beneficiary irrevocably transfers to ______ (name of transferee),________ (address of transferee) all rights of the undersigned beneficiary under the Letter of Credit. The transferee is the assignee or has succeeded the undersigned.

2.	By this transfer, all rights of the undersigned beneficiary in the Letter of Credit are transferred to the transferee, and the transferee shall from the date of this instruction have sole rights as beneficiary of the Letter of Credit including sole rights relating to any amendments, whether increases or extensions or other amendments and whether now existing or hereafter made. All amendments are to be advised direct to the transferee without necessity of any consent of, or notice to, the undersigned beneficiary; provided, however, that no rights shall be deemed to have been transferred to the transferee until such transfer complies with the requirements of the Letter of Credit pertaining to transfers.

3.	The Letter of Credit is returned with this instruction, and in accordance with the Letter of Credit the undersigned asks that this transfer be effective and that you transfer the same to the transferee or that, if so requested by the transferee, you issue a new irrevocable Letter of Credit in favor of the transferee with provisions consistent with the Letter of Credit.

4.	Your signature below must be guaranteed and witnessed by an authorized officer of your bank.

Dated:

(Name of Transferor)

By:

Title:

Signature Guarantee by Your Bank:

By:

Title:

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Execution Counterpart

EXHIBIT 7 -A

DESCRIPTION OF LANDLORD’S RENOVATION WORK

1.	Entrance Canopy: The existing main entrance canopy will be replaced with a new lighted glass and steel canopy.

2.	Arcade: The arcade will receive new pendant lighting, and the storefronts will be repaired, if required, and repainted on the first floor.

3.	Elevator Cabs, Call Buttons, ADA Signage: The elevator cabs will be renovated to include architectural wood panels on the ceiling and rear wall with indirect lighting emitting from behind. The side walls will be glass with white laquer painted on the back. The elevator call buttons in the cabs will be modified and/or relocated to meet ADA requirements. Floor call buttons will be modified and/or relocated if required to comply with ADA requirements.

4.	Main Lobby: The lobby upgrades include floating ceilings in the first and second floor elevator lobbies, new lighting, architectural wood panels, the existing polished brass will be refinished to satin finish, a new security desk and building directory and the elevator call buttons will be modified to meet ADA requirements. The new security desk will be installed in a new location as indicated on the floor plan and will be relocated to the opposite side of the lobby, or back to its present location in the middle of the lobby, prior to the Rent Commencement Date applicable to the Second Expansion Premises so as not to interfere with the entry to the Second Expansion Premises.

5.	Fitness Center: The fitness center will be expanded and remodeled to include new exercise equipment, shower and locker rooms. The shower and locker rooms will both be ADA compliant. All finishes and fixtures will be consistent with a first class office building located in the West End of Washington, D.C.

Also attached hereto, comprising a portion of this Exhibit 7-A, is a series of slides prepared by Gensler, dated August 8, 2003, describing the contemplated Landlord’s Renovation Work.

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Execution Counterpart

EXHIBIT 7-B

DESCRIPTION OF LANDLORD’S PRE-OCCUPANCY WORK

Initial Premises:

1.	Fire Alarm Panel, Riser, Core Protection, and Fire Control Room: The existing fire alarm system will be upgraded to meet BOCA and other applicable codes. A fire control room will be constructed on the first floor east of the main entrance. The fire alarm system will include sufficient capacity to accommodate and monitor new Tenant devices with sufficient main panel and floor panel capacity to accommodate Tenant’s reasonable needs.

2.	Sprinkler Pump and Riser: A new fire pump and modified sprinkler risers will be designed and installed to include all sprinkler water flow and tamper switches, fire pump, and connections to Tenant’s sprinkler system within the Initial Premises to be stubbed at the Building core. The new sprinkler system will be designed to accommodate Tenant’s layout in accordance with applicable codes for office use, a minimum of one head per every 125 usable square feet. Landlord will install a complete and operational sprinkler system in the restrooms, telephone closets, electrical rooms and janitor’s closets on floors 6, 7, and 8.

3.	Emergency Generator: The emergency generator will be replaced with a larger generator to serve the additional life and safety systems.

4.	Core Restrooms: There are presently four existing restrooms per floor on floors 6, 7 and 8, two women’s and two men’s restrooms. The Landlord will combine the four restrooms to make two larger restrooms per floor, one women’s and one men’s. All of the finishes and fixtures will be typical of a class “A” office building located in the West End of Washington, DC.

5.	Check Meters: New check meters will be installed on the existing electrical panels serving floors 6, 7, and 8.

6.	Elevator Call Buttons: The elevator call buttons located in the elevator lobbies of floors 1, 6, 7, and 8 will be modified to meet ADA requirements.

7.	ADA Signage: All signage located in the building common areas, core areas, and all elevator door frames on floors 6, 7, and 8 will meet current ADA requirements and will be coordinated with Tenant’s Initial Work schedule.

8.	Base Building HVAC Upgrade: Upgrade of base building HVAC system to achieve the standard for outside air ventilation described in Article 8.4(c).

First Expansion Premises :

1.	Core Restrooms: There are presently four existing restrooms on the ninth floor, two women’s and two men’s restrooms. The Landlord will combine the four restrooms to make two larger restrooms, one women’s and one men’s. All of the finishes and fixtures will be typical of a class “A” office building located in the West End of Washington, DC.

2.	Check Meters: New check meters will be installed on the existing electrical panels serving the ninth floor.

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3.	Fire Alarm Panel: The fire alarm system on the ninth floor will include sufficient capacity to accommodate and monitor new Tenant fire and life safety components, including speakers, strobes and smoke detectors, with sufficient main panel and floor panel capacity to accommodate Tenant’s reasonable needs.

4.	Sprinkler System: The sprinkler system will be installed on the ninth floor to include modified sprinkler risers designed and installed to include all sprinkler water flow and tamper switches, and connections to Tenant’s sprinkler system within the First Expansion Premises to be stubbed at the Building core. The new sprinkler system will be designed to accommodate Tenant’s layout in accordance with applicable codes for office use, a minimum of one head per every 125 usable square feet. Landlord will install a complete and operational sprinkler system in the restrooms, telephone closets, electrical rooms and janitor’s closets on the ninth floor.

5.	Elevator Call Buttons: The elevator call buttons located in the elevator lobbies of the ninth floor will be modified to meet ADA requirements.

6.	ADA Signage: All signage located in the building common areas, core areas, and all elevator door frames on the ninth floor will meet current ADA requirements and will be coordinated with Tenant’s First Expansion Work schedule.

7.	Base Building HVAC Upgrade: Upgrade of base building HVAC system to achieve the standard for outside air ventilation described in Article 8.4(c).

Second Expansion Premises :

1.	Check Meters: New check meters will be installed on the existing electrical panels serving the First floor.

2.	Fire Alarm Panel: The fire alarm system on the first floor will include sufficient capacity to accommodate and monitor new Tenant fire and life safety components, including speakers, strobes and smoke detectors, with sufficient main panel and floor panel capacity to accommodate Tenant’s reasonable needs.

3.	Sprinkler System: The sprinkler system will be installed on the first floor to include modified sprinkler risers designed and installed to include all sprinkler water flow and tamper switches, and connections to Tenant’s sprinkler system within the Second Expansion Premises to be stubbed at the Building core. The new sprinkler system will be designed to accommodate Tenant’s layout in accordance with applicable codes for office use, a minimum of one head per every 125 usable square feet. Landlord will install a complete and operational sprinkler system in the telephone closets, electrical rooms and janitor’s closets on the first floor, as well as in such portions of the public areas of the first floor as may be required by law.

4.	Elevator Call Buttons: The elevator call buttons located in the elevator lobbies of the first floor will be modified to meet ADA requirements.

5.	ADA Signage: All signage located in the building common areas, core areas, and all elevator door frames on the first floor will meet current ADA requirements and will be coordinated with Tenant’s Second Expansion Work schedule.

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6.	Main Lobby: The security desk and feature wall will be relocated to the other side of the main lobby to accommodate the new entrance to the Second Expansion space.

7.	Base Building HVAC Upgrade: Upgrade of base building HVAC system to achieve the standard for outside air ventilation described in Article 8.4(c).

Expansion Option Premises :

1.	Core Restrooms: There are presently four existing restrooms on the fifth floor, two women’s and two men’s restrooms. The Landlord will combine the four restrooms to make two larger restrooms, one women’s and one men’s. All of the finishes and fixtures will be typical of a class “A” office building located in the West End of Washington, DC.

2.	Check Meters: New check meters will be installed on the existing electrical panels serving the fifth floor.

3.	Fire Alarm Panel: The fire alarm system on the fifth floor will include sufficient capacity to accommodate and monitor new Tenant fire and life safety components, including speakers, strobes and smoke detectors, with sufficient main panel and floor panel capacity to accommodate Tenant’s reasonable needs.

4.	Sprinkler System: The sprinkler system will be installed on the fifth floor to include modified sprinkler risers designed and installed to include all sprinkler water flow and tamper switches, and connections to Tenant’s sprinkler system within the Expansion Option Premises to be stubbed at the Building core. The new sprinkler system will be designed to accommodate Tenant’s layout in accordance with applicable codes for office use, a minimum of one head per every 125 usable square feet. Landlord will install a complete and operational sprinkler system in the restrooms, telephone closets, electrical rooms and janitor’s closets on the fifth floor.

5.	Elevator Call Buttons: The elevator call buttons located in the elevator lobbies of the fifth floor will be modified to meet ADA requirements.

6.	ADA Signage: All signage located in the building common areas, core areas, and all elevator door frames on the fifth floor will meet current ADA requirements and will be coordinated with Tenant’s Expansion Option Work schedule.

7.	Base Building HVAC Upgrade: Upgrade of base building HVAC system to achieve the standard for outside air ventilation described in Article 8.4(c).

E7-B-3

Execution Counterpart

EXHIBIT 7-C

DESCRIPTION OF BASE BUILDING CORE AND SHELL

1.	Structure - Reinforced concrete frame structure is designed to support 100 lbs / sq. ft (80 lbs / sq. ft. live load and 20 lbs / sq. ft. dead load) capacity throughout the Premises. Columns are spaced primarily on a twenty foot by twenty foot grid.

2.	Exterior –An electrically operated metal overhead door is provided at the parking garage entrance off of 25th Street with electronic card key security access.

3.	Slab to Slab Heights – The top of slab to underside of slab height is 9 feet, 8 inches.

4.	HVAC System.

a.	The HVAC system features a variable air volume (VAV) single duct system. Supply air is from two central, built-up air handlers with chilled water coils located in the mechanical penthouse. AHV-1 includes an 115,000 CFM centrifugal supply fan and 110,000 CFM centrifugal return fan. AHV-2 includes a 103,000 CFM centrifugal supply fan and a 99,000 CFM centrifugal return fan.

b.	Chilled water to the central air handlers is supplied by two centrifugal chillers, one 320 ton and one 280 ton, also located in the mechanical penthouse.

c.	Condenser water to the chillers is supplied from two 325-ton forced draft counter-flow cooling towers at the east end of the mechanical penthouse.

d.	Chilled water is pumped to the air handling units via two 650 GPM chilled water pumps and two 975 GPM condenser water pumps.

e.	VAV terminal units control cool air distribution to the office space. There are approximately 77 perimeter VAV terminal units (with electric heat) on each floor serving an average area of approximately 150 square feet per VAV. Each floor also contains approximately 23 VAV terminal units that serve interior areas.

f.	Space heating is provided by electric resistance duct heaters (re-heaters) at perimeter zones, local baseboard heaters and unit heaters. Additionally, there are 350 KW outside air pre-heaters at each air handler.

g.	A constant volume, single duct system provides HVAC to the first floor. A 160 ton cooling tower supplies condenser water to self-contained water source heat pumps and air conditioning units.

h.	Water is pumped from the cooling tower to the units via two 285 GPM pumps in addition to a back-up pump.

i.	A separate cooling tower with supplemental condenser water risers serving each floor is available for use by the Tenant.

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5.	Electrical System – The switchgear room is located on the C-1 level of the parking garage. The incoming system voltage is 277 / 480 VOLT, three phase, four wire. Two 4,000 AMP switchboards serve the office building and mechanical equipment.

Energy efficiency is provided by on / off control of limited common area lighting controlled by time clocks and occupancy sensors. Lighting has been converted to energy efficient electronic ballasts with T-8 fluorescent lamps.

6.	Wet Stacks – A minimum of two wet stacks exist, located on each floor not adjacent to core containing waste, vent and water lines for Tenant connection with valved connections for cold water.

7.	Window coverings – Landlord to provide existing one-inch slat venetian blinds at all exterior windows.

8.	Electronic Security Access System – A centrally monitored electronic proximity card reader security access system is installed in the Building to control perimeter access to all doors, elevator cabs, and parking garage entrance. Landlord will make reasonable attempts to accommodate Tenant’s needs with respect to Tenant connections of electronic security access devices to secure the Premises, which would be installed only at Tenant’s sole cost and expense. System will provide for individual elevator cab floor lock-off capability.

E7-C-2

Execution Counterpart

EXHIBIT 8

Intentionally Omitted

E8-1

Execution Counterpart

EXHIBIT 9

ROOFTOP PLAN SHOWING THE ANTENNA AREA

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Execution Counterpart

EXHIBIT 10

RULES AND REGULATIONS

     1.     Neither the whole nor any part of the sidewalks, plaza areas, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls of the Building shall be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the premises of such tenant.

     2.     No awning, canopy, sign or other projection shall be attached to the outside walls or windows of the Building without Landlord’s prior written consent. No curtain, blind, shade, or screen (other than those furnished by Landlord as building standard) shall be attached to, hung in or used in connection with any exterior window or door of the premises of any tenant.

     3.     No tenant shall deface any part of the Building.

     4.     No tenant shall make, or permit to be made, any unseemly or disturbing noises (whether by the use of any musical instrument, radio, television or other audio device) or allow any unsavory odors to emanate from its space, nor shall any tenant annoy, disturb or interfere with other tenants or occupants of the Building or neighboring buildings.

     5.     No change shall be made to door locks without prior notice to Landlord and provided that Tenant delivers copies of keys for such locks. Landlord’s prior written consent. Each tenant must upon the termination of its tenancy restore to Landlord all keys to offices and toilet rooms either furnished to, or otherwise procured by, such tenant. In the event of the loss of any keys during the Term, Tenant shall pay Landlord the reasonable cost of replacement keys.

     6.     Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally, including, without limitation, the right to exclude from the Building, except during the hours the Building is open to the public, all persons who do not present suitable identification satisfactory to Landlord.

     7.     Each tenant, before closing and leaving its premises at any time, shall see that all suite entrance doors are locked.

     8.     No premises shall be used, or permitted to be used, for lodging or sleeping or for any immoral or illegal purpose.

     9.     Canvassing, soliciting and peddling outside of the Premises in the Building are prohibited.

     10.     There shall not be used in the Building by any tenant or their agents or contractors, in the delivery or receipt of merchandise, freight or other matter, any hand trucks or other means of conveyance, except those equipped with rubber tires, rubber side guards, and such other safeguards as Landlord may require.

     11.     No animals of any kind (except seeing-eye dogs) shall be brought into or kept about the Building by any tenant.

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     12.     No vending machines shall be permitted to be placed or installed in any part of the Building or premises by any tenant without prior notice to Landlord. Landlord reserves the right to place or install vending machines in any of the common areas of the Building.

     13.     Bicycles, motorcycles or any other type of vehicle shall not be brought into the lobby or elevators of the Building or into the Premises of any tenant. Landlord shall make space available in the garage for parking bicycles.

     14.     Except in connection with the performance of Tenant’s Work, which is governed by Article 4 of this Lease, Tenant will refer all contractors, contractor’s representatives and installation technicians, rendering any services on or to the premises for tenant, to Landlord before performance of any service. This provision shall apply to all work performed in the Building, including installation of telephones, telegraph equipment, electrical devices and attachments and any installation of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

     15.     No trash or other objects shall be placed in the public corridors or sidewalks of the Building.

     16.     Tenant is not allowed to lock overnight the lockers in the Locker Room (C1 Level).

     17.     Tenant may be allowed to hold a catered event from time to time on the Roof Terrace, however, Tenant is required to first provide proof of vendor’s current Certificate of Insurance to the Management Office. Any and all expenses related to cleaning and disposal of refuse after an event will be at the sole cost and expense of the Tenant.

     18.     No Tenant shall be allowed to consume or provide any type of alcoholic beverage in the Roof Terrace, unless Tenant shall have provided a certificate evidencing host liquor liability insurance coverage as required in Article 15.1.

     19.     At no time shall Tenant exceed the Maximum Occupancy permitted by Life Safety Codes.

     20.     Landlord reserves the right, at any time and from time to time, to rescind, alter, or waive, in whole or in part, or to add to any of these Rules and Regulations when it is deemed necessary, desirable or proper, in Landlord’s judgment, for its best interest or for the best interests of all tenants.

     21.     Violations of these Rules and Regulations, or any amendments thereof or additions thereto, constitute a default of this Lease.

E10-2

Execution Counterpart

EXHIBIT 11

FORM OF SNDA

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

     THIS AGREEMENT is made and entered into as of the_______ day of________ 200_, by and among_______ (“Tenant”) and NEW YORK LIFE INSURANCE COMPANY, a New York mutual insurance company (“Lender”), whose principal address is 51 Madison Avenue, New York, New York, 10010 and _______(“Borrower”).

RECITALS:

     A.     Lender has made a loan (the “Loan”) to Borrower which is secured by a Deed of Trust, Assignment of Leases and Rents and Security Agreement (the “Mortgage”) on the real property legally described in Exhibit “A” attached hereto (the “Premises”);

     B.     Tenant is the present lessee under a lease dated as of ________ made by Landlord, demising a portion of the Premises (said lease and all amendments now or hereafter executed with respect thereto being referred to as the “Lease”);

     C.     The Lease is presently subordinate to the lien of the Mortgage; and

     D.     The parties desire to affirm the subordination of the Lease to the Mortgage and to set forth herein the agreement of Tenant and Lender regarding the relationship between the Lease and the Mortgage.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENTS:

     1.     Subordination. The Lease, and the rights of Tenant in, to and under the Lease and the Demised Premises, are and continue to be subject and subordinate to the lien of the Mortgage and to any modification, reinstatement, extension, renewal, supplement, consolidation or replacement thereof as well as any advances or re-advances with interest thereon and to any other mortgages or deeds of trust on the Premises which may hereafter be held by Lender.

     2.     Tenant Not to Be Disturbed. In the event it should become necessary to foreclose the Mortgage or Lender should otherwise come into possession of title to the Premises, Lender will not join Tenant in summary or foreclosure proceedings unless required by law in order to obtain jurisdiction, but in such event no judgment foreclosing the Lease will be sought, and Lender will not disturb the use and occupancy of Tenant under the Lease so long as Tenant is not in default under any of the terms, covenants or conditions of the Lease after applicable notice and cure periods.

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     3.     Tenant to Attorn to Lender. Tenant agrees that in the event of a foreclosure of the Mortgage or upon a transfer of the Premises pursuant to a deed in lieu of foreclosure, it will attorn to the purchaser (including Lender) as the landlord under the Lease. The purchaser by virtue of such foreclosure or deed in lieu of foreclosure shall be deemed to have assumed and agreed to be bound, as substitute landlord, by the terms and conditions of the Lease until the resale or other disposition of its interest by such purchaser, except that such assumption shall not be deemed of itself an acknowledgment by such purchaser of the validity of any then existing claims of Tenant against any prior landlord (including Landlord). All rights and obligations under the Lease shall continue as though such foreclosure proceedings had not been brought, except as aforesaid. Tenant agrees to execute and deliver to any such purchaser such further assurance and other documents, including a new lease upon the same terms and conditions of the Lease, confirming the foregoing as such purchaser may reasonably request. Tenant waives the provisions (i) contained in the Lease or any other agreement relating thereto and (ii) of any statute or rule of law now or hereafter in effect which may give or purport to give it any right or election to terminate or otherwise adversely affect the Lease and the obligations of Tenant thereunder by reason of any foreclosure proceeding.

     4.     Limitations. If Lender or such other purchaser obtains possession, Lender or purchaser shall be bound to Tenant under all of the terms and conditions of the Lease and Tenant shall have all of the same remedies that Tenant might have had under the Lease against Landlord; provided however that Lender or such purchaser shall not be:

(a)	liable for any act or omission of any prior landlord (including Landlord);

(b)	obligated to cure any defaults of any prior landlord (including Landlord) which occurred prior to the time that Lender or such other purchaser succeeded to the interest of such prior landlord under the Lease;

(c)	subject to any offsets or defenses which Tenant may be entitled to assert against any prior landlord (including Landlord);

(d)	bound by any payment of rent or additional rent by Tenant to any prior landlord (including Landlord) for more than one month in advance;

(e)	bound by any amendment or modification of the Lease made without the written consent of Lender or such other purchaser, which consent shall not be unreasonably withheld; or

(f)	liable or responsible for, or with respect to, the retention, application and/or return to Tenant of any security deposit paid to any prior landlord (including Landlord), whether or not still held by such prior landlord, unless and until Lender or such other purchaser has actually received for its own account as landlord the full amount of such security deposit.

     5.     Acknowledgment of Assignment of Lease and Rent. Tenant acknowledges that it has notice that the Lease and the rent and all other sums due thereunder have been assigned or are to be assigned to Lender as security for the Loan secured by the Mortgage. In the event that Lender notifies Tenant of a default under the Mortgage and demands that Tenant pay its rent and all other sums due under the Lease to Lender, Tenant agrees that it will honor such demand and pay its rent and all other sums due under the Lease directly to Lender or as otherwise required pursuant to such notice. By its execution hereof, Borrower expressly consents to the foregoing.

     6.     Limited Liability. Tenant acknowledges that in all events, the liability of Lender and any purchaser shall be limited and restricted to their interest in the Premises and shall in no event exceed such interest.

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     7.     Lender’s Right to Notice of Default and Option to Cure. Tenant will give written notice to Lender of any default by Landlord under the Lease by mailing a copy of the same by certified mail, postage prepaid, addressed as follows (or to such other address as may be specified from time to time by Lender to Tenant):

To Lender:	New York Life Insurance Company
51 Madison Avenue
New York, New York 10010
Attn.: Real Estate Department
Real Estate Vice President - Loan
Administration
Loan No.:__________

Upon such notice, Lender shall be permitted and shall have the option, in its sole and absolute discretion, to cure any such default during the period of time during which the Landlord would be permitted to cure such default, but in any event Lender shall have a period of thirty (30) days after the receipt of such notification to cure such default; provided, however, that in the event Lender is unable to cure the default by exercise of reasonable diligence within such 30-day period, Lender shall have such additional period of time as may be reasonably required to remedy such default with reasonable dispatch.

     8.     Successors and Assigns. The provisions of this Agreement are binding upon and shall inure to the benefit of the heirs, successors and assigns of the parties hereof.

     9.     Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

     10.     Governing Law. This Agreement shall be construed and enforced according to the law of the state in which the Premises are located, other than such law with respect to conflicts of law.

     IN WITNESS WHEREOF, the parties hereto have executed these presents as of the day and year first above written.

[SIGNATURE PAGES TO FOLLOW]

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IF TENANT IS A CORPORATION, USE THIS SIGNATURE PAGE

TENANT

[SEAL]				a(n) corporation

By:

Name:
Title:

STATE OF____________	)
		)	SS:
COUNTY OF___________	)

This instrument was acknowledged in said jurisdiction before me this________ day of________, 200_______, by________ as________ of________.

[SEAL]
Notary Public
My commission expires:

LENDER

[SEAL]
NEW YORK LIFE INSURANCE COMPANY,
a New York mutual insurance company

By:

Name:
Title:

STATE OF NEW YORK	)
) SS:
COUNTY OF NEW YORK	)

This instrument was acknowledged in said jurisdiction before me this________ day of_________, 200________, by_________ as __________ of New York Life Insurance Company.

[SEAL]
Notary Public
My commission expires:

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IF BORROWER IS A LIMITED LIABILITY COMPANY, USE THIS SIGNATURE PAGE

The terms of the above Agreement are hereby consented, agreed to and acknowledged.

BORROWER

Printed Name of Borrower
a ( ) _________________

By:

Name:
Title:

STATE OF_______________	)
		)	SS:
COUNTY OF_____________	)

This instrument was acknowledged in said jurisdiction before me this________ day of________ , 200________ , by__________ as ________ of_________ .

[SEAL]
Notary Public
My commission expires:

E11-5

Execution Counterpart

EXHIBIT 12

LEGAL DESCRIPTION OF LAND

All of that certain lot or parcel of land, together with the improvements thereon, situated, lying and being in the District of Columbia, and being more particularly described as follows:

Part of Lot 108, Square 24, shown on subdivision plat recorded in the District of Columbia Surveyor’s Office in Book 175, page 19, and more particularly described as follows:

BEGINNING at the intersection of the north line of M Street, N.W. (90 feet wide) with the east line of 25th Street, N.W. (90 feet wide); thence along said east line of 25th Street, North 175.50 feet, record (175.35 feet. measured); thence with the center line of an alley closed per plat recorded in the District of Columbia Surveyor’s Office in Book 175, page 11, East 204.02 feet, record (204.00 feet, measured); thence through aforementioned Lot 108, South 74.65 feet, record (74.31 feet, measured); thence East 80.01 feet, record (80.00 feet, measured); thence South 100.85 feet, record (100.38 feet, measured); thence West along aforementioned North line of M Street, West 284.03 feet, record (S 89 degrees 52’ W 284.00 feet, measured) to the place of beginning.

Said property being now known for assessment and taxation purposes as Lot 871 in Square 24.

Together with the benefit of, and subject to the terms of, the following three easements:

1.	Easement for pedestrian access and walkway, set forth in Deed dated September 15, 1983 recorded September 16, 1983 as Instrument No. 29864.

2.	Easement for open space set forth in Deed dated September 15, 1983 recorded September 16, 1983 as Instrument No. 29864.

3.	Easements in favor of Associates as set forth in Agreement of Covenants and Easements dated March 22, 1985, recorded as Instrument No. 16565.

E12-1

Execution Counterpart

EXHIBIT 13

TENANT’S DESIGN DEVELOPMENT PLANS

E13-1

Execution Counterpart

EXHIBIT 14-A

ROOFTOP TERRACE RESERVATION RULES

Prior to the commencement of each calendar year the Building manager shall distribute to tenants of the Building a chart such as is contained in Exhibit 14-B. This chart shall set forth the schedule of Thursday and Friday evenings of that calendar year on which Wilmer Cutler & Pickering and the Advisory Board Company (each, a “Designated Party”) shall have rights to reserve the Rooftop Terrace on an exclusive basis. The Designated Party may reserve either Thursday or Friday (or, alternatively, another day of the same week) of its Priority Week by providing the Building manager with written notice of its reservation no less than thirty (30) days prior to the selected evening. If either Party fails to exercise its reservation rights within the prescribed period, then another party may reserve that evening by contacting the Building manager. The parties may agree to exchange their reserved dates by coordinating such exchange with the Building manager, who shall take responsibility for communicating to all Building tenants a calendar of those evenings on which the Terrace is therefore unavailable to other tenants.

E14A-1

Execution Counterpart

EXHIBIT 14-B

2004 ALLOCATION OF ROOFTOP TERRACE EXCLUSIVE RIGHTS

	# of		WCP Priority	ABC Priority
Month	Thursdays	# of Fridays	Weeks	Weeks

April	5	5	1st, 3rd	2nd, 4th
May	4	4	1st, 3rd	2nd, 4th
June	4	4	1st, 3rd	2nd, 4th
July	5	5	1st, 3rd	2nd, 4th
August	4	4	1st, 3rd	2nd, 4th
September	5	4	1st, 3rd	2nd, 4th
October	4	5	1st, 3rd	2nd, 4th

E14B-1

Execution Counterpart

EXHIBIT 15

FORM OF SPECIAL NONDISTURBANCE AGREEMENT

SPECIAL NON-DISTURBANCE AGREEMENT

     AGREEMENT made as of the______ day of______,______, between _______, a_______ , having an office at_______ (“Master Landlord”), The Advisory Board Company, having an office at 2445 M Street, N.W., Washington, D.C. 20037 (the “Sublandlord”), and_______, a_______, having an office at________ (“Subtenant”).

W I T N E S S E T H:

     WHEREAS, Master Landlord is the landlord under a certain lease with Sublandlord as the tenant of certain premises located at 2445 M Street N.W., Washington, D.C., (the “Building”) consisting of approximately________ rentable square feet which premises is more fully described in the Lease (the “Master Premises”); and

     WHEREAS, Master Landlord leased the Master Premises to Sublandlord, pursuant to a lease, dated October________, 2003, as amended from time to time (the “Master Lease”); and

     WHEREAS, by sublease, dated _________, between Sublandlord and Subtenant (the “Sublease”), Sublandlord desires to sublease to Subtenant [all of] [a portion of] the Master Premises consisting of approximately________ rentable square feet of floor area as shown on Schedule A annexed hereto (the “Subleased Premises”); and

     WHEREAS, Subtenant, Sublandlord and Master Landlord desire to confirm their understanding with respect to the Sublease and the Master Lease;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, Master Landlord, Sublandlord and Subtenant hereby covenant and agree as follows:

     1.     Master Landlord agrees that provided and so long as the Non-Disturbance Conditions (as defined in Paragraph 3 hereof) are satisfied and Subtenant shall attorn to Master Landlord, then:

     (a)  Subtenant shall not be named or joined as a party defendant in any action, suit or proceeding which may be instituted by Master Landlord to terminate the Master Lease by reason of a default or event of default by Sublandlord under the Master Lease, or in the exercise by Master Landlord of any right of termination provided therein, unless Subtenant or any person claiming through or under Subtenant is deemed a necessary party to such action, suit or proceeding, in which event such party may be so named or joined, but such naming or joinder shall not otherwise be in derogation of the rights of Subtenant set forth in this Agreement; and

     (b)  Subtenant shall not be evicted from the Subleased Premises, nor shall the leasehold estate or possession thereof by Subtenant be terminated by reason of any default or event of default under the Master Lease by Sublandlord, any termination by Master Landlord of the Master Lease, or by reason of any surrender of the Master Premises.

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     2.     If, at any time, Master Landlord shall terminate the Master Lease, then provided and so long as the Non-Disturbance Conditions (as defined in Paragraph 3 hereof) are satisfied: (i) the Sublease shall not terminate, (ii) Subtenant shall, by executing this Agreement be deemed to have attorned to and recognized Master Landlord as Subtenant’s landlord upon the then executory terms and conditions of the Sublease and as hereinafter provided in this Article 2, and (iii) Master Landlord shall, by executing this Agreement, be deemed to have accepted such attornment and recognized Subtenant as Master Landlord’s direct tenant upon the terms and conditions of the Sublease, subject to the terms and conditions of this Agreement. Notwithstanding the foregoing, upon such attornment and recognition, in no event shall Master Landlord be:

(a) liable for any act, omission, breach, default, misrepresentation, or breach of warranty of Sublandlord, its successors and/or assigns under the Sublease;

(b) liable for the return of any security deposit which Subtenant might have paid to Sublandlord, its successors and/or assigns, under the Sublease, unless such Security Deposit has been received by Master Landlord;

(c) bound by any rent or other payments which Subtenant might have paid to Sublandlord, its successors and/or assigns, under the Sublease, unless the same has been received by Master Landlord;

(d) subject to any offsets or defenses which Subtenant may have against Sublandlord under the Sublease;

(e) bound by any amendment or modification of the Sublease made without Master Landlord’s prior written consent;

(f) bound by any consent by Sublandlord, its successors and/or assigns, made without also obtaining Master Landlord’s prior written consent;

(g) bound by any provisions of the Sublease for performance, completion, or payment of any improvements with respect to the Subleased Premises or for Subtenant’s use and occupancy thereof; and Subtenant shall have absolutely no right to offset rent due to Master Landlord for any non-payment of all or any part of any construction or improvement allowance as set forth in the Sublease.

     3.     The effectiveness of this Agreement is expressly conditioned upon the satisfaction of the following conditions (collectively the “Non-Disturbance Conditions”):

(a)	The Sublease has not been terminated;

(b)	Subtenant is not in default of any of the terms and conditions of the Sublease beyond the time, if any, permitted therein to cure such default and provided the default or event of default for which the Master Lease is terminated is not the result of any action or circumstance for which Subtenant, its agent, employee, servant or contractor is responsible; and

(c)	Subtenant delivering to Master Landlord within five (5) business days after notice from Master Landlord that the Master Lease has terminated or will be terminated within ten (10) business days following the date of such notice, the security deposit (“Subtenant’s Security Deposit”), if any, required pursuant to the terms and conditions of the Sublease.

     4.     Anything in the Sublease to the contrary notwithstanding, undertakings and agreements made on the part of Master Landlord upon Subtenant’s attornment to Master Landlord as hereinabove set

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forth are made and intended not for the purpose of binding Master Landlord personally or the assets of Master Landlord generally, but are made and intended only to bind Master Landlord’s interest in the Building, as the same may, from time to time be encumbered, and no personal liability shall at any time be asserted or enforceable against Master Landlord or its stockholders, officers or partners or their respective heirs, legal representatives, successors and assigns on account of the Sublease. Accordingly, and notwithstanding any other provisions of the Sublease to the contrary, Subtenant shall look solely to Master Landlord’s interest in the Building, and not to any other or separate business or non-business assets of Master Landlord or any partner, shareholder, member, officer or representative of Landlord, for the satisfaction of any claim brought by Subtenant against Master Landlord.

     5.     Upon notification by Master Landlord that an Event of Default under the Master Lease has occurred, Subtenant shall pay, upon receipt of notice from Master Landlord, all rent and other sums due and payable to Sublandlord under the Sublease directly to Master Landlord. Sublandlord hereby acknowledges that Sublandlord hereby waives any right to object to any such notification from Master Landlord and Subtenant shall direct payment as so required by Master Landlord, and any failure by Subtenant to make such direct payments under this Section 3(b) shall, for purposes of Section 3 hereof, be a default under the Sublease

     6.     Subtenant shall maintain the same insurance required to be carried by Tenant under the Lease, naming Master Landlord as an additional insured under Subtenant’s policies of insurance, and Subtenant further agrees to waive subrogation in favor of Master Landlord to the same extent required of Tenant under the Lease. Subtenant further agrees to provide a certificate of insurance which complies with these requirements to Landlord no later than the earlier of (i) fifteen (15) days following the date hereof or (ii) the date on which Subtenant, or any party acting through Subtenant, occupies the Premises for any purpose, including, without limitation, the installation of Subtenant’s furniture, fixtures or other personal property.

     7.     Nothing herein contained shall be construed to modify, waive, impair or affect any of the covenants, agreements, terms, provisions or conditions in the Lease, or to waive any breach thereof, or any rights of Landlord against any person, firm, partnership, association or corporation liable or responsible for the performance thereof, or to enlarge or increase Landlord’s obligations under the Lease, and all covenants, agreements, terms, provisions and conditions of the Lease are hereby mutually declared to be in full force and effect.

     8.     Subtenant shall not do or permit anything to be done in connection with Subtenant’s occupancy of the Subleased Premises which would violate any of said covenants, agreements, terms, provisions and conditions.

     9.     Subtenant agrees that if Subtenant shall become a direct tenant of Landlord pursuant to the provisions of this Agreement, Landlord shall not be responsible for the payment of any commissions or fees in connection with such direct lease, and Tenant and Subtenant jointly and severally agree to indemnify and hold Landlord harmless from and against any claims, liability, losses or expenses, including reasonable attorneys’ fees, incurred by Landlord in connection with any claims for a commission by any broker or agent in connection with any such direct lease.

     10.     Subtenant agrees that if Subtenant shall become a direct tenant of Landlord pursuant to the provisions of this Agreement, then effective as of the date Subtenant so becomes a direct tenant of Landlord, the following provision shall be deemed added to and shall become part of the Sublease for all purposes:

Upon a request for consent to assign this Sublease or all or any part of the Subleased Premises, Sublandlord shall have the option (i) to grant its consent to such proposed assignment, subletting, (ii) to deny its consent to such proposed assignment or subletting (but only in accordance with the terms and conditions of the Sublease), or (iii) to terminate this Sublease for the balance of the term in accordance with the provisions of this Section with regard to (a) the

E15-3

entire Subleased Premises if an assignment or sublease of the entire Subleased Premises for substantially the remainder of the term of this Sublease has been proposed (a “Recapture”) or (b) the portion of the Subleased Premises proposed to be subleased for substantially the remainder of the term of this Sublease (a “Partial Full Term Recapture”) if a sublease of less than all of the Subleased Premises has been proposed or (c) the portion of the Subleased Premises proposed to be subleased for the period of time contemplated for such sublease (a “Partial Limited Recapture”). If Sublandlord exercises its Right of Recapture or Partial Full Term Recapture: (i) this Lease and the term hereof shall terminate (a) in its entirety (in the event of a Recapture), or (b) as to the portion of the Subleased Premises which Subtenant is proposing to sublease (in the event of a Partial Full Term Recapture), as of the later of (1) the proposed effective date of such assignment or sublease, as set forth in Subtenant’s request for consent, or (2) 30 days after the date Sublandlord received Subtenant’s request for consent; (ii) Subtenant shall be released (a) from all of its obligations under the Sublease (in the event of a Recapture) or (b) from its obligations relating to the proposed subleased portion of the Subleased Premises only (in the event of a Partial Full Term Recapture), in each case with respect to the period after the effective date of such termination, except for any obligations of Subtenant which would otherwise survive the termination or expiration of this Sublease; (iii) all fixed rent and other applicable charges shall be prorated to the date of such termination, and appropriately adjusted if there is only a Partial Full Term Recapture; (iv) upon such termination date, Subtenant shall surrender the Subleased Premises (or the applicable portion thereof) to Sublandlord as though such date were the original expiration date of the term of this Sublease; and (v) in the case of a Partial Full Term Recapture, Sublandlord may take all steps necessary to physically separate the portion of the Subleased Premises subject to such Partial Recapture from the balance of the Subleased Premises. In the case of a Partial Limited Recapture, the foregoing shall be applicable except that upon the expiration of the term of the Partial Limited Recapture, Landlord will return the space in question to Subtenant for occupancy under this Sublease, in its then “as is” condition, and the release referred to above shall no longer be in effect.

     11.     If any provision of this Agreement conflicts with any provision of the Sublease, then the provisions of this Agreement shall prevail and the Sublease shall be deemed amended accordingly.

     12.     Any notice or demand which under the terms of this Agreement must or may be given or made by the parties hereto shall be in writing and shall be delivered personally or sent by United States certified mail, postage prepaid, return receipt requested, or by Federal Express or other reputable overnight carrier, addressed to the respective addresses hereinbefore given. Any party may designate by notice in writing a new or other address to which such notice or demand shall thereafter be so given, made or mailed. Any notice given herein by mail, as aforesaid, shall be deemed given upon the earlier of actual receipt or refusal of delivery, as evidenced by the receipt therefor.

     13.     This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. This Agreement shall be construed in accordance with the laws of the District of Columbia.

     14.     The provisions of this Agreement shall be self-operative and no further instrument shall be necessary to effect the aforementioned attornment, recognition and subordination. Nevertheless, in confirmation thereof, Subtenant shall execute and deliver any appropriate documents to confirm such attornment, recognition and subordination upon request of Master Landlord.

     15.     The covenants and agreements herein contained shall be binding upon the parties hereto and their successors in interest, shall inure to the benefit of Master Landlord and its successors in interest, and shall inure to the benefit of Subtenant and its permitted successors in interest as permitted strictly in accordance under the provisions of the Sublease relating to subletting and assigning.

E15-4

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

ATTEST:	Master Landlord

By:

Name:
Title:

ATTEST:	Subtenant

By:

Name:
Title:

ATTEST:	Sublandlord

By:

Name:
Title:

ATTEST:	Master Landlord’s Lender

By:

Name:
Title:

E15-5